FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-286968-06

Dated January 16, 2026	BBCMS 2026-5C40

Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2026-5C40
$834,380,978 (Approximate Mortgage Pool Balance)

$757,200,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2026-5C40

Barclays Capital Real Estate Inc.

Argentic Real Estate Finance 2 LLC

German American Capital Corporation

KeyBank National Association

Goldman Sachs Mortgage Company

UBS AG New York Branch

LMF Commercial, LLC

Citi Real Estate Funding Inc.

Societe Generale Financial Corporation

Natixis Real Estate Capital LLC

Mortgage Loan Sellers

Barclays	Citigroup	Deutsche Bank Securities
Goldman Sachs & Co. LLC	KeyBanc Capital Markets	Société Générale
UBS Securities LLC
Co-Lead Managers and Joint Bookrunners
Bancroft Capital, LLC Co-Manager	Drexel Hamilton Co-Manager	Natixis Co-Manager
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated January 16, 2026	BBCMS 2026-5C40

This material is for your information, and none of Barclays Capital Inc., Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc., UBS Securities LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, Goldman Sachs & Co. LLC, Natixis Securities Americas LLC, Drexel Hamilton, LLC and Bancroft Capital, LLC (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-286968-06) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2026-5C40 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
2

Structural and Collateral Term Sheet	BBCMS 2026-5C40
Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (S&P/ Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Credit Support(3)	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
A-1	AAA(sf)/AAAsf/AAA(sf)	$6,215,000	$6,034,000	$181,000	30.000%	2.56	3/26-9/30	41.7%	18.7%
A-2	AAA(sf)/AAAsf/AAA(sf)	(7)	(7)	(7)	30.000%	(7)	(7)	41.7%	18.7%
A-3	AAA(sf)/AAAsf/AAA(sf)	(7)	(7)	(7)	30.000%	(7)	(7)	41.7%	18.7%
X-A(8)	AAA(sf)/AAAsf/AAA(sf)	$584,066,000	$567,069,000	$16,997,000	N/A	N/A	N/A	N/A	N/A
A-S	AA-(sf)/AAAsf/AAA(sf)	$108,470,000	$105,313,000	$3,157,000	17.000%	4.93	1/31-1/31	49.5%	15.8%
B	NR/AA-sf/AA-(sf)	$36,504,000	$35,441,000	$1,063,000	12.625%	4.93	1/31-1/31	52.1%	15.0%
C	NR/A-sf/A-(sf)	$28,160,000	$27,340,000	$820,000	9.250%	4.93	1/31-1/31	54.1%	14.4%

Privately Offered Certificates(9)

Class	Expected Ratings (S&P/ Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Credit Support(3)	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
X-B(10)	NR/A-sf/AAA(sf)	$173,134,000	$168,094,000	$5,040,000	N/A	N/A	N/A	N/A	N/A
X-D(11)	NR/BBB-sf/BBB-(sf)	$20,860,000	$20,252,000	$608,000	N/A	N/A	N/A	N/A	N/A
X-E(12)	NR/BB-sf/BB(sf)	$15,644,000	$15,188,000	$456,000	N/A	N/A	N/A	N/A	N/A
D	NR/BBB-sf/BBB-(sf)	$20,860,000	$20,252,000	$608,000	6.750%	4.93	1/31-1/31	55.6%	14.0%
E	NR/BB-sf/BB(sf)	$15,644,000	$15,188,000	$456,000	4.875%	4.93	1/31-1/31	56.7%	13.8%
F-RR	NR/B-sf/B+(sf)	$8,344,000	$8,101,000	$243,000	3.875%	4.93	1/31-1/31	57.3%	13.6%
G-RR	NR/NR/NR	$32,332,977	$31,392,000	$940,977	0.000%	4.94	1/31-2/31	59.6%	13.1%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the ABS interests (as such term is defined in Regulation RR) issued by the issuing entity. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-E Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any Class of the Class X-A, Class X-B, Class X-D and Class X-E Certificates, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(2)	On the Closing Date, Argentic Real Estate Finance 2 LLC (a sponsor and an affiliate of the special servicer) will act as “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules) and cause a majority-owned affiliate to purchase from the underwriters and the initial purchasers the certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, as set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount”, as further described in “Credit Risk Retention” in the Preliminary Prospectus. The initial retained amount of each class of certificates is subject to change based on the final pricing of all certificates and is expected to be approximately 2.91% of the certificate balance or notional amount or percentage interest, as applicable, of each class of certificates (other than the Class R Certificates) as of the Closing Date.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 Certificates, are represented in the aggregate.
(4)	Assumes 0% CPR / 0% CDR and a February 12, 2026 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated January [__], 2026 (the “Preliminary Prospectus”).
(5)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2 and Class A-3 Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(6)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2 and Class A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(7)	The exact initial certificate balances of the Class A-2 and Class A-3 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, expected weighted average lives and expected principal windows of the Class A-2 and Class A-3 Certificates are
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
3

Structural and Collateral Term Sheet	BBCMS 2026-5C40
Indicative Capital Structure

expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 Certificates is expected to be approximately $577,851,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Approximate Initial Available Certificate Balance	Expected Range of Approximate Initial Retained Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-2	$0 - $200,000,000	$0 - $194,180,000	$0 - $5,820,000	N/A – 4.79	N/A / 9/30-12/30
Class A-3	$377,851,000 – $577,851,000	$366,855,000 - $561,035,000	$10,996,000 – $16,816,000	4.91 – 4.87	12/30-1/31 / 9/30-1/31
(8)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate of the Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates outstanding from time to time.
(9)	The Classes of Certificates set forth under “Privately Offered Certificates” are not being offered by the Preliminary Prospectus or this Term Sheet. The Class R Certificates are not shown above.
(10)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate of the Certificate Balances of the Class A-S, Class B and Class C Certificates outstanding from time to time.
(11)	The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time.
(12)	The Notional Amount of the Class X-E Certificates will be equal to the Certificate Balance of the Class E Certificates outstanding from time to time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

Structural and Collateral Term Sheet	BBCMS 2026-5C40
Summary of Transaction Terms
Securities Offered:	$757,200,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc., UBS Securities LLC, Citigroup Global Markets Inc. SG Americas Securities, LLC and Goldman Sachs & Co. LLC.
Co-Managers:	Drexel Hamilton, LLC, Bancroft Capital, LLC and Natixis Securities Americas LLC.
Mortgage Loan Sellers:	Barclays Capital Real Estate Inc. (“Barclays”) (25.7%), Argentic Real Estate Finance 2 LLC (“AREF2”) (25.2%), German American Capital Corporation (“GACC”) (23.5%), KeyBank National Association (“KeyBank”) (6.5%), Goldman Sachs Mortgage Company (“GSMC”) (5.4%), UBS AG New York Branch (“UBS AG”), (4.4%), LMF Commercial, LLC (“LMF”) (4.0%), Citi Real Estate Funding Inc. (“CREFI”) (3.0%), Societe Generale Financial Corporation (“SGFC”) (1.7%) and Natixis Real Estate Capital LLC (“NREC”) (0.6%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.
Special Servicer:	Argentic Services Company LP.
Directing Certificateholder:	Argentic Securities Income USA 2 LLC.
Trustee:	Computershare Trust Company, National Association.
Certificate Administrator:	Computershare Trust Company, National Association.
Operating Advisor:	Pentalpha Surveillance LLC.
Asset Representations Reviewer:	Pentalpha Surveillance LLC.
Rating Agencies:	Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and S&P Global Ratings, acting through Standard & Poor's Financial Services LLC (“S&P”).
U.S. Credit Risk Retention:

For a discussion on the manner in which AREF2, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements for the Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

Argentic Real Estate Finance 2 LLC, the retaining sponsor, intends to cause Argentic Securities Holdings 2 Cayman Limited, a majority-owned affiliate, to retain (i) an “eligible horizontal residual interest”, in the form of certificates which will be comprised of the Class F-RR and Class G-RR certificates (other than the portion that comprises the VRR Interest) representing approximately 2.1496% of the fair value, as of the Closing Date, of all of the ABS interests issued, and (ii) an “eligible vertical interest”, in the form of certificates representing approximately 2.91% of the certificate balance, notional amount or percentage interest of each class of Certificates (other than the Class R certificates) in a manner that satisfies the U.S. credit risk retention requirements. Under the U.S. credit risk retention rules, Argentic Real Estate Finance 2 LLC or the applicable majority-owned affiliate will be permitted to transfer the horizontal risk retention certificates to a subsequent third-party purchaser. For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about February 12, 2026.
Cut-off Date:	With respect to each mortgage loan, the related due date in February 2026, or in the case of any mortgage loan that has its first due date after February 2026, the date that would have been its due date in February 2026 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in March 2026.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in March 2026.
Assumed Final Distribution Date:	The Distribution Date in February 2031 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in February 2059.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class X-A, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-B, Class X-D, Class X-E, Class D, Class E, Class F-RR, Class G-RR and Class R Certificates (the “Privately Offered Certificates” and together with the Publicly Offered Certificates, the “Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

Structural and Collateral Term Sheet	BBCMS 2026-5C40
Summary of Transaction Terms
loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg, L.P., Trepp, LLC, BlackRock Financial Management, Inc., Interactive Data Corp., CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealInsight, LSEG, DealX, KBRA Analytics, LLC, CRED iQ and Recursion Co.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Collateral Term Sheet	BBCMS 2026-5C40
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans(1)	Number of Mortgaged Properties(1)	Roll-up Aggregate Cut-off Date Balance	% of IPB
Barclays	10	12	$214,826,176	25.7%
AREF2	12	12	$210,009,096	25.2%
GACC	11	23	$196,398,011	23.5%
KeyBank	4	5	$54,026,458	6.5%
GSMC	2	2	$45,000,000	5.4%
UBS AG	2	2	$36,500,000	4.4%
LMF	5	5	$33,325,000	4.0%
CREFI	1	1	$25,000,000	3.0%
SGFC	1	1	$13,996,237	1.7%
NREC	1	1	$5,300,000	0.6%
Total:	44	59	$834,380,978	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$834,380,978
Number of Mortgage Loans:	44
Number of Mortgaged Properties:	59
Average Cut-off Date Balance per Mortgage Loan:	$18,963,204
Weighted Average Current Mortgage Rate:	6.39483%
10 Largest Mortgage Loans as % of IPB:	49.8%
Weighted Average Remaining Term to Maturity:	59 months
Weighted Average Seasoning:	1 month
Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	1.96x
Weighted Average UW NOI Debt Yield(2):	13.1%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(4):	59.6%
Weighted Average Maturity Date LTV(2)(4):	59.1%
Other Statistics
% of Mortgage Loans with Additional Debt:	19.1%
% of Mortgage Loans with Single Tenants(5):	6.9%
% of Mortgage Loans secured by Multiple Properties:	11.1%
Amortization
Weighted Average Original Amortization Term(6):	360 months
Weighted Average Remaining Amortization Term(6):	359 months
% of Mortgage Loans with Interest-Only:	79.7%
% of Mortgage Loans with Amortizing Balloon:	16.9%
% of Mortgage Loans with Interest-Only followed by Amortizing Balloon:	3.3%
Lockboxes(7)
% of Mortgage Loans with Hard Lockboxes:	51.8%
% of Mortgage Loans with Springing Lockboxes:	31.9%
% of Mortgage Loans with Soft Lockboxes:	14.7%
% of Mortgage Loans with Soft (Residential); Hard (Commercial) Lockboxes:	1.6%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	74.9%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	52.8%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	74.6%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	46.5%
(1)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties does not equal the aggregate due to certain loans being contributed by multiple loan sellers. There are four loans with multiple loan sellers being contributed to the pool comprised of four mortgaged properties, added to the count of each applicable mortgage loan seller.
(2)	In the case of Loan Nos. 1, 4, 5, 7, 10, 15 and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2 and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 4, 10, 25, 27 and 31, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details. In the case of Loan No. 18, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value that assumes approval of an applied-for 421-a tax abatement. Refer to “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus for additional details.
(5)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.
(6)	Excludes mortgage loans that are interest-only for the entire term. Additionally, Loan No. 5 is excluded from such calculation as it is subject to a fixed amortization schedule. Monthly debt service payments are equal to the sum of (i) the interest accrued on the outstanding principal balance accrued at the interest rate during the interest period immediately preceding such monthly payment date plus (ii) a principal pay-down of $83,333.33. Based on the principal pay-down, the outstanding principal balance of the related whole loan will be reduced by $999,999.96 on an annual basis resulting in an original amortization term of 3,720 months.
(7)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, mixed use, other and industrial properties.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Structural and Collateral Term Sheet	BBCMS 2026-5C40
Collateral Characteristics
Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller(s)	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Units / Spaces / Pads	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)
1	CityCenter (Aria & Vdara)	Las Vegas, NV	GSMC, CREFI, GACC	1	$75,000,000	9.0%	5,349	Hospitality	4.46x	24.8%	36.2%	36.2%
2	Willow Glen	Willow Springs, IL	Barclays	1	$58,000,000	7.0%	224	Multifamily	1.45x	9.3%	61.8%	61.8%
3	300 Four Falls	Conshohocken, PA	Barclays, AREF2	1	$57,962,024	6.9%	298,564	Office	1.64x	14.5%	65.6%	62.1%
4	ActivSpace Portfolio	Various, Various	GACC	10	$50,000,000	6.0%	249,601	Self Storage	2.02x	11.8%	59.8%	59.8%
5	535 & 545 5th Avenue	New York, NY	GACC, SGFC	1	$39,989,247	4.8%	507,207	Mixed Use	1.30x	9.7%	63.2%	62.2%
6	Embassy Suites San Luis Obispo	San Luis Obispo, CA	UBS AG	1	$30,500,000	3.7%	195	Hospitality	1.64x	13.8%	62.5%	62.5%
7	Northshore Mall	Peabody, MA	GACC	1	$28,000,000	3.4%	1,137,515	Retail	2.30x	15.6%	59.5%	59.5%
8	Northwest Marketplace	Houston, TX	Barclays	1	$26,000,000	3.1%	182,866	Retail	2.09x	11.4%	64.0%	64.0%
9	Residence Inn Camarillo	Camarillo, CA	AREF2	1	$25,350,000	3.0%	128	Hospitality	2.06x	16.1%	63.4%	63.4%
10	9911 Belward	Rockville, MD	GACC, Barclays	1	$24,740,000	3.0%	289,912	Office	3.41x	17.3%	40.6%	40.6%

	Top 3 Total/Weighted Average			3	$190,962,024	22.9%			2.69x	17.0%	52.9%	51.8%
	Top 5 Total/Weighted Average			14	$280,951,271	33.7%			2.37x	15.0%	55.6%	54.7%
	Top 10 Total/Weighted Average			19	$415,541,271	49.8%			2.34x	14.9%	56.5%	55.9%
	Non-Top 10 Total/Weighted Average			40	$418,839,706	50.2%			1.59x	11.4%	62.7%	62.3%
(1)	In the case of Loan Nos. 1, 4, 5, 7 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(2)	In the case of Loan Nos. 4 and 10, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Structural and Collateral Term Sheet	BBCMS 2026-5C40
Collateral Characteristics
Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller(s)	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	CityCenter (Aria & Vdara)	GSMC, CREFI, GACC	$75,000,000	$2,547,800,000	BX 2025-ARIA	Trimont	Trimont	BX 2025-ARIA Future Securitization(s) BMO 2025-5C13	$1,947,800,000 $485,000,000 $40,000,000
4	ActivSpace Portfolio	GACC	$50,000,000	$71,000,000	BBCMS 2026-5C40	Midland	Argentic	Future Securitization(s)	$21,000,000
5	535 & 545 5th Avenue	GACC, SGFC	$39,989,247	$309,916,667	(1)	(1)	(1)	Future Securitization(s)	$270,000,000
7	Northshore Mall	GACC	$28,000,000	$175,000,000	(1)	(1)	(1)	Future Securitization(s)	$147,000,000
10	9911 Belward	GACC, Barclays	$24,740,000	$128,740,000	Benchmark 2025-V18	Trimont	Torchlight	Benchmark 2025-V18 Benchmark 2025-V19	$80,000,000 $24,000,000
15	Amazon LAX	GSMC	$20,000,000	$116,266,961	Benchmark 2025-V19	Midland	Midland	Benchmark 2025-V19 Future Securitization(s)	$58,500,000 $37,766,961
18	The MC	KeyBank	$19,000,000	$90,000,000	MSBAM 2025-5C2	Trimont	LNR	MSBAM 2025-5C2	$71,000,000
(1)	In the case of Loan Nos. 5 and 7, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the BBCMS 2026-5C40 pooling and servicing agreement. Upon the securitization of the related controlling pari passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future transaction, which servicing agreement will become the controlling pooling/trust and servicing agreement. The initial controlling noteholder is one of the originators of the related whole loan or an affiliate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Structural and Collateral Term Sheet	BBCMS 2026-5C40
Collateral Characteristics
Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
1	CityCenter (Aria & Vdara)	75,000,000.00	$2,472,800,000	$902,200,000	$3,450,000,000	4.46x	3.28x	36.2%	49.1%	24.8%	18.3%
2	Willow Glen	58,000,000.00	NAP	$8,000,000	$66,000,000	1.45	1.13x	61.8%	70.4%	9.3%	8.2%
8	Northwest Marketplace	26,000,000.00	NAP	$5,000,000	$31,000,000	2.09	1.40x	64.0%	76.3%	11.4%	9.6%
(1)	In the case of Loan No. 1, subordinate debt represents related Subordinate Companion Loan. In the case of Loan Nos. 2 and 8, subordinate debt represents a related mezzanine loan.
(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable) but exclude any related Subordinate Companion Loan(s) and/or mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Structural and Collateral Term Sheet	BBCMS 2026-5C40
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Hospitality	Full Service	2	$105,500,000	12.6%	3.64x	21.6%	43.8%	43.8%
	Limited Service	3	$30,000,000	3.6%	1.98x	15.9%	66.2%	66.2%
	Extended Stay	1	$25,350,000	3.0%	2.06x	16.1%	63.4%	63.4%
	Full Service / Extended Stay	2	$20,991,620	2.5%	1.50x	16.0%	67.7%	65.1%
	Select Service	1	$8,750,000	1.0%	1.64x	14.7%	68.4%	68.4%
	Subtotal:	8	$190,591,620	22.8%	2.84x	19.0%	53.7%	53.4%
Multifamily	Garden	9	$143,675,000	17.2%	1.44x	9.7%	64.4%	63.9%
	Mid Rise	3	$26,550,000	3.2%	1.46x	9.1%	66.7%	66.7%
	Low Rise	3	$10,830,322	1.3%	1.26x	8.4%	68.2%	68.2%
	Student Housing	1	$7,350,000	0.9%	1.65x	11.1%	64.4%	64.4%
	Subtotal:	16	$188,405,322	22.6%	1.44x	9.6%	64.9%	64.6%
Office	Suburban	3	$72,381,482	8.7%	1.71x	14.8%	62.7%	59.6%
	Lab / R&D	1	$24,740,000	3.0%	3.41x	17.3%	40.6%	40.6%
	Medical	1	$22,150,000	2.7%	1.68x	11.2%	54.7%	54.7%
	Subtotal:	5	$119,271,482	14.3%	2.06x	14.7%	56.6%	54.8%
Mixed Use	Multifamily / Retail	5	$51,176,678	6.1%	1.27x	8.2%	58.6%	58.6%
	Retail / Office	1	$39,989,247	4.8%	1.30x	9.7%	63.2%	62.2%
	Office / Industrial	1	$23,150,000	2.8%	1.83x	12.7%	61.4%	61.4%
	Subtotal:	7	$114,315,926	13.7%	1.39x	9.7%	60.8%	60.4%
Retail	Anchored	4	$64,881,628	7.8%	1.88x	12.3%	64.9%	64.2%
	Super Regional Mall	1	$28,000,000	3.4%	2.30x	15.6%	59.5%	59.5%
	Subtotal:	5	$92,881,628	11.1%	2.01x	13.3%	63.3%	62.8%
Industrial	Warehouse / Distribution	2	$25,040,000	3.0%	1.88x	11.3%	57.1%	57.1%
	Flex	1	$23,400,000	2.8%	1.71x	11.4%	64.6%	64.6%
	Manufacturing	1	$7,575,000	0.9%	1.56x	11.2%	69.5%	69.5%
	Subtotal:	4	$56,015,000	6.7%	1.76x	11.3%	61.9%	61.9%
Self Storage	Self Storage	10	$50,000,000	6.0%	2.02x	11.8%	59.8%	59.8%
	Subtotal:	10	$50,000,000	6.0%	2.02x	11.8%	59.8%	59.8%
Manufactured Housing	Manufactured Housing	3	$22,900,000	2.7%	1.44x	9.6%	54.5%	54.5%
	Subtotal:	3	$22,900,000	2.7%	1.44x	9.6%	54.5%	54.5%
Total / Weighted Average:		59	$834,380,978	100.0%	1.96x	13.1%	59.6%	59.1%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 4, 5, 7, 10, 15 and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2 and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 4, 10, 25, 27 and 31, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details. In the case of Loan No. 18, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value that assumes approval of an applied-for 421-a tax abatement. Refer to “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Structural and Collateral Term Sheet	BBCMS 2026-5C40
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
California	10	$190,927,909	22.9%	1.80x	12.6%	60.6%	60.5%
New York	11	$121,527,876	14.6%	1.34x	9.6%	61.9%	61.2%
Nevada	1	$75,000,000	9.0%	4.46x	24.8%	36.2%	36.2%
Illinois	4	$74,050,000	8.9%	1.58x	10.3%	61.0%	61.0%
Pennsylvania	2	$68,962,024	8.3%	1.71x	14.9%	65.3%	62.3%
Texas	2	$30,275,000	3.6%	1.98x	11.0%	64.4%	64.4%
Kentucky	3	$30,000,000	3.6%	1.39x	9.8%	67.8%	67.8%
Massachusetts	1	$28,000,000	3.4%	2.30x	15.6%	59.5%	59.5%
Maryland	1	$24,740,000	3.0%	3.41x	17.3%	40.6%	40.6%
Ohio	2	$20,991,620	2.5%	1.50x	16.0%	67.7%	65.1%
Indiana	1	$19,450,000	2.3%	1.53x	9.5%	72.4%	72.4%
Washington	5	$19,345,070	2.3%	2.02x	11.8%	59.8%	59.8%
North Carolina	3	$15,240,000	1.8%	1.60x	11.3%	57.5%	57.5%
Wyoming	1	$14,000,000	1.7%	1.45x	11.1%	53.0%	51.1%
Connecticut	1	$14,000,000	1.7%	1.59x	9.5%	66.0%	66.0%
Michigan	1	$13,950,000	1.7%	1.29x	9.9%	69.4%	67.0%
Colorado	1	$12,700,000	1.5%	1.47x	9.6%	57.0%	57.0%
Oregon	3	$11,746,479	1.4%	2.02x	11.8%	59.8%	59.8%
Georgia	1	$10,500,000	1.3%	1.83x	15.0%	66.5%	66.5%
Alabama	1	$8,750,000	1.0%	1.64x	14.7%	68.4%	68.4%
Florida	1	$8,500,000	1.0%	2.02x	15.6%	69.1%	69.1%
Arkansas	1	$7,575,000	0.9%	1.56x	11.2%	69.5%	69.5%
West Virginia	1	$7,350,000	0.9%	1.65x	11.1%	64.4%	64.4%
New Jersey	1	$6,800,000	0.8%	1.36x	8.6%	67.2%	67.2%
Total / Weighted Average:	59	$834,380,978	100.0%	1.96x	13.1%	59.6%	59.1%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 4, 5, 7, 10, 15 and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2 and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 4, 10, 25, 27 and 31, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details. In the case of Loan No. 18, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value that assumes approval of an applied-for 421-a tax abatement. Refer to “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus for additional details.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Structural and Collateral Term Sheet	BBCMS 2026-5C40
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
$4,000,000	-	$9,999,999	14	91,509,458	11.0%	6.66460%	58	1.68x	12.3%	63.3%	63.1%
$10,000,000	-	$14,999,999	10	124,631,628	14.9%	6.53941%	59	1.55x	11.5%	62.5%	61.6%
$15,000,000	-	$19,999,999	5	93,007,000	11.1%	6.18603%	58	1.41x	9.1%	65.2%	65.2%
$20,000,000	-	$29,999,999	9	213,781,620	25.6%	6.22556%	58	2.07x	13.7%	58.9%	58.6%
$30,000,000	-	$39,999,999	2	70,489,247	8.4%	7.11755%	59	1.45x	11.5%	62.9%	62.3%
$40,000,000	-	$54,999,999	1	50,000,000	6.0%	5.73800%	59	2.02x	11.8%	59.8%	59.8%
$55,000,000	-	$75,000,000	3	190,962,024	22.9%	6.36762%	59	2.69x	17.0%	52.9%	51.8%
Total / Weighted Average:			44	$834,380,978	100.0%	6.39483%	59	1.96x	13.1%	59.6%	59.1%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
5.00000	-	5.99900	8	179,290,000	21.5%	5.57876%	58	2.07x	11.8%	59.9%	59.9%
6.00000	-	6.49900	14	306,107,000	36.7%	6.21891%	59	2.28x	14.0%	54.4%	54.2%
6.50000	-	6.99900	16	227,253,110	27.2%	6.74216%	58	1.66x	13.0%	63.8%	62.6%
7.00000	-	7.49900	4	91,989,247	11.0%	7.13637%	59	1.57x	12.5%	63.4%	63.0%
7.50000	-	7.99900	1	8,750,000	1.0%	7.86000%	58	1.64x	14.7%	68.4%	68.4%
8.00000	-	8.31000	1	20,991,620	2.5%	8.31000%	59	1.50x	16.0%	67.7%	65.1%
Total / Weighted Average:			44	$834,380,978	100.0%	6.39483%	59	1.96x	13.1%	59.6%	59.1%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
60	44	$834,380,978	100.0%	6.39483%	59	1.96x	13.1%	59.6%	59.1%
Total / Weighted Average:	44	$834,380,978	100.0%	6.39483%	59	1.96x	13.1%	59.6%	59.1%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
56	-	58	15	$264,421,628	31.7%	6.16086%	58	2.57x	15.4%	52.8%	52.6%
59	-	60	29	$569,959,349	68.3%	6.50338%	59	1.68x	12.1%	62.8%	62.1%
Total / Weighted Average:			44	$834,380,978	100.0%	6.39483%	59	1.96x	13.1%	59.6%	59.1%
(1)	In the case of Loan Nos. 1, 4, 5, 7, 10, 15 and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2 and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 4, 10, 25, 27 and 31, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details. In the case of Loan No. 18, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value that assumes approval of an applied-for 421-a tax abatement. Refer to “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Structural and Collateral Term Sheet	BBCMS 2026-5C40
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	37	$665,337,000	79.7%	6.25258%	58	2.07x	13.1%	58.7%	58.7%
360	6	$129,054,730	15.5%	6.92209%	59	1.60x	14.2%	63.3%	60.3%
Fixed Amortization Schedule	1	$39,989,247	4.8%	7.06000%	59	1.30x	9.7%	63.2%	62.2%
Total / Weighted Average:	44	$834,380,978	100.0%	6.39483%	59	1.96x	13.1%	59.6%	59.1%

Remaining Amortization Term in Months

				Weighted Average
Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	37	$665,337,000	79.7%	6.25258%	58	2.07x	13.1%	58.7%	58.7%
358 - 360	6	$129,054,730	15.5%	6.92209%	59	1.60x	14.2%	63.3%	60.3%
Fixed Amortization Schedule	1	$39,989,247	4.8%	7.06000%	59	1.30x	9.7%	63.2%	62.2%
Total / Weighted Average:	44	$834,380,978	100.0%	6.39483%	59	1.96x	13.1%	59.6%	59.1%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	37	$665,337,000	79.7%	6.25258%	58	2.07x	13.1%	58.7%	58.7%
Amortizing Balloon	5	$141,093,978	16.9%	7.11783%	59	1.56x	13.7%	63.7%	61.1%
Interest Only, Amortizing Balloon	2	$27,950,000	3.3%	6.13129%	59	1.37x	10.5%	61.2%	59.0%
Total / Weighted Average:	44	$834,380,978	100.0%	6.39483%	59	1.96x	13.1%	59.6%	59.1%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
1.20x	-	1.29x	5	$53,932,000	6.5%	6.42640%	59	1.25x	8.7%	65.6%	65.0%
1.30x	-	1.49x	11	203,739,247	24.4%	6.49243%	59	1.39x	9.4%	61.0%	60.7%
1.50x	-	1.79x	11	231,228,644	27.7%	6.73080%	59	1.62x	12.6%	65.4%	64.3%
1.80x	-	1.99x	8	90,891,086	10.9%	6.48816%	58	1.88x	13.6%	59.2%	58.5%
2.00x	-	2.49x	7	154,850,000	18.6%	6.07489%	59	2.10x	13.8%	61.6%	61.6%
2.50x	-	4.46x	2	99,740,000	12.0%	5.81122%	58	4.20x	22.9%	37.3%	37.3%
Total / Weighted Average:			44	$834,380,978	100.0%	6.39483%	59	1.96x	13.1%	59.6%	59.1%
(1)	In the case of Loan Nos. 1, 4, 5, 7, 10, 15 and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2 and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 4, 10, 25, 27 and 31, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details. In the case of Loan No. 18, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value that assumes approval of an applied-for 421-a tax abatement. Refer to “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Structural and Collateral Term Sheet	BBCMS 2026-5C40
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
36.2%	-	49.9%	3	$108,109,458	13.0%	5.88854%	58	4.03x	22.5%	37.7%	37.5%
50.0%	-	54.9%	6	91,350,000	10.9%	6.09202%	58	1.60x	10.4%	53.6%	53.3%
55.0%	-	59.9%	5	102,450,000	12.3%	6.07831%	59	1.97x	12.4%	59.2%	59.2%
60.0%	-	64.9%	12	281,027,876	33.7%	6.50319%	59	1.67x	11.8%	62.8%	62.4%
65.0%	-	72.4%	18	251,443,644	30.1%	6.73040%	59	1.53x	11.9%	67.9%	66.7%
Total / Weighted Average:			44	$834,380,978	100.0%	6.39483%	59	1.96x	13.1%	59.6%	59.1%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
36.2%	-	49.9%	3	108,109,458	13.0%	5.88854%	58	4.03x	22.5%	37.7%	37.5%
50.0%	-	54.9%	6	91,350,000	10.9%	6.09202%	58	1.60x	10.4%	53.6%	53.3%
55.0%	-	59.9%	6	116,231,628	13.9%	6.16388%	59	1.96x	12.8%	59.7%	59.3%
60.0%	-	64.9%	12	325,208,271	39.0%	6.55171%	59	1.65x	12.1%	63.2%	62.5%
65.0%	-	72.4%	17	193,481,620	23.2%	6.69577%	59	1.50x	11.1%	68.6%	68.1%
Total / Weighted Average:			44	$834,380,978	100.0%	6.39483%	59	1.96x	13.1%	59.6%	59.1%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Defeasance	33	$582,051,730	69.8%	6.40609%	59	1.72x	12.2%	62.5%	61.8%
Yield Maintenance	9	137,340,000	16.5%	6.32601%	58	1.83x	11.7%	59.2%	59.2%
Defeasance or Yield Maintenance	2	114,989,247	13.8%	6.42003%	58	3.36x	19.5%	45.6%	45.2%
Total / Weighted Average:	44	$834,380,978	100.0%	6.39483%	59	1.96x	13.1%	59.6%	59.1%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Refinance	27	$585,914,358	70.2%	6.40154%	58	2.06x	13.6%	57.3%	56.7%
Acquisition	16	$238,266,620	28.6%	6.36613%	59	1.74x	12.3%	65.7%	65.3%
Recapitalization/Acquisition	1	$10,200,000	1.2%	6.68000%	58	1.41x	9.6%	51.3%	51.3%
Total / Weighted Average:	44	$834,380,978	100.0%	6.39483%	59	1.96x	13.1%	59.6%	59.1%
(1)	In the case of Loan Nos. 1, 4, 5, 7, 10, 15 and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2 and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 4, 10, 25, 27 and 31, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details. In the case of Loan No. 18, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value that assumes approval of an applied-for 421-a tax abatement. Refer to “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

Structural and Collateral Term Sheet	BBCMS 2026-5C40
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
3	Barclays, AREF2	300 Four Falls	Conshohocken, PA	Office	$57,962,024	6.9%	MSBAM 2016-C29; BACM 2016-UB10
5	GACC, SGFC	535 & 545 5th Avenue	New York, NY	Mixed Use	$39,989,247	4.8%	MSBAM 2015-C24
6	UBS AG	Embassy Suites San Luis Obispo	San Luis Obispo, CA	Hospitality	$30,500,000	3.7%	UBSCM 2017-C2
9	AREF2	Residence Inn Camarillo	Camarillo, CA	Hospitality	$25,350,000	3.0%	BX 2017-SLCT
10	GACC, Barclays	9911 Belward	Rockville, MD	Office	$24,740,000	3.0%	COMM 2015-LC19
11	AREF2	2000 Corporate Center Drive	Thousand Oaks, CA	Industrial	$23,400,000	2.8%	CSAIL 2015-C4
12	AREF2	1700 South Santa Fe Avenue	Los Angeles, CA	Mixed Use	$23,150,000	2.8%	VMC 2023-PV1
13	AREF2	2730 Wilshire Boulevard	Santa Monica, CA	Office	$22,150,000	2.7%	CSAIL 2016-C6
16	Barclays	Oakdale Square Apartments	Bloomington, IN	Multifamily	$19,450,000	2.3%	MBI 2024-Q25
17	AREF2	Pacific Town Center	Stockton, CA	Retail	$19,100,000	2.3%	MSBAM 2013-C13
22	AREF2	Bella Vista Apartments	Ansonia, CT	Multifamily	$14,000,000	1.7%	FREMF 2023-K157
23	AREF2	Warren Club	Warren, MI	Multifamily	$13,950,000	1.7%	AM2048
24	AREF2	Crossgates Commons	Albany, NY	Retail	$13,781,628	1.7%	BBCMS 2022-C18
26	GACC	Oakwood Estates	Pueblo, CO	Manufactured Housing	$12,700,000	1.5%	WFCM 2018-C45
33	KeyBank	Bear Valley Medical and Business Center	Victorville, CA	Office	$8,369,458	1.0%	COMM 2016-DC2
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

Structural and Collateral Term Sheet	BBCMS 2026-5C40
Structural Overview
■ Assets:	The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-E, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class R Certificates (collectively, the “Certificates”) will be entitled to distributions solely with respect to the mortgage loans.
■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of Available Funds (as defined in the Preliminary Prospectus): first, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-E Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3 Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class D Certificates for the related Distribution Date.

The pass-through rate for the Class X-E Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class E Certificates for the related Distribution Date.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, the payments in respect of principal of the Principal Balance Certificates will be distributed:

first, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, second, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, the payments in respect of principal of the Principal Balance Certificates will be distributed to the Class A-1, Class A-2 and Class A-3

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Structural and Collateral Term Sheet	BBCMS 2026-5C40
Structural Overview

Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A, Class X-B, Class X-D and Class X-E Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2 and Class A-3 Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S, Class B and Class C Certificates, the notional amount of the Class X-D Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D Certificates and the notional amount of the Class X-E Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class E Certificates.

■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2 , Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2 and Class A-3 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2 and Class A-3 Certificates as described above, (3) to the Class X-B Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, Class B and Class C Certificates as described above, (4) to the Class X-D Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class D Certificates as described above, and (5) to the Class X-E Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No yield maintenance charges or prepayment premiums will be distributed to the Class R Certificates.

■ Realized Losses:

On each Distribution Date, the losses on the mortgage loans will be allocated first to the Class G-RR, Class F-RR, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B, Class X-D and Class X-E Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-E Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances and with respect to any Whole Loan with one or more subordinate companion loans, first to the related Subordinate Companion Loan(s) in order of relative subordination until their principal balances have been reduced to zero and then to the related mortgage loan and any

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
18

Structural and Collateral Term Sheet	BBCMS 2026-5C40
Structural Overview
related Pari Passu Companion loans (if any), pro rata, based on their respective principal balances.
■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property, (b) the amount of any escrows and letters of credit and reserves and (c) all insurance and casualty proceeds and condemnation awards that are collateral for the related mortgage loan; over the sum as of the due date in the month of the date of determination of (a) to the extent not previously advanced, unpaid interest at the mortgage rate, (b) all P&I Advances on the mortgage loan and all servicing advances on the related mortgage loan or Serviced Whole Loan not reimbursed from the proceeds and interest on those advances, and (c) all due and unpaid real estate taxes, insurance premiums, ground rents, unpaid special servicing fees and other amounts due and unpaid.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, the Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) beginning with the Class G-RR Certificates for certain purposes, including certain voting rights and the determination of the Controlling Class and the determination of an Operating Advisor Consultation Event. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class G-RR Certificates; second, to the Class F-RR Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Certificates; sixth, to the Class B Certificates; seventh, to the Class A-S Certificates; and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each Serviced Whole Loan, the Appraisal Reduction Amount will be notionally allocated, pro rata, between the related mortgage loan and the related serviced Pari Passu Companion Loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction Amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on any mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction Amount for that mortgage loan and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan, minus the Appraisal Reduction Amount and the denominator of which is the then-outstanding principal
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview
balance of the mortgage loan immediately prior to the related Distribution Date. The Master Servicer will not make any principal or interest advances with respect to any companion loan.
■ Whole Loans:	Each of the mortgaged properties identified above under “Collateral Characteristics—Pari Passu Companion Loan Summary” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Pari Passu Companion Loan Summary” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.
■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts; second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan), if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the risk retention consultation party, in each case, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan, and the holder of a subordinate Companion Loan may have the option to purchase the related whole loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy) for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, the risk retention consultation party, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, master servicer, special servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview

offer is made by an Interested Person, the Trustee will determine (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

The Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender) and taking into account the pari passu or subordinate nature of any Company Loan, so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan, included in the BBCMS 2026-5C40 Trust, and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Class F-RR and Class G-RR.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the Loan-Specific Directing Certificateholder and (ii) with respect to each Mortgage Loan (other than any Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement and (ii) the certificate administrator and the other parties to the Pooling and Servicing Agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Directing Certificateholder.

With respect to any mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” means (1) with respect to the Directing Certificateholder, a mortgage loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which, as of any date of determination, (a) the Directing Certificateholder (except for purposes of determining whether a Servicing Shift Mortgage Loan or Servicing Shift Whole Loan is an Excluded Loan with respect to the related Loan-Specific Directing Certificateholder) is a Borrower Party or (b) the holder of the majority of the Controlling Class is a Borrower Party or (2) with respect to the Risk Retention Consultation Party, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans or Subordinate Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement (or, in the case of Non-Serviced Whole Loans with Subordinate Companion Loans, the holder of the related Subordinate Companion Loan), as applicable.

■ Directing Certificateholder:	Argentic Securities Income USA 2 LLC is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the Excluded Loans and any Servicing Shift Mortgage Loans).
■ Controlling Class:

The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class G-RR Certificates; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class among the Control Eligible Certificates that has an aggregate principal balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.

■ Control Termination Event:

A “Control Termination Event” will occur when the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans; and provided, further, that prior to the applicable Servicing Shift Date, no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a mortgage loan. With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such mortgage loan performed by the applicable servicer responsible therefore pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■ Consultation Termination Event:

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, however, that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans; provided, further, that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■ Risk Retention Consultation Party:	A risk retention consultation party may be appointed by the holder or holders of more than 50% of the VRR Interest by Certificate Balance. The holder of the majority of the VRR Interest will
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview
have a continuing right to appoint, remove or replace a risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. As of the closing date, there will be no Risk Retention Consultation Party.
■ Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur with respect to any mortgage loan or Serviced Whole Loan when the Certificate Balances of the Class F-RR and Class G-RR (excluding the portions comprising the VRR Interest) Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is reduced to 25% or less of the initial Certificate Balances of such classes in the aggregate.
■ Appraised-Out Class:	Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) that has been reduced to less than 25% of its initial Certificate Balance
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holder of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be Pentalpha Surveillance LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

■                 reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

■                reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

■                reviewing for accuracy and consistency with the Pooling and Servicing Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

■               preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

■                to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports; and

■                to consult (on a non-binding basis) with the Special Servicer to the extent it has received a Major Decision Reporting Package with respect to Major Decisions processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates representing a majority of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates whose holders voted on the matter (provided that the holders of the Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the Voting Rights on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of the Rating Agencies has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, a Risk Retention Consultation Party, the Retaining Parties, any subsequent third party purchaser, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates); (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (F) that does not directly or indirectly, through one or more

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
25

Structural and Collateral Term Sheet	BBCMS 2026-5C40
Structural Overview

affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any mortgage loan, any companion loan or securities backed by a companion loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Operating Advisor and Asset Representations Reviewer (to the extent it also acts as the Asset Representations Reviewer). Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 17 C.F.R. 246.2 of the Credit Risk Retention Rules.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the aggregate Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review (as defined in the Preliminary Prospectus) within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the Certificate Administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) such vote has occurred within 150 after the election described in clause (C) above.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer (as defined in the Preliminary Prospectus), and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:	The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

Structural and Collateral Term Sheet	BBCMS 2026-5C40
Structural Overview

Servicer may generally be replaced at any time and without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or the Controlling Class Certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning Special Servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of the related voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event, upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable) of the Principal Balance Certificates requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates on an aggregate basis.

With respect to each Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2026-5C40 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Structural and Collateral Term Sheet	BBCMS 2026-5C40
Structural Overview

servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Structural and Collateral Term Sheet	BBCMS 2026-5C40
Structural Overview
■ Investor Communications:

The Certificate Administrator is required to include on any Form 10-D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2026-5C40

With a copy to: trustadministrationgroup@computershare.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% of payments (other than penalty charges) of principal and interest on the respective mortgage loan for so long as it remains a corrected loan, subject to a maximum of $1,000,000 in the aggregate with respect to any particular corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) equal to $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

Structural and Collateral Term Sheet	BBCMS 2026-5C40
Structural Overview

or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced loan or REO property (except with respect to any non-serviced mortgage loan) as to which the Special Servicer obtains a full or partial recovery of the related asset). The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.0% of the liquidation proceeds (exclusive of default interest) subject to a maximum of $1,000,000; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer if a mortgage loan or Serviced Whole Loan becomes a specially serviced loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the related maturity date as a result of the related mortgage loan or Serviced Whole Loan being refinanced or otherwise repaid in full.

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■               special notices,

■               summaries of any final asset status reports,

■               appraisals in connection with Appraisal Reduction Events (as defined in the Preliminary Prospectus) plus any second appraisals ordered,

■               an “Investor Q&A Forum,”

■               a voluntary investor registry, and

■               SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Collateral Term Sheet	BBCMS 2026-5C40
No. 1 – CityCenter (Aria & Vdara)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Collateral Term Sheet	BBCMS 2026-5C40
No. 1 – CityCenter (Aria & Vdara)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Collateral Term Sheet	BBCMS 2026-5C40
No. 1 – CityCenter (Aria & Vdara)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Collateral Term Sheet	BBCMS 2026-5C40
No. 1 – CityCenter (Aria & Vdara)
Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	CREFI, GSMC, GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$75,000,000	Title(8):	Fee
Cut-off Date Principal Balance(2):	$75,000,000	Property Type – Subtype(8):	Hospitality – Full Service
% of IPB:	9.0%	Net Rentable Area (Rooms)(8):	5,349
Loan Purpose:	Refinance	Location:	Las Vegas, NV
Borrowers:	Ace A PropCo LLC and Ace V PropCo LLC	Year Built / Renovated:	2009 / NAP
Borrower Sponsor:	Blackstone Real Estate Partners IX L.P.	Occupancy/ ADR / RevPAR:	94.2% / $328.90 / $309.68
Interest Rate(3):	6.07880916113333%	Occupancy Date:	9/30/2025
Note Date:	12/9/2025	4th Most Recent NOI (As of):	$579,325,226 (12/31/2022)
Maturity Date:	12/9/2030	3rd Most Recent NOI (As of):	$585,966,283 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$583,734,452 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$635,387,355 (TTM 9/30/2025)
Original Amortization Term:	None	UW Occupancy / ADR / RevPAR:	94.8% / $336.06 / $318.44
Amortization Type:	Interest Only	UW Revenues:	$1,629,791,517
Call Protection(4):	YM0.5(26),DorYM0.5(27),O(7)	UW Expenses:	$997,391,757
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$632,399,759
Additional Debt(2)(5):	Yes	UW NCF:	$607,952,887
Additional Debt Balance(2)(5):	$525,000,000 / $1,947,800,000 / $902,200,000	Appraised Value / Per Room(9):	$7,032,800,000 / $1,314,788
Additional Debt Type(2)(5)(6):	Pari Passu / B Notes	Appraisal Date:	11/25/2025

Escrows and Reserves(7)				Financial Information(2)(10)(11)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / Room:	$476,313	$644,980
Insurance:	$0	Springing	N/A	Maturity Date Loan / Room:	$476,313	$644,980
TI / LC Reserve:	$0	Springing	N/A	Cut-off Date LTV(9):	36.2%	49.1%
FF&E Reserve:	$0	Springing	N/A	Maturity Date LTV(9):	36.2%	49.1%
				UW NCF DSCR:	4.46x	3.28x
				UW NOI Debt Yield:	24.8%	18.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan	$2,547,800,000	73.8%	Loan Payoff	$3,150,000,400	91.3%
Subordinate Loan	902,200,000	26.2	Return of Equity	291,474,251	8.4
			Closing Costs	8,525,349	0.2
Total Sources	$3,450,000,000	100.0%	Total Uses:	$3,450,000,000	100.0%
(1)	The CityCenter (Aria & Vdara) Whole Loan (as defined below) was co-originated on December 9, 2025 by JPMorgan Chase Bank, National Association (“JPMCB”), German American Capital Corporation, Citi Real Estate Funding Inc. and Goldman Sachs Bank USA.
(2)	The CityCenter (Aria & Vdara) Mortgage Loan (as defined below) is part of the CityCenter (Aria & Vdara) Whole Loan, which is comprised of 24 pari passu senior promissory notes and four subordinate B notes, with an aggregate original principal balance and Cut-off Date Balance of $3,450,000,000. The Senior Loan Cut-off Date Loan Per Room, Maturity Date Loan Per Room, Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR (based on a weighted average interest rate of 5.280024422835390% per annum on the CityCenter (Aria & Vdara) Senior Notes (as defined below)) and UW NOI Debt Yield are based on the principal balance of the CityCenter (Aria & Vdara) Senior Notes.
(3)	Interest Rate represents the interest rate of component A-C of the CityCenter (Aria & Vdara) Whole Loan applicable to the CityCenter (Aria & Vdara) Senior Companion Notes (as defined below). The Interest Rate does not represent the interest rate attributable to component A (applicable to the CityCenter (Aria & Vdara) Senior SASB Notes (as defined below)) or component B and component C (applicable to the CityCenter (Aria & Vdara) B Notes (as defined below)).
(4)	Provided no event of default exists, the CityCenter (Aria & Vdara) Whole Loan may be defeased in whole but not in part, after the earlier of (i) two years after the final securitization that holds any note evidencing the CityCenter (Aria & Vdara) Whole Loan and (ii) three years after December 9, 2025, but prior to June 9, 2030 (the “Permitted Par Prepayment Date”). In addition, the CityCenter (Aria & Vdara) Whole Loan is prepayable in whole or in part at any time, provided that any such prepayment made prior to the Permitted Par Prepayment Date must be accompanied by the greater of a yield maintenance premium and 0.5% of the amount prepaid. The defeasance lockout period of 26 payments is based on the anticipated closing date of the BBCMS 2026-5C40 securitization in February 2026. The actual defeasance lockout period may be longer.
(5)	See “Subordinate and Mezzanine Debt” below for further discussion of additional debt information.
(6)	On December 9, 2025, a wholly-owned subsidiary of Realty Income Corporation (the “Investor LP”) and affiliates of the borrower sponsor entered into a perpetual preferred equity agreement whereby the Investor LP contributed $800,000,000 in exchange for a preferred equity interest with a preferred return equal to 7.4% per annum, subject to escalations beginning December 9, 2030. See “Additional Indebtedness—Preferred Equity” in the prospectus.
(7)	See “Escrows and Reserves” below for further discussion of reserve information.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Collateral Term Sheet	BBCMS 2026-5C40
No. 1 – CityCenter (Aria & Vdara)
(8)	The CityCenter (Aria & Vdara) Property (as defined below) is leased to MGM Lessee III, LLC (the “MGM Tenant”), a subsidiary of MGM Resort International (“MGM”), pursuant to a triple net master lease (the “Master Lease”). All property-specific financial information is based on the financial reporting package delivered by MGM. The CityCenter (Aria & Vdara) Whole Loan is not secured by the MGM Tenant’s leasehold interests in the CityCenter (Aria & Vdara) Property and the MGM Tenant is not a borrower under the CityCenter (Aria & Vdara) Whole Loan. The Borrowers (as defined below) are entitled to the master rent payment under the Master Lease, as described under “The Property” below, and the CityCenter (Aria & Vdara) Whole Loan is secured by the Borrowers’ rights under the Master Lease, among other things.
(9)	Appraised Value of $7,032,800,000 represents the appraisal’s concluded “hypothetical – fee simple” value as of November 25, 2025 based on the hypothetical condition that the CityCenter (Aria & Vdara) Property is not subject to the Master Lease. The appraisal’s concluded “as is” value as of November 25, 2025 for CityCenter (Aria & Vdara) Property is $4,450,000,000 which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the CityCenter (Aria & Vdara) Whole Loan of 77.5% and 77.5%, respectively and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the CityCenter (Aria & Vdara) Senior Notes of 57.3% and 57.3%, respectively.
(10)	The CityCenter (Aria & Vdara) Whole Loan was underwritten based on the net cash flow and the net operating income of the CityCenter (Aria & Vdara) Property reflective of the operating results of the MGM Tenant. The CityCenter (Aria & Vdara) Whole Loan (based on the Borrowers’ leased fee interest) is secured by all of the Borrowers’ rights under the Master Lease, not the MGM Tenant’s leasehold interests in the CityCenter (Aria & Vdara) Property. The Borrowers are entitled to receive only the rent payable under the Master Lease, and not the income received by the MGM Tenant.
(11)	The Whole Loan Cut-off Date Loan Per Room, Maturity Date Loan Per Room, UW NCF DSCR (based on a weighted average interest rate of 5.294200% per annum on the CityCenter (Aria & Vdara) Whole Loan) and UW NOI Debt Yield, Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the CityCenter (Aria & Vdara) Whole Loan are based on the principal balance of the CityCenter (Aria & Vdara) Whole Loan. The Senior Loan Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield with respect to the Master Lease rent of approximately $232.7 million are 57.3%, 57.3%, 1.71x and 9.1%, respectively. The Whole Loan Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield with respect to the Master Lease rent of approximately $232.7 million are 77.5%, 77.5%, 1.26x and 6.8%, respectively.

The Loan. The CityCenter (Aria & Vdara) mortgage loan, (the “CityCenter (Aria & Vdara) Mortgage Loan”), is part of the CityCenter (Aria & Vdara) Whole Loan which is secured by the Borrowers’ leased fee interest in the Aria Resort & Casino (the “Aria”) and the Vdara Hotel & Spa (the “Vdara”, and together with the Aria, the “CityCenter (Aria & Vdara) Property”) and a collateral assignment of the Master Lease. The CityCenter (Aria & Vdara) Whole Loan is evidenced by (i) 24 pari passu senior promissory notes with an aggregate Cut-off Date balance of $2.5478 billion consisting of Notes A-1, A-2, A-3 and A-4 with an aggregate Cut-off Date balance of $1.9478 billion (the “CityCenter (Aria & Vdara) Senior SASB Notes”) and Notes A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15, A-16, A-17, A-18, A-19, A-20, A-21, A-22, A-23 and A-24 with an aggregate Cut-off Date balance of $600 million (the “CityCenter (Aria & Vdara) Senior Companion Notes” and, together with the CityCenter (Aria & Vdara) Senior SASB Notes, the “CityCenter (Aria & Vdara) Senior Notes”) and (ii) four subordinate promissory notes, with an aggregate Cut-off Date balance of $902,200,000 (collectively, the “CityCenter (Aria & Vdara) B Notes” and, together with the CityCenter (Aria & Vdara) Senior Notes, the “CityCenter (Aria & Vdara) Whole Loan”). The CityCenter (Aria & Vdara) Mortgage Loan is evidenced by the non-controlling Note A-11, contributed by CREFI, non-controlling Note A-15, contributed by GACC, and non-controlling Note A-22, contributed by GSMC, with an aggregate original principal balance of $75,000,000.

The CityCenter (Aria & Vdara) Whole Loan has a 5-year term and is interest-only for the full term with a maturity date of December 9, 2030. The CityCenter (Aria & Vdara) Senior Notes accrue interest at a fixed rate of 5.280024422835390% per annum on an Actual/360 basis, the CityCenter (Aria & Vdara) Whole Loan accrues interest at a fixed rate of 5.29420% per annum on an Actual/360 basis, and the CityCenter (Aria & Vdara) Senior Companion Notes accrue interest at a fixed rate of 6.07880916113333% per annum on an Actual/360 basis. The CityCenter (Aria & Vdara) Whole Loan was co-originated on December 9, 2025 by JPMorgan Chase Bank, National Association (“JPMCB”), German American Capital Corporation, Citi Real Estate Funding Inc. and Goldman Sachs Bank USA.

The relationship between the holders of the CityCenter (Aria & Vdara) Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The CityCenter (Aria & Vdara) Pari Passu-AB Whole Loan” in the prospectus. The CityCenter (Aria & Vdara) Whole Loan will be serviced under the trust and servicing agreement for the BX 2025-ARIA securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Collateral Term Sheet	BBCMS 2026-5C40
No. 1 – CityCenter (Aria & Vdara)

The table below identifies the promissory notes that comprise the CityCenter (Aria & Vdara) Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$779,120,000	$779,120,000	BX 2025-ARIA	Yes
A-2	$389,560,000	$389,560,000	BX 2025-ARIA	No
A-3	$389,560,000	$389,560,000	BX 2025-ARIA	No
A-4	$389,560,000	$389,560,000	BX 2025-ARIA	No
A-5(1)	$56,000,000	$56,000,000	JPMCB	No
A-6	$40,000,000	$40,000,000	BMO 2025-5C13	No
A-7(1)	$48,000,000	$48,000,000	JPMCB	No
A-8(1)	$48,000,000	$48,000,000	JPMCB	No
A-9(1)	$48,000,000	$48,000,000	JPMCB	No
A-10(1)	$30,000,000	$30,000,000	CREFI	No
A-11	$25,000,000	$25,000,000	BBCMS 2026-5C40	No
A-12(1)	$25,000,000	$25,000,000	CREFI	No
A-13(1)	$20,000,000	$20,000,000	CREFI	No
A-14(1)	$20,000,000	$20,000,000	CREFI	No
A-15	$25,000,000	$25,000,000	BBCMS 2026-5C40	No
A-16(1)	$25,000,000	$25,000,000	GACC	No
A-17(1)	$25,000,000	$25,000,000	GACC	No
A-18(1)	$25,000,000	$25,000,000	GACC	No
A-19(1)	$20,000,000	$20,000,000	GACC	No
A-20(1)	$50,000,000	$50,000,000	GSMC	No
A-21(1)	$30,000,000	$30,000,000	GSMC	No
A-22	$25,000,000	$25,000,000	BBCMS 2026-5C40	No
A-23(1)	$10,000,000	$10,000,000	GSMC	No
A-24(1)	$5,000,000	$5,000,000	GSMC	No
B-1	$360,880,000	$360,880,000	BX 2025-ARIA	No
B-2	$180,440,000	$180,440,000	BX 2025-ARIA	No
B-3	$180,440,000	$180,440,000	BX 2025-ARIA	No
B-4	$180,440,000	$180,440,000	BX 2025-ARIA	No
Whole Loan	$3,450,000,000	$3,450,000,000
(1)	Expected to be contributed to one or more future securitizations.

The Property. The CityCenter (Aria & Vdara) Property is located in CityCenter, a 76-acre, mixed-use development located on South Las Vegas Boulevard (the “Las Vegas Strip”) in Las Vegas, Nevada, and is comprised of 5,349 keys, over 20 food and beverage (“F&B”) outlets, approximately 150,000 square feet of casino space, as well as various other retail, entertainment and amenity offerings including access to Shadow Creek, the golf course designed by renowned architect Tom Fazio.

The Borrowers own the fee interest in the CityCenter (Aria & Vdara) Property and have leased the CityCenter (Aria & Vdara) Property to a subsidiary of MGM Resorts International (“MGM”) pursuant to a triple net master lease (the “Master Lease”). The Borrowers, together with MGM Lessee III, LLC (the “MGM Tenant” or the “OpCo”), are collectively referred to as the “WholeCo”.

In October 2021, MGM consolidated its then ownership of the CityCenter (Aria & Vdara) Property by acquiring a 50% non-controlling interest in the CityCenter (Aria & Vdara) Property from Infinity World for a purchase price of approximately $2.125 billion ($397,271 per key). Concurrently, MGM entered into a sale-leaseback transaction with Blackstone, pursuant to which the Borrowers acquired the fee interest in the CityCenter (Aria & Vdara) Property from MGM for approximately $3.9 billion ($727,239 per key), inclusive of a $763.4 million equity investment from Blackstone, and simultaneously leased the CityCenter (Aria & Vdara) Property to the OpCo pursuant to the Master Lease.

The Master Lease has an initial term of 30 years expiring in 2051, with three, 10-year renewal options and no termination options. The Borrowers are entitled to a current Master Lease rent of approximately $232.7 million per annum (the “Master Rent” or “PropCo EBITDA”), which is structured with 2.0% escalations through 2036. Thereafter, the escalation will be the greater of 2.0% or the consumer price index (“CPI”), capped at 3.0% per annum.

In addition to the cash flow generated by the CityCenter (Aria & Vdara) Property, the Master Lease is structured with a corporate guaranty for all lease obligations from MGM (the “MGM Master Lease Guaranty”), a publicly traded company with a market capitalization of approximately $9.4 billion as of December 2025. The Master Lease and the MGM Master

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Collateral Term Sheet	BBCMS 2026-5C40
No. 1 – CityCenter (Aria & Vdara)

Lease Guaranty have been collaterally assigned to the lenders. Moreover, the MGM Tenant is required to post a reserve in the amount of one year’s then current Master Rent if (i) both the ratio of earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) to Master Rent coverage falls below 1.60x and MGM’s market capitalization declines below $6.0 billion or (ii) both MGM is no longer listed on a major stock exchange and the ratio of EBITDAR to Master Rent declines below a 2.0x coverage.

The Master Lease requires an ongoing capital expenditure (“CapEx”) reserve equal to 1.5% of revenues and a minimum CapEx spend based on a five-year rolling schedule equal to: (a) 4.0% of revenues for years one through five, (b) 2.5% of revenues for years six through ten, (c) 3.0% of revenues for years eleven through twenty and (d) 3.5% of revenues for years twenty-one and thereafter. The estimated CapEx spend during the term of the CityCenter (Aria & Vdara) Whole Loan based on the contractually required spend is approximately $498.8 million ($93,252 per room).

Since 2021, the CityCenter (Aria & Vdara) Property has rapidly recovered from the COVID-19 pandemic, as evidenced by TTM September 2025 occupancy, ADR, RevPAR and EBITDAR increases of approximately 69.3%, 46.5%, 148.1% and 124.0%, respectively. The CityCenter (Aria & Vdara) Property had an overall EBITDAR of approximately $283.6 million as of TTM August 2021 and approximately $635.4 million as of TTM September 2025.

The Aria. Located in the heart of CityCenter on the Las Vegas Strip, the Aria Resort & Casino is a premier, full-service luxury resort and casino spanning approximately 61.4 acres. The property comprises 4,002 guest rooms and suites, including 17 exclusive villas, distributed across a 61-story main tower that offers sweeping views of the Las Vegas Strip and the surrounding cityscape. The Aria is renowned for its award-winning hospitality, having received various travel guide awards. The Aria was designed with sustainability in mind, achieving LEED Gold certification and incorporating energy and water efficiency measures. Entertainment options include the JEWEL Nightclub, a 24,000 square foot venue featuring DJs, as well as the Aria Fine Art Collection. Additional amenities include concierge services, a business center, and direct access to the Las Vegas tram system.

The Aria offers a diverse mix of over 4,000 guest rooms, including 3,436 deluxe rooms, 258 recently renovated tower suites, 291 Sky Suites (as defined below) and 17 villas. Rooms average 638 square feet and feature advanced technology, keyless entry and voice-activated controls in select suites. The “Sky Suites” are a hotel-within-a-hotel, offering amenities for guests, including private check-in, dedicated elevators, access to a private lounge with complimentary food/drinks and the secluded Sky Pool, all in spacious, modern suites with separate living areas and bathrooms. They provide perks like luxury airport transfers, butler service, and priority access to dining. As of TTM September 2025, the Aria maintained an occupancy rate of 94.2%, with an ADR of $346.79 and RevPAR of $326.83.

The casino floor spans approximately 150,000 square feet, featuring a selection of 1,940 slot machines, 145 table games, a high-limit lounge and a race and sports book catering to both casual and experienced players. Gaming revenue accounted for 30.8% of total property revenues as of TTM September 2025, reflecting a shift toward non-gaming demand drivers. Nominal gaming revenue grew approximately 31% at the Aria between 2019 and 2024.

The Aria offers over 500,000 square feet of convention and meeting space, complemented by seven ballrooms, 51 meeting rooms and a dedicated event planning team. Dining options include over 20 F&B outlets, ranging from upscale, well rated and celebrity chef-driven restaurants such as Carbone, CATCH, Jean Georges Steakhouse, Bardot Brasserie, and Blossom, to a variety of casual and quick-serve concepts. Additionally, Gymkhana, an Indian restaurant located in London, opened its first U.S. location at the Aria in December of 2025 and is expected to drive continued growth in the F&B segment. Additional amenities include a 215,000 square foot pool deck with four pools and 12,000 square feet of cabanas, a spa and salon, the Aria Fine Art Collection, and direct access to luxury retail and entertainment venues.

The Vdara. Located adjacent to Aria Resort & Casino within CityCenter, the Vdara Hotel & Spa is a luxury, non-gaming, all-suite hotel distinguished by its modern crescent design. The 57-story tower features 1,495 guest suites and offers a tranquil, smoke-free environment with direct access to the Las Vegas Strip. The Vdara is recognized for its upscale accommodations and LEED Gold-certified design. The Vdara features approximately 16,500 square feet of meeting and event space, including a 3,923 square foot grand ballroom and the flagship Silk Road meeting space which accommodates up to 200 guests and features a private dining room. Amenities include a two-level wellness spa, a rooftop pool with cabanas and daybeds, a state-of-the-art fitness center, and a curated selection of luxury retail outlets. The Vdara offers seamless connectivity to the Aria, Bellagio, and other CityCenter attractions via the express tram.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Collateral Term Sheet	BBCMS 2026-5C40
No. 1 – CityCenter (Aria & Vdara)

The Vdara’s 1,495 suites include deluxe, premium, luxury and premier options, with average room sizes of 660 square feet. Suites feature open floor plans, horizontal windows with expansive city and mountain views, and fully equipped gourmet kitchens with designer appliances. The Vdara is part of a condominium, which also includes 148 residential condominium units, of which approximately 32 participate in a rental program pursuant to which they are available for rental as hotel rooms. As of TTM September 2025, the Vdara reported an occupancy rate of 93.9%, ADR of $276.95, and RevPAR of $260.06, reflecting strong demand for upscale, non-gaming accommodations on the Las Vegas Strip.

The Vdara offers a selection of premium dining options, including Elements, Maceoo Paris, Terrene, and Radiance, as well as in-suite dining and access to the Aria’s extensive restaurant portfolio. The Vdara Spa & Salon spans two floors and features 11 treatment rooms, sauna, steam rooms, hot plunges, and heated chaise lounges. The rooftop pool deck offers panoramic views and private cabanas. The Vdara also has a state-of-the-art fitness center and luxury retail outlets. The Silk Road meeting space at the Vdara is seamlessly connected to the Aria and Bellagio via the CityCenter tram, offering guests convenient access to world-class dining, entertainment, and retail.

Appraisal. According to the appraisal, the CityCenter (Aria & Vdara) Property had a “hypothetical – fee simple” appraised value of $7,032,800,000 as of November 25, 2025, based on the hypothetical condition that the CityCenter (Aria & Vdara) Property is not subject to the Master Lease and an “as is – leased fee” appraised value of $4,450,000,000 as of November 25, 2025. The table below shows the appraisal’s “hypothetical – fee simple” and “leased fee” conclusions:

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate	Appraisal Approach
The Aria	$6,375,000,000(2)	8.50%	Income Capitalization Approach
The Vdara	$657,800,000(2)	7.43%	Income Capitalization Approach
Leased Fee	$4,450,000,000	5.25%	Income Capitalization Approach
(1)	Source: Appraisal.
(2)	Represents the WholeCo Appraised Value. The CityCenter (Aria & Vdara) Whole Loan is not secured by the MGM Tenant’s leasehold interests in the CityCenter (Aria & Vdara) Property but is secured by the Borrowers’ rights under the Master Lease.

Environmental. According to the Phase I environmental reports dated December 3, 2025 there are no recognized environmental conditions at the CityCenter (Aria & Vdara) Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Collateral Term Sheet	BBCMS 2026-5C40
No. 1 – CityCenter (Aria & Vdara)

The following table presents certain information relating to the WholeCo look-through historical operating performance and underwritten net cash flow at the CityCenter (Aria & Vdara) Property. The Borrowers are entitled to receive only the rent under the Master Lease and not the underlying WholeCo look-through income.

Operating Performance and Underwritten Net Cash Flow(1)
	2022	2023	2024	TTM 9/30/2025	U/W(2)	Per Room(3)	%(4)
Occupancy	89.0%	93.4%	95.2%	94.2%	94.8%
ADR(3)	$300.03	$335.10	$340.58	$328.90	$336.06
RevPAR	$267.00	$312.90	$324.22	$309.68	$318.44

Rooms Revenue	$521,516,805	$613,499,702	$637,872,265	$606,971,605	$621,725,603	$116,232	38.1%
Casino Revenue	398,416,803	379,429,580	363,767,670	445,674,245	428,910,321	80,185	26.3
Food & Beverage Revenue	408,775,407	445,587,845	468,136,267	443,366,197	465,422,092	87,011	28.6
Other Departmental Revenue(5)	115,087,855	115,820,055	111,693,386	115,354,233	113,733,501	21,263	7.0
Total Revenue	$1,443,796,870	$1,554,337,182	$1,581,469,587	$1,611,366,280	$1,629,791,517	$304,691	100.0%

Rooms Expense(6)	151,452,587	169,988,158	185,046,225	183,986,680	188,651,419	35,269	30.3
Casino Expense(6)	172,516,951	198,058,944	198,607,896	198,748,960	197,812,779	36,981	46.1
Food & Beverage Expense(6)	280,374,257	330,729,810	341,847,365	328,631,653	345,361,697	64,566	74.2
Other Departmental Expense(5)(6)	42,444,516	45,389,779	45,077,711	46,914,540	46,305,073	8,657	40.7
Total Departmental Expenses	$646,788,311	$744,166,692	$770,579,198	$758,281,833	$778,130,967	$145,472	47.7%

Gross Operating Income	$797,008,559	$810,170,490	$810,890,390	$853,084,447	$851,660,549	$159,219	52.3%

Administrative and General	63,269,875	70,348,977	68,335,109	64,439,497	65,217,842	12,193	4.0
Sales and Marketing	32,315,100	24,130,762	24,723,051	18,560,141	18,779,491	3,511	1.2
Property Operation and Maintenance	22,382,967	23,366,146	25,675,346	25,004,506	25,269,661	4,724	1.6
Total Undistributed Expenses	$117,967,943	$117,845,886	$118,733,506	$108,004,144	$109,266,994	$20,428	6.7%

Gross Operating Profit	$679,040,616	$692,324,605	$692,156,884	$745,080,303	$742,393,555	$138,791	45.6%

Total Management Fees	$64,857,314	$69,873,004	$71,104,350	$72,397,889	$72,698,736	$13,591	4.5%

Real Estate Taxes	19,280,539	20,595,325	21,694,635	22,156,930	22,156,930	4,142	1.4
Insurance	15,577,537	15,889,993	15,623,447	15,138,129	15,138,129	2,830	0.9
Total Fixed Expenses	$34,858,076	$36,485,318	$37,318,082	$37,295,059	$37,295,059	$6,972	2.3%

Net Operating Income	$579,325,226	$585,966,283	$583,734,452	$635,387,355	$632,399,759	$118,228	38.8%

FF&E	21,656,953	23,315,058	23,722,044	24,170,494	24,446,873	4,570	1.5

Net Cash Flow	$557,668,273	$562,651,225	$560,012,408	$611,216,861	$607,952,887	$113,657	37.3%
(1)	Financials are inclusive of revenue and expenses from the racing and sports book (“RSB”) operations at the Aria. The revenue and expenses associated with the racing and sports book operations were transferred to BetMGM (an affiliate of MGM) pursuant to an RSB services agreement. The RSB services agreement and any revenue and expenses derived from the RSB operation at the Aria are not a part of the collateral for the CityCenter (Aria & Vdara) Whole Loan and are excluded from the calculations of EBITDAR and net cash flow. Any revenues or expenses or other amounts from the RSB operation belong to BetMGM. The Borrowers will not receive financial reporting from MGM Tenant with respect to the RSB operations and any revenues or expenses derived therefrom. The lenders will not be entitled to receive any financial reporting or cash flow information from the RSB operations at the Aria property. However, the terms of the Master Lease provide that, upon the expiration or earlier termination of the Master Lease, which may include a termination of the Master Lease by the Borrowers following a default by MGM Tenant thereunder, the RSB services agreement will be terminated at MGM Tenant’s cost and expense. Upon such termination, subject to compliance with applicable gaming laws, the Borrowers may elect to operate or engage a separate operator for the RSB operations and collect all or a portion of the revenues and expenses derived from such RSB operations thereafter.
(2)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(3)	Per Room is based on 5,349 rooms.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Collateral Term Sheet	BBCMS 2026-5C40
No. 1 – CityCenter (Aria & Vdara)
(4)	% column represents percent of Total Revenue unless stated otherwise.
(5)	Other Departmental Revenue and Other Department Expenses consists of retail, entertainment and other department revenues and expenses.
(6)	% column represents percent of respective department revenue.

The Market. The CityCenter (Aria & Vdara) Property is located on the Las Vegas Strip within the master planned CityCenter in Las Vegas, Nevada. Las Vegas is one of the top three destinations in the United States for business conventions and a national leader in the hospitality industry. According to a third party research report, hotel fundamentals in Las Vegas have strengthened since the easing of COVID-19 impacts in 2021 with average ADR and average RevPAR increasing from 2019 to 2025 (through September) by approximately 51.6% and 48.1%, respectively. In 2024, Las Vegas welcomed approximately 41.7 million visitors, marking a 2.1% increase over 2023 and the fourth consecutive year of growth since the COVID-19 pandemic while slightly trailing its 2019 levels by approximately 2.0%. Las Vegas’ monthly visitor trend through 2025 (through September) is tracking 2019, with the average monthly visitor count reaching approximately 3.2 million compared to 2019’s monthly average of 3.5 million.

According to a third party research report, gaming revenue has been decreasing as an overall percentage of Las Vegas Strip revenue, nominal gaming revenue grew approximately 31.0% from 2019 to 2024, while the monthly average gaming revenue grew approximately 30.6% from 2019 to 2025 (as of September). The hotels have continued to diversify revenue sources while continuing to grow casino revenue.

The introduction of professional sports and certain key entertainment attractions in recent years has accelerated non-gaming driven demand. Las Vegas welcomed its first professional sports team in 2017, just a year after the T-Mobile Arena finished construction. The NHL expansion team boasts the highest average attendance in the league, with roughly 18,000 fans each game. Additionally, the state-of-the-art, $1.9 billion Allegiant Stadium opened in 2020 to the NFL’s Las Vegas Raiders. The new team has helped to boost Sunday demand at hotels, a historically weak night, along with additional demand from year round events. The 65,000-seat stadium is walking distance from the Las Vegas Strip and hosts concerts, exhibitions and sporting events. Over the first five years of its existence, the stadium has helped to draw more than 6 million guests to over 700 events.

The Sphere, which opened in 2023, is the largest LED display in the world, measuring 366 feet high and 516 feet wide. Development was estimated to cost approximately $2.3 billion, making it the most expensive entertainment venue built in the Las Vegas Valley. The groundbreaking entertainment venue has quickly become one of the most recognizable landmarks in Las Vegas. With seating capacity of up to 18,600 people, it combines cutting-edge visuals and sound with a striking exterior made of 1.2 million LED lights. In 2024, the Sphere grossed $420.5 million off of 1.3 million concert tickets sold, ranking as the top-grossing venue of any size that year.

Las Vegas will host the Formula 1 Grand Prix annually through 2032, with the inaugural race held in November 2023 and the Oakland Athletics Major League Baseball team is expected to move to Las Vegas, with a new $2.0 billion, 33,000-seat stadium expected to be completed by 2028. We cannot assure you that such move will take place or that the stadium will be constructed.

The following table presents certain information regarding properties located on the Las Vegas Strip:

Las Vegas Strip Hotel Occupancy, ADR and RevPAR(1)
Year	Occupancy	ADR	RevPAR
YTD Oct 2025	83.7%	$195.34	$163.50
2024	86.4%	$206.12	$178.09
2023	86.2%	$204.42	$176.21
2022	81.6%	$182.11	$148.60
(1)	Source: Appraisal.

The Borrowers. The borrowers are Ace A PropCo LLC and Ace V PropCo LLC (collectively, the “Borrowers”), each of which is a Delaware limited liability company and single-purpose, bankruptcy-remote entity with two independent directors. Each borrower is a recycled entity. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the CityCenter (Aria & Vdara) Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Collateral Term Sheet	BBCMS 2026-5C40
No. 1 – CityCenter (Aria & Vdara)

The Borrower Sponsor. The borrower sponsor is Blackstone Real Estate Partners IX L.P., a subsidiary of Blackstone (the “Borrower Sponsor”). Founded in 1985, Blackstone is a New York based global alternative asset manager and provider of financial advisory services with approximately $1.2 trillion in assets under management as of September 30, 2025. The real estate segment employs nearly 850 professionals across 12 offices globally. The Blackstone real estate group was established in 1991 and is a global private equity real estate investment manager, with a portfolio of approximately $320 billion of capital under management and a $611 billion global real estate portfolio as of September 30, 2025. Blackstone owns and operates assets across every major geography and sector, including logistics, residential, office, hospitality and retail.

The non-recourse carveout guarantor is Blackstone Real Estate Partners IX-TE (AIV) L.P. The non-recourse carveout guarantor’s aggregate liability under the non-recourse carveout guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 10% of the outstanding principal balance of the CityCenter (Aria & Vdara) Whole Loan, plus certain costs and expenses of enforcement set forth in the guaranty. In addition, there is no environmental indemnitor under the CityCenter (Aria & Vdara) Whole Loan other than the Borrowers; provided that the non-recourse carveout guarantor will be liable for certain environmental liabilities to the extent an environmental policy is not maintained. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the prospectus.

Property Management. The CityCenter (Aria & Vdara) Property is operated by the MGM Tenant pursuant to the Master Lease.

Escrows and Reserves. For so long as the CityCenter (Aria & Vdara) Property is subject to the Master Lease, there are no ongoing reserves required under the CityCenter (Aria & Vdara) Whole Loan documents.

Under the Master Lease, the MGM Tenant will be obligated to make monthly deposits of 1.50% of net revenues at an eligible institution to be used for FF&E and qualifying capital expenditures (the “OpCo FF&E Reserve Account”). On the origination date, the MGM Tenant granted the Borrowers a security interest in the OpCo FF&E Reserve Account and the Borrowers collaterally assigned the Borrowers’ security interest in the OpCo FF&E Reserve Account to the lender.

Tax Reserve – For so long as the CityCenter (Aria & Vdara) Property is not subject to the Master Lease, on each payment date during the continuance of a Trigger Period (as defined below), the Borrowers are required to deposit 1/12th of an amount which would be sufficient to pay all taxes at least 30 days prior to their respective due dates. If taxes are reserved for by a brand manager pursuant to a brand management agreement or a casino operator pursuant to a casino management agreement, then no tax deposits are required.

Insurance Reserve – For so long as the CityCenter (Aria & Vdara) Property is not subject to the Master Lease, on each payment date during the continuance of a Trigger Period, insurance deposits are required in an amount equal to 1/12th of an amount which would be sufficient to pay the insurance premium due for the renewal of the coverage afforded by the insurance policies at least 30 days prior to the expiration thereof. If (x) the liability or casualty insurance policy maintained by the Borrowers covering the CityCenter (Aria & Vdara) Property constitute an acceptable blanket policy or (y) insurance premiums are reserved for by a brand manager pursuant to a brand management agreement or a casino operator pursuant to a casino management agreement, then no insurance deposits are required. An acceptable blanket policy was in place at origination.

Replacement Reserve – For so long as the CityCenter (Aria & Vdara) Property is not subject to the Master Lease, the Borrowers are required to make a deposit of (i) on each payment date during a Trigger Period, an amount equal to (a) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and (b) 0.5% of all other net revenue (other than non-recurring items), in each case for the calendar month that is two months prior to the calendar month in which the applicable deposit to the replacement reserve fund is to be made (the sum of (a) and (b), the “Replacement Reserve Monthly Deposit”), and (ii) if a Trigger Period does not exist, on the first payment date of each calendar quarter, an amount equal to the lesser of (x) the Replacement Reserve Current Year Lookback Deficiency (as defined below) and (y) the Replacement Reserve Five Year Lookback Deficiency (as defined below) (the lesser of (x) and (y), the “Replacement Reserve Quarterly Deposit”), provided that for so long as the CityCenter (Aria & Vdara) Property is managed by (x) a brand manager pursuant to a brand management agreement and/or (y) a casino operator pursuant to a casino management agreement, the amounts required to be funded as a Replacement Reserve Monthly Deposit or a Replacement Reserve Quarterly Deposit will be reduced on a dollar-for-dollar basis by any amounts deposited into a manager account for replacements, PIP work or brand-mandated work for the applicable calendar months as set forth in the annual budget and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Collateral Term Sheet	BBCMS 2026-5C40
No. 1 – CityCenter (Aria & Vdara)

required pursuant to the terms of the brand management agreement and/or casino management agreement if Borrowers deliver evidence reasonably satisfactory to the lender that such deposit has been made.

“Replacement Reserve Current Year Lookback Deficiency” means an amount equal to (x) the aggregate amount of Replacement Reserve Monthly Deposits which would have been funded from the beginning of the then calendar year to the date of determination had a Trigger Period been in effect for the entirety of such period less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand-mandated work during such calendar year to date and (2) the aggregate amount funded into the replacement reserve account during such calendar year to date; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Current Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Deficiency” means (i) zero, with respect to any period before December 31, 2025, and (ii) from and after January 1, 2026, an amount equal to (x) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and 0.5% of all other net revenues (other than non-recurring items) during the Replacement Reserve Five Year Lookback Period (as defined below) less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand mandated work during the Replacement Reserve Five Year Lookback Period (including amounts expended by MGM Tenant pursuant to the express terms and conditions of the Master Lease) and (2) the aggregate amounts funded into the Replacement Reserve Fund (as defined in the CityCenter (Aria & Vdara) Whole Loan documents) during such Replacement Reserve Five Year Lookback Period; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Five Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Period” means each five year period (on a rolling basis) with the first period commencing on January 1, 2021 and expiring on December 31, 2025 and the second period commencing on January 1, 2022 and expiring on December 31, 2026.

Lockbox / Cash Management. The CityCenter (Aria & Vdara) Whole Loan is subject to a hard lockbox with springing cash management. Unless a Trigger Period is continuing, amounts on deposit in the lockbox account will be disbursed to the Borrowers’ operating account in accordance with the clearing account agreement. After the occurrence and during the continuation of a Trigger Period, at least two times per week, the lockbox bank will be required to sweep funds from the lockbox accounts into the cash management account in accordance with the clearing account agreement and the cash management bank will apply funds on deposit in the order of priority described in the CityCenter (Aria & Vdara) Whole Loan documents, with the remaining excess cash flow to be held as additional collateral for the CityCenter (Aria & Vdara) Whole Loan, subject to the Borrowers’ ability to request disbursements of excess cash flow for certain items set forth in the CityCenter (Aria & Vdara) Whole Loan documents and subject to a cap on reserved excess cash flow in an amount equal to the DSCR Trigger Cure Prepayment Amount (defined below).

A “Trigger Period” means a period (A) commencing upon the earliest of: (i) a CityCenter (Aria & Vdara) Whole Loan event of default, (ii) an event of default under any mezzanine loan, (iii) a bankruptcy action of the Borrowers or (iv) a DSCR Trigger Event (as defined below), and (B) terminating upon (i) in the event of a Trigger Period pursuant to clause (A)(i) above, no CityCenter (Aria & Vdara) Whole Loan Event of Default is continuing, (ii) in the event of a Trigger Period pursuant to clause (A)(ii) above, no event of default under such mezzanine loan is continuing, (iii) in the event of a Trigger Period pursuant to clause (A)(iii) above, such bankruptcy action was involuntary and not consented to by the Borrowers, and is discharged, stayed or dismissed within 90 days of its filing, and (iv) in the event of a Trigger Period pursuant to clause (A)(iv) above, the occurrence of a DSCR Trigger Event Cure (as defined below).

“DSCR Trigger Event” means (i) for so long as the Master Lease is in effect and the Master Lease guarantor is publicly traded, the occurrence of both (a) a DSCR (as defined below) as determined by the lender, of less than 2.00:1.00 (the “Required DSCR Ratio”) on any calculation date for the two consecutive calendar quarters immediately preceding the calculation date, based upon the trailing 12 month period immediately preceding such calculation date, and (b) Master Lease guarantor’s market capitalization is less than $6,000,000,000 (the “Market Capitalization Requirement”) for such two consecutive calendar quarters and (ii) for so long as either the Master Lease is not in effect or the Master Lease guarantor is not publicly traded, a DSCR, as determined by the lender, of less than the Required DSCR Ratio on any calculation date for the two consecutive calendar quarters immediately preceding the calculation date, based upon the trailing 12 month period immediately preceding such calculation date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Collateral Term Sheet	BBCMS 2026-5C40
No. 1 – CityCenter (Aria & Vdara)

“DSCR Trigger Event Cure” means the occurrence of any of the following: (i) the DSCR, as determined as of the first day of each of two consecutive calendar quarters following the occurrence of the applicable DSCR Trigger Event, is no less than the Required DSCR Ratio, (ii) Borrowers prepay the CityCenter (Aria & Vdara) Whole Loan in an amount equal to the amount of the CityCenter (Aria & Vdara) Whole Loan and any mezzanine loan that if prepaid would result in a DSCR equal to the Required DSCR Ratio (the “DSCR Trigger Cure Prepayment Amount”) (provided that in the event of a prepayment pursuant to this clause (ii), the DSCR Trigger Period will cease upon such prepayment without any obligation to wait two consecutive calendar quarters) or, in each case to avoid a Trigger Period from occurring, (iii) the guarantor delivers a guaranty (the “DSCR Trigger Cure Guaranty”) in an amount equal to the DSCR Trigger Cure Prepayment Amount, (iv) Borrowers deliver cash and/or a letter of credit in an amount equal to the DSCR Trigger Cure Prepayment Amount (the “DSCR Cure Collateral”) or (v) if the Master Lease is in effect and the Master Lease guarantor is publicly traded, the Master Lease guarantor satisfies the Market Capitalization Requirement without any obligation to wait two consecutive calendar quarters. In the event the DSCR Trigger Event Cure is achieved by delivery of the DSCR Cure Collateral or the DSCR Trigger Cure Guaranty to the lender, the applicable DSCR Trigger Period will cease upon delivery of such DSCR Cure Collateral or DSCR Trigger Cure Guaranty to the lender, without any obligation to wait two consecutive calendar quarters.

“DSCR” means the ratio for the period in question in which: (a) the numerator is (x) while the Master Lease is in effect: (i) if there are one or more MGM operating subtenants for an individual property, the sum of (A) the EBITDAR for each relevant MGM operating subtenant for that individual property (or part of it) and (B) the EBITDAR for MGM Tenant (allocated to any individual property or part of it without an MGM operating subtenant) or (ii) if no MGM operating subtenant exists for that individual property, the EBITDAR for the MGM Tenant allocated to that individual property, or (y) if the Master Lease is not in effect, the sum of EBITDAR for each individual property during that period; and (b) the denominator is the total debt service and mezzanine debt service payable during the 12 months following the calculation date.

Subordinate and Mezzanine Debt. The subordinate debt is evidenced by the CityCenter (Aria & Vdara) B Notes in the aggregate amount of $902,200,000.

Permitted Future Subordinate or Mezzanine Debt. The Borrowers have a one-time right without the consent of the lender to cause a mezzanine borrower to incur additional indebtedness in the form of one or more mezzanine loans (the “Mezzanine Loan”), subject to satisfaction of certain conditions precedent set forth in the CityCenter (Aria & Vdara) Whole Loan documents, including that no CityCenter (Aria & Vdara) Whole Loan event of default is then continuing and the principal amount of the Mezzanine Loan will in no event exceed the amount which, after giving effect thereto, yields (x) an aggregate LTV ratio not greater than 77.5% and (y) a debt yield not less than 6.75%.

Preferred Equity. On December 9, 2025, a wholly-owned subsidiary of Realty Income Corporation and affiliates of the borrower sponsor entered into a perpetual preferred equity agreement whereby the Investor LP contributed $800,000,000 in exchange for a preferred equity interest with a preferred return equal to 7.4% per annum, subject to escalations beginning December 9, 2030. See “Additional Indebtedness—Preferred Equity” in the prospectus.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 2 – Willow Glen

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 2 – Willow Glen

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 2 – Willow Glen
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$58,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$58,000,000	Property Type – Subtype:	Multifamily - Garden
% of Pool by IPB:	7.0%	Net Rentable Area (Units):	224
Loan Purpose:	Refinance	Location:	Willow Springs, IL
Borrower:	Willow Glen LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsor:	Adam David Lynd	Occupancy:	95.1%
Interest Rate:	6.26300%	Occupancy Date:	12/5/2025
Note Date:	12/19/2025	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	1/6/2031	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	$4,410,695 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(4):	$4,728,762 (TTM 10/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	94.0%
Amortization Type:	Interest Only	UW Revenues:	$7,128,468
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$1,747,034
Lockbox / Cash Management:	Soft / Springing	UW NOI(4):	$5,381,433
Additional Debt(1):	Yes	UW NCF:	$5,325,433
Additional Debt Balance(1):	$8,000,000	Appraised Value / Per Unit(5):	$93,800,000 / $418,750
Additional Debt Type(1):	Mezzanine	Appraisal Date:	9/11/2025

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap		Mortgage Loan	Total Loan
Taxes:	$247,054	$123,527	N/A	Cut-off Date Loan / Unit:	$258,929	$294,643
Insurance:	$6,000	Springing	N/A	Maturity Date Loan / Unit:	$258,929	$294,643
Replacement Reserve:	$0	$4,667	N/A	Cut-off Date LTV:	61.8%	70.4%
Static Insurance Reserve:	$41,479	$0	N/A	Maturity Date LTV:	61.8%	70.4%
				UW NCF DSCR:	1.45x	1.13x
				UW NOI Debt Yield:	9.3%	8.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$58,000,000	87.9%	Loan Payoff	$59,747,831	90.5%
Mezzanine Loan(1)	8,000,000	12.1	Return of Equity	3,266,167	4.9
			Closing Costs(6)	2,691,468	4.1
			Upfront Reserves	294,534	0.4
Total Sources	$66,000,000	100.0%	Total Uses	$66,000,000	100.0%
(1)	Concurrently with the origination of the Willow Glen Mortgage Loan (as defined below), Barclays funded a five-year mezzanine loan totaling $8,000,000. For a full description, see “Subordinate and Mezzanine Debt” below.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	Historical cash flows for 2022 and 2023 are unavailable as the development of the Willow Glen Property (as defined below) was completed in 2023.
(4)	The increase from 2nd Most Recent NOI to Most Recent NOI and UW NOI is due to the stabilization of the Willow Glen Property following delivery in 2023. Average monthly occupancy increased from 49.4% in 2023 to 88.5% in 2024 and 94.6% from January through October 2025.
(5)	The Appraised Value takes into account the net present value of the Tax Incremental Financing (“TIF”) agreement in place at the Willow Glen Property which was valued at $8 million by the appraiser. Please refer to “The Property” section for more details.
(6)	Closing Costs include an interest rate buydown of $1,160,000.

The Loan. The Willow Glen mortgage loan (the “Willow Glen Mortgage Loan”) is secured by the borrower’s fee interest in a multifamily complex located in Willow Springs, Illinois (the “Willow Glen Property”). The Willow Glen Mortgage Loan accrues interest at a fixed rate of 6.26300% per annum on an Actual/360 basis with an initial term of five years and is interest-only for the full term.

The Willow Glen mezzanine loan (the “Willow Glen Mezzanine Loan”) has an outstanding principal balance of $8,000,000 as of the Cut-off date and, together with the Willow Glen Mortgage Loan, the total debt has an aggregate outstanding

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 2 – Willow Glen

principal balance of $66,000,000 (the “Willow Glen Total Debt”). The Willow Glen Mezzanine Loan is coterminous with the Willow Glen Mortgage Loan and accrues interest at a fixed rate of 12.500% per annum on an Actual/360 basis.

The Property. The Willow Glen Property is a newly constructed Class A, 224-unit, garden-style multifamily complex located in Willow Springs, Illinois. The Willow Glen Property was constructed in 2023 and features a mix of one- and two-bedroom units and townhome units across 12 different buildings. The borrower sponsor reports a total cost basis of approximately $78.9 million ($352,394 per unit) which includes approximately $6.8 million of construction loan carry costs. Additionally, there is a clubhouse which includes a fitness center with a virtual spin room, billiards room, internet café, outdoor kitchen with gourmet gas grills and a pool. Apartment units feature attached garages in townhomes, washers and dryers, quartz countertops, glass backsplashes, walk-in showers, side-by-side refrigerators and modern appliances. There are 158 climate-controlled garage parking spaces, 222 surface parking spaces and 72 townhome garage parking spaces which results in a total of 452 parking spaces (2.02 parking spaces per unit).

Willow Springs is a suburb located approximately 20 miles southwest of downtown Chicago. Multifamily supply is very limited in the immediate surrounding area as the Willow Glen Property is located adjacent to thousands of acres of nature preserves which limits the opportunities for future multifamily development in the immediate area. Additionally, the Willow Glen Property is the only rental apartment complex built in the last 35 years within 6.5 miles and there is not anticipated to be any additional Class A multifamily construction within 3 miles through 2029.

Current occupancy at the Willow Glen Property was 95.1% as of December 5, 2025. Following the completion of the development, leasing began in February 2023. By December 2023, occupancy reached 88.4% and by December 2024, occupancy was 91.5%. The Willow Glen Property has maintained occupancy above 90% each month since August 2024 and has been above 95% each month since June 2025. The unit mix includes 85 one-bedroom units and 129 two-bedroom units. Additionally, there are 10 corporate housing units that are leased to Hello Landing (2.9% of underwritten revenue). Such units are excluded from the unit mix and are subject to a revenue sharing agreement with Hello Landing, a flexible-stay housing operator that rents high quality, furnished units to customers on a short-term basis and splits the rents charged with the landlord/sponsor.

The Willow Glen Property has a TIF agreement in place with an expiration date of December 2043. The TIF caps real estate taxes at $3,800 per unit through the end of 2033. Beginning in 2034, the property tax threshold increases to $900,000, however, it is subject to annual 3% increases commencing in 2026. To summarize, the property tax threshold is $851,200 ($3,800 per unit) through the end of 2033 then will increase to $1,174,296 in 2034 based on the threshold resetting to $900,000 with 3% accruals each year from 2026 through the end of the term in 2043. The Willow Glen Mortgage Loan is structured with recourse related to any loss from a default or modification/termination of any documents pertaining to the TIF.

The following table presents certain information relating to the historical and current occupancy of the Willow Glen Property:

Historical and Current Occupancy(1)(2)
2023	2024	Current(3)
49.4%	88.5%	95.1%
(1)	Historical Occupancy is the average monthly occupancy from each respective historical year.
(2)	The increases in Historical Occupancy are due to the stabilization of the Willow Glen Property following delivery in 2023.
(3)	Current occupancy is based on the underwritten rent roll as of December 5, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 2 – Willow Glen

The following table presents detailed information with respect to the residential units at the Willow Glen Property:

Unit Summary(1)(2)
Unit Type	No. of Units	% of Total	Occupied Units	Occupancy %	Average Unit Size (SF)	Average Monthly Rental Rate(3)	Average Monthly Rental Rate per SF(3)	Average Monthly Market Rental Rate(4)	Average Monthly Market Rental Rate per SF)(4)
1BR	85	39.7%	77	90.6%	832	$2,123	$2.55	$2,184	$2.63
2BR	129	60.3%	126	97.7%	1277	$2,744	$2.15	$2,695	$2.10
Total/Wtd. Avg.	214	100.0%	203	94.9%	1100	$2,509	$2.28	$2,492	$2.31
(1)	Based on the underwritten rent roll as of December 5, 2025, unless otherwise indicated.
(2)	The Unit Summary excludes the 10 corporate housing units that are leased to Hello Landing.
(3)	Average Monthly Rental Rate and Average Monthly Rental Rate per SF are calculated based on the in-place contract rent of the Occupied Units.
(4)	Source: Appraisal.

The following table presents certain information relating to the operating history and underwritten cash flows of the Willow Glen Property:

Underwritten Net Cash Flow and Operating History(1)
	2024(2)	October 2025 TTM(2)	Underwritten(2)	Per Unit	%(3)
Gross Potential Rent	$6,506,196	$6,401,580	$6,417,749	$28,650.66	84.6%
Parking Revenue	141,800	163,604	193,272	862.82	2.5
Other Income(4)	397,199	692,097	972,455	4,341.32	12.8
Net Rental Income	$7,045,195	$7,257,281	$7,583,476	$33,854.80	100.0%
(Vacancy/Credit Loss/Concessions/Other)(5)	(899,751)	(840,546)	(455,009)	(2,031.29)	(6.0)
Effective Gross Income	$6,145,444	$6,416,735	$7,128,468	$31,823.52	94.0%
Management Fee	196,598	187,738	213,854	954.71	3.0
Payroll	194,839	197,158	197,158	880.17	2.8
Utilities	84,162	83,970	83,970	374.87	1.2
Repairs and Maintenance	186,834	211,062	211,062	942.24	3.0
General and Administrative	12,700	10,460	10,460	46.70	0.1
Marketing	45,196	15,604	15,604	69.66	0.2
Real Estate Taxes	840,000	816,792	851,200	3,800.00	11.9
Insurance	174,420	165,189	163,726	730.92	2.3
Total Expenses	$1,734,749	$1,687,973	$1,747,034	$7,799.26	24.5%

Net Operating Income	$4,410,695	$4,728,762	$5,381,433	$24,024.26	75.5%
CapEx	0	0	56,000	250.00	0.8
Net Cash Flow	4,410,695	4,728,762	5,325,433	$23,774.26	74.7%
(1)	Based on the underwritten rent roll dated as of December 5, 2025.
(2)	The increases in historical through Underwritten Net Operating Income are due to the stabilization of the Willow Glen Property following delivery in 2023. Average monthly occupancy increased from 49.4% in 2023 to 88.5% in 2024 and 94.6% from January through October 2025.
(3)	% column represents percent of Net Rental Income for revenue fields and Effective Gross Income for the remaining fields.
(4)	Other Income includes utilities reimbursements, administrative fees, liability insurance fees, pet rent and other miscellaneous charges. Additionally, the income attributed to Hello Landing is included in Other Income. Hello Landing income was $198,246 in the TTM October 2025 period and was underwritten at $221,255.
(5)	Concessions for 2024 and October 2025 TTM were $237,028 and $192,090, respectively. Credit Loss (bad debt) for 2024 and October 2025 TTM were $75,806 and $101,937, respectively.

Environmental. According to the Phase I environmental assessment dated November 21, 2025, there was no evidence of any recognized environmental conditions at the Willow Glen Property.

The Market. The Willow Glen Property is located in Willow Springs, Illinois within the Chicago multifamily market and the Southwest Cook County submarket. State Route 171 is located adjacent to the Willow Glen Property which allows for easy access to downtown Chicago. The drive from the Willow Glen Property to the Chicago central business district and O’Hare International Airport are both roughly 30 to 35 minutes. Willow Springs is a convenient commuter location as it is situated

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 2 – Willow Glen

near a major interstate, has a Metro station that is walking distance from the Willow Glen Property and its close proximity to the Chicago central business district offers approximately 1.6 million jobs within a 30-minute drive. Chicago was ranked as the top metro in the nation for corporate expansion and relocations for the 11th consecutive year. Additionally, Chicago is home to 15 Fortune 500 and 24 Fortune 1,000 company headquarters, employing 853,000 people.

The greater Chicago market and Southwest Cook County submarket have both improved since the start of 2022. According to the appraisal, the Chicago market occupancy rate increased from 94.8% to 95.5% from Q1 2022 to Q2 2025 and the Southwest Cook County occupancy rate increased from 93.6% to 96.4% during the same period. The Southwest Cook County submarket total inventory is 18,369 units and there have been just 227 units added since 2023. Both the Chicago market and Southwest Cook County submarket have demonstrated a steady upward trend in asking rent each year since 2022. The Chicago market asking rent has grown at an average rate of 3.6% each year since Q1 2022 compared to 3.4% in the Southwest Cook County submarket during the same period.

The 2025 population within a one-, three- and five-mile radius from the Willow Glen Property is 2,766, 38,414 and 152,922, respectively. The 2025 median household income within the same radii is $115,168, $97,383 and $91,781, respectively.

The following table presents certain information relating to comparable multifamily rentals to the Willow Glen Property:

Comparable Multifamily Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# of Units	Average Unit Size (SF)	Average Monthly Rent ($/month)(2)	Average Monthly Rent ($/SF)(2)
Willow Glen 8900 Archer Avenue Willow Springs, IL	2023 / NAP	95.1%	224	1,100(3)	1BR - $2,123 2BR - $2,744	1BR - $2.55 2BR - $2.15
Elan Yorktown 50 Yorktown Shopping Center Lombard, IL	2019 / NAP	96%	295	971	0BR - $1,992 1BR - $2,219 2BR - $2,979 3BR - $3,765	0BR - $3.05 1BR - $2.66 2BR - $2.46 3BR - $2.36
Springs at Lily Cache Creek 1150 Lily Cache Lane Bolingbrook, IL	2022 / NAP	88%	320	1,028	0BR - $1,799 1BR - $2,102 2BR - $2,508 3BR - $3,093	0BR - $2.71 1BR - $2.39 2BR - $2.13 3BR - $2.21
Springs at Weber Road 700 Weber Road Romeoville, IL	2016 / NAP	91%	292	986	0BR - $1,677 1BR - $1,793 2BR - $2,354 3BR - $2,774	0BR - $3.19 1BR - $2.14 2BR - $2.06 3BR - $2.01
The Residences at Orland Park Crossing 9510 140th Street Orland Park, IL	2016 / NAP	93%	231	1,194	1BR - $2,346 2BR - $2,918 3BR - $3,765	1BR - $2.84 2BR - $2.33 3BR - $2.04
Ninety7Fifty on the Park 9750 Crescent Park Circle Orland Park, IL	2013 / NAP	93%	295	998	1BR - $2,063 2BR - $2,602	1BR - $2.50 2BR - $2.07
Orland Ridge 16966 Pond Willow Drive Orland Hills, IL	2021 / NAP	96%	294	1,453	1BR - $3,064 2BR - $3,185 3BR - $3,735	1BR - $2.42 2BR - $2.21 3BR - $2.37
(1)	Source: Appraisal, except for the Willow Glen Property, which information is based on the underwritten rent roll dated December 5, 2025.
(2)	Represents the average in-place rents of occupied units. With respect to the Willow Glen Property, Average Monthly Rent excludes the units associated with Hello Landing.
(3)	Excludes the 10 units associated with Hello Landing as the revenue attributed to such units is being excluded from the Average Monthly Rent calculations.

The Borrower. The borrower is Willow Glen LLC, a Delaware limited liability company and recycled special purpose entity with two independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Willow Glen Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Adam David Lynd and the non-recourse carveout guarantors are Adam David Lynd, Patrick J. Curran and Andre Soroudi. Lynd is the principal of Lynd Development Group (“Lynd”) which is affiliated with the property manager and is a family-owned real estate firm founded in 1980 that specializes in development, acquisitions, and management of multifamily properties. Lynd’s target markets are the Chicago metro area, the Southeast, Florida and Texas. In the last decade, Lynd has acquired, divested, managed, developed, underwritten or brokered over $1.5 billion in residential properties and currently has over 17,000 units under management. Additionally, Lynd has acquired nearly $1.2 billion of multifamily properties since 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 2 – Willow Glen

Property Management. The Willow Glen Property is managed by Lynd Management Group LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $247,054 for real estate taxes, $6,000 for insurance and $41,479 for a static insurance reserve.

Tax Escrows – The borrower is required to escrow 1/12th of the annual estimated tax payments on a monthly basis, which currently equates to $123,527.

Insurance Escrow – The borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis if the blanket policy is unacceptable to the lender or an event of default.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $4,667 for replacement reserves ($250 per unit annually).

Lockbox / Cash Management. The Willow Glen Mortgage Loan is structured with a soft lockbox and springing cash management. Upon the occurrence and during the continuance of a Trigger Period (as defined below), funds deposited into the lockbox account are to be swept on a daily basis into a cash management account, and disbursed in accordance with the Willow Glen Mortgage Loan documents, which includes reserving remaining available cash in an excess cash flow reserve account.

A “Trigger Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Willow Glen Mortgage Loan documents (ii) the net cash flow debt service coverage ratio based on the total debt (“NCF DSCR”) is less than 1.00x (equivalent to 1.28x on the Willow Glen Mortgage Loan) for any calendar quarter or (iii) a bankruptcy event as defined in the Willow Glen Mortgage Loan documents.

A Trigger Period will end, with regard to: (a) clause (i) above, upon the cure of such event of default and (b) clause (ii) above, upon the NCF DSCR being equal to or greater than 1.05x for any calendar quarter.

Subordinate and Mezzanine Debt. The Willow Glen Mezzanine Loan has an outstanding principal balance of $8,000,000 as of the cut-off date, accrues interest at a rate of 12.50000% per annum and is coterminous with the Willow Glen Mortgage Loan. The Willow Glen Mezzanine Loan is secured by the borrower sponsor’s direct equity interests in the borrower and is interest-only for the entire term.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 3 – 300 Four Falls

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 3 – 300 Four Falls

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 3 – 300 Four Falls
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	Barclays, AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$58,000,000	Title:	Fee
Cut-off Date Principal Balance:	$57,962,024	Property Type – Subtype:	Office - Suburban
% of IPB:	6.9%	Net Rentable Area (SF):	298,564
Loan Purpose:	Refinance	Location:	Conshohocken, PA
Borrower:	MH Four Falls, L.P.	Year Built / Renovated:	2003 / 2024
Borrower Sponsor:	Maguire Hayden Real Estate Company, L.P.	Occupancy:	91.6%
Interest Rate:	6.84600%	Occupancy Date:	1/1/2026
Note Date:	1/7/2026	4th Most Recent NOI (As of)(1):	$8,002,547 (12/31/2022)
Maturity Date:	1/6/2031	3rd Most Recent NOI (As of)(1):	$6,917,358 (12/31/2023)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$7,129,332 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(2):	$6,724,721 (TTM 11/30/2025)
Original Amortization Term:	360 months	UW Economic Occupancy:	91.6%
Amortization Type:	Amortizing Balloon	UW Revenues:	$12,031,104
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$3,609,192
Lockbox / Cash Management:	Hard / Springing	UW NOI(2):	$8,421,913
Additional Debt:	No	UW NCF:	$7,467,226
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$88,350,000 / $296
Additional Debt Type:	N/A	Appraisal Date:	11/11/2025

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$194
Taxes:	$478,547	$68,364	N/A	Maturity Date Loan / SF:	$184
Insurance:	$126,188	$10,516	N/A	Cut-off Date LTV:	65.6%
Replacement Reserves:	$0	$4,976	N/A	Maturity Date LTV:	62.1%
Rollover Reserve:	$1,500,000	$87,081	N/A	UW NCF DSCR:	1.64x
Outstanding TI Reserve:	$1,960,737	$0	N/A	UW NOI Debt Yield:	14.5%
Free Rent Reserve:	$2,656,505	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$58,000,000	74.4%	Loan Payoff	$70,293,094	90.2%
Borrower Sponsor Equity	19,965,263	25.6	Upfront Reserves	6,721,977	8.6
			Closing Costs	950,192	1.2
Total Sources	$77,965,263	100.0%	Total Uses	$77,965,263	100.0%
(1)	The decrease in 4th Most Recent NOI to 3rd Most Recent NOI was attributable to a decline in occupancy from 2022 to 2023, causing a decrease of $586,326 in leased rent and $247,363 in reimbursements.
(2)	The increase between Most Recent NOI and UW NOI can be attributed to 150,668 SF of new and renewal leases commencing (or scheduled to commence) since the start of 2025.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The 300 Four Falls mortgage loan (the “300 Four Falls Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $57,962,024 and is secured by the borrower’s fee interest in an office property located in Conshohocken, Pennsylvania totaling 298,564 square feet (the “300 Four Falls Property”). The 300 Four Falls Mortgage Loan has a five-year term and amortizes on a 30-year schedule. The 300 Four Falls Mortgage Loan accrues interest at a fixed rate of 6.84600% per annum on an Actual/360 basis.

The Property. The 300 Four Falls Property consists of a seven-story office building located in Conshohocken, Pennsylvania totaling 298,564 square feet as well as a six-level covered parking structure providing 954 parking spaces to tenants. Originally constructed in 2003, the 300 Four Falls Property was most recently renovated in 2024. Overall, the borrower sponsor has invested approximately $2.8 million in the 300 Four Falls Property since 2019 exclusive of tenant improvement allowances. As of January 1, 2026, the 300 Four Falls Property is 91.6% leased by 26 tenants. No tenant outside of the top two tenants represents more than 9.9% of UW Base Rent or NRA. The borrower sponsor has executed 150,668 SF of new

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 3 – 300 Four Falls

and renewal leases that have commenced (or are scheduled to commence) since the start of 2025 including extensions executed by the two largest tenants at the 300 Four Falls Property by NRA and UW Base Rent.

Major Tenants.

Tandigm (35,856 square feet; 12.0% of NRA; 12.8% of underwritten base rent). Founded in 2014, Tandigm is a population health services organization focused on improving healthcare quality and affordability. Tandigm engages healthcare providers, payors and patients to support each group under one system. Tandigm supports practices and delivery system with tools, insights and financial incentives to better deliver high-quality, accessible care to patients and supports payors through a business model that improves quality of care and reduces costs.

The 300 Four Falls Property serves as Tandigm’s corporate headquarters. Tandigm has been in occupancy at the 300 Four Falls Property since it was founded in 2014 and has more than doubled its space at the 300 Four Falls Property since that time. Tandigm recently executed a 6.5-year renewal that commenced on January 1, 2025 with a starting base rent of $40.00 PSF with annual 3.0% escalations. Tandigm’s lease expires June 30, 2031 with no extension options and no termination options.

Tandigm would qualify as a Major Tenant (see definition below), and thus a cash flow sweep would be triggered if (i) its lease was not renewed on or before the earlier of (x) twelve months prior to expirations of its lease and (y) the date by which it is required to provide renewal or extension notice under its lease, (ii) terminates/cancels its lease by more than 15% of its space, (iii) goes dark, vacates, or abandons all or a portion of its space, (iv) files bankruptcy and (v) defaults under its lease. See “Major Tenant Trigger Event” below in the Lockbox / Cash Management section below for more details.

John Templeton Foundation (33,698 square feet; 11.3% of NRA; 13.6% of underwritten base rent). The John Templeton Foundation is a global philanthropy founded in 1987 to support research at the intersection of science and religion. The John Templeton Foundation’s stated mission is to support interdisciplinary research and catalyze conversations that inspire awe and wonder. According to ProPublica, as of the fiscal year ending 2024, the John Templeton Foundation had net assets of approximately $3.6 billion and net income of approximately $88.9 million.

The 300 Four Falls Property serves as the John Templeton Foundation’s headquarters and the John Templeton Foundation has been at 300 Four Falls Property since 2004. The John Templeton Foundation recently executed a 5.0-year renewal that commenced on November 1, 2025, with a starting base rent of $45.55 PSF and annual escalations of 2.25%. The John Templeton Foundation’s lease expires October 31, 2030, with no extension options and no termination options.

John Templton Foundation would also qualify as a Major Tenant, and thus a cash flow sweep would be triggered if (i) its lease was not renewed on or before the earlier of (x) twelve months prior to expirations of its lease and (y) the date by which it is required to provide renewal or extension notice under its lease, (ii) terminates/cancels its lease by more than 15% of its space, (iii) goes dark, vacates, or abandons all or a portion of its space, (iv) files bankruptcy and (v) defaults under its lease. See “Major Tenant Trigger Event” below in the Lockbox / Cash Management section below for more details.

BTG International (29,041 square feet; 9.7% of NRA; 9.9% of underwritten base rent). BTG International, an affiliate of Boston Scientific (NYSE: BSX; Moody’s/S&P/Fitch: A3/A-/A-), is a global healthcare company founded in 1948, which provides international medicine and pharmaceutical solutions.

BTG International has been a tenant at the 300 Four Falls Property since 2018 and has a lease expiration date of December 31, 2029, with no extension or termination options. Starting in March 2025, BTG International began subleasing 11,886 SF of its space at the 300 Four Falls Property to PM Group USA, Inc. PM Group USA, Inc. is a designer of manufacturing facilities and data centers. The sublease is co-terminus with the BTG International lease and current base rent is $31.00 PSF. BTG International is still responsible for the full amount of rent under its lease, but UW Base Rent reflects the lower sublease rent for the PM Group USA, Inc. space.

BTG International would qualify as a Major Tenant, and thus a cash flow sweep would be triggered if (i) its lease was not renewed on or before the earlier of (x) twelve months prior to expirations of its lease and (y) the date by which it is required to provide renewal or extension notice under its lease, (ii) terminates/cancels its lease by more than 15% of its space, (iii) goes dark, vacates, or abandons all or a portion of its space, (iv) files bankruptcy and (v) defaults under its lease. See “Major Tenant Trigger Event” below in the Lockbox / Cash Management section below for more details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 3 – 300 Four Falls

Bank of America (21,308 square feet; 7.1% of NRA; 8.5% of underwritten base rent). Bank of America is a global financial institution that was founded in 1904 and serves a wide range of clients with banking, investment and risk management products and services.

Bank of America has been a tenant at the 300 Four Falls Property since 2018 and has a lease expiration date of July 31, 2028 with no extension or termination options.

Raymond James (14,827 square feet; 5.0% of NRA; 5.7% of underwritten base rent). Raymond James is a financial services company founded in 1962 that provides investment and financial planning services to individuals, corporations and municipalities as well as investment banking and asset management services.

Raymond James has been a tenant at the 300 Four Falls Property since 2014 and has renewed its lease multiple times, most recently executing a 5.3-year renewal that commenced January 1, 2026 with a starting base rent of $43.73 and annual escalations of 3.0%. The Raymond James lease expires April 30, 2031 with no extension or termination options.

Environmental. The Phase I environmental assessment dated December 26, 2025 identified no evidence of any recognized environmental conditions at the 300 Four Falls Property.

The following table presents certain information relating to the historical and current occupancy of the 300 Four Falls Property:

Historical and Current Occupancy(1)
2022	2023	2024	2025(3)	Current(2)(3)
90.6%	83.2%	83.1%	84.8%	91.6%
(1)	Historical occupancies represent the average annual occupancy of each respective year.
(2)	Current occupancy is based on the underwritten rent roll dated January 1, 2026 and includes tenants that have executed leases, but may not have yet taken occupancy.
(3)	The increase in Current Occupancy from 2025 Occupancy is primarily driven by five new leases commencing in 2025 and 2026 totaling 39,042 SF, representing 13.1% of total SF at the 300 Four Falls Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 3 – 300 Four Falls

The following table presents certain information relating to the largest tenants at the 300 Four Falls Property:

Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/ Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Tandigm	NR / NR / NR	35,856	12.0%	$41.20	$1,477,267	12.8%	6/30/2031
John Templeton Foundation	NR / NR / NR	33,698	11.3	46.57	1,569,316	13.6	10/31/2030
BTG International(4)	A3 / A- / A-	29,041	9.7	39.32	1,141,813	9.9	12/31/2029
Bank of America	A1 / A- / AA-	21,308	7.1	45.95	979,171	8.5	7/31/2028
Raymond James	A3 / A- / A-	14,827	5.0	44.25	656,065	5.7	4/30/2031
Brown & Brown Insurance Services	Baa3 / BBB- / BBB	14,651	4.9	43.08	631,105	5.5	3/30/2033
ASM (SMG)	NR / NR / NR	14,056	4.7	45.95	645,919	5.6	4/30/2029
Ex Corde Capital	NR / NR / NR	11,734	3.9	44.00	516,296	4.5	4/30/2036
Plymouth Law LLC	NR / NR / NR	10,013	3.4	38.25	382,997	3.3	6/30/2029
Chamberlain	NR / NR / NR	9,317	3.1	45.62	425,042	3.7	10/31/2029(5)
Major Tenants		194,501	65.1%	$43.32	$8,424,991	73.1%
Other Tenants		78,945	26.4%	$39.28	$3,100,840	26.9%
Occupied Collateral Total / Wtd. Avg.		273,446	91.6%	$42.15	$11,525,832	100.0%
Vacant Space		25,118	8.4%
Collateral Total		298,564	100.0%

(1)	Information is based on the underwritten rent roll dated January 1, 2026.
(2)	Ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include $268,849 of contractual rent steps through January 2027 and $72,483 of straight line rent steps for Bank of America, Brown & Brown Insurance Services and Raymond James.
(4)	BTG International subleases 11,886 SF to PM Group USA, Inc. The PM Group USA, Inc. sublease is co-terminus with the BTG International lease. UW Base Rent PSF represents 17,155 SF of space leased to BTG International at UW Base Rent of $45.08 and 11,886 SF of space subleased to PM Group USA, Inc. at UW Base Rent of $31.00 PSF.
(5)	Chamberlian has a one-time right to terminate its lease prior on October 31, 2027 with notice by October 31, 2026 and payment of unamortized leasing costs.

The following table presents certain information relating to the tenant lease expirations of the 300 Four Falls Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	25,118	8.4%	NAP	NAP	25,118	8.4%	NAP	NAP
2026 & MTM(4)	6	7,858	2.6%	$39,172	0.3%	32,976	11.0%	$39,172	0.3%
2027	2	8,583	2.9%	$382,092	3.3%	41,559	13.9%	$421,265	3.7%
2028	4	38,583	12.9%	$1,718,084	14.9%	80,142	26.8%	$2,139,349	18.6%
2029	6	70,522	23.6%	$2,953,165	25.6%	150,664	50.5%	$5,092,514	44.2%
2030	2	36,916	12.4%	$1,712,678	14.9%	187,580	62.8%	$6,805,192	59.0%
2031	3	57,147	19.1%	$2,404,820	20.9%	244,727	82.0%	$9,210,012	79.9%
2032	0	0	0.0%	$0	0.0%	244,727	82.0%	$9,210,012	79.9%
2033	5	37,861	12.7%	$1,619,451	14.1%	282,588	94.6%	$10,829,463	94.0%
2034	1	4,242	1.4%	$180,073	1.6%	286,830	96.1%	$11,009,536	95.5%
2035	0	0	0.0%	$0	0.0%	286,830	96.1%	$11,009,536	95.5%
2036	1	11,734	3.9%	$516,296	4.5%	298,564	100.0%	$11,525,832	100.0%
2037 & Beyond	0	0	0.0%	$0	0.0%	298,564	100.0%	$11,525,832	100.0%
Total	30	298,564	100.0%	$11,525,832	100.0%
(1)	Based on the underwritten rent roll dated January 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	UW Base Rent includes $268,849 of contractual rent steps through January 2027 and $72,483 of straight line rent steps for Bank of America, Brown & Brown Insurance Services and Raymond James.
(4)	Includes Fitness Center (3,833 SF), Café (1,327 SF) and Conference Center (806 SF), for which no base rent was underwritten.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 3 – 300 Four Falls

The following table presents certain information relating to the operating history and underwritten cash flows of the 300 Four Falls Property:

Operating History and Underwriting Net Cash Flow(1)
	2022(2)	2023(2)	2024	TTM 11/30/2026(3)	Underwritten(3)(4)	Per Square Foot	%(5)
In-Place Base Rent	$10,901,200	$10,314,873	$10,456,957	$10,546,172	$11,470,933	$38.42	87.7%
Vacancy Gross Up	0	0	0	0	1,054,956	$3.53	8.1
Gross Potential Rent	$10,901,200	$10,314,873	$10,456,957	$10,546,172	$12,525,889	$41.95	95.7%
Total Reimbursements	825,166	577,804	1,085,911	1,125,929	560,171	$1.88	4.3
Other Income	62,593	9,267	17,443	7,183	0	$0.00	0.0
Total Gross Income	$11,788,960	$10,901,945	$11,560,311	$11,679,284	$13,086,060	$43.83	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,054,956)	(3.53)	8.1
(Free Rent Adjustment)	188,883	289,427	553,319	1,467,040	0	$0.00	0.0
Effective Gross Income	$11,600,076	$10,612,517	$11,006,992	$10,212,244	$12,031,104	$40.30	91.9%
Management Fee	348,002	318,376	330,210	306,367	360,933	$1.21	3.0
Real Estate Taxes	1,286,916	1,166,251	1,128,755	766,468	820,366	$2.75	6.8
Insurance	107,607	114,072	126,504	112,983	126,188	$0.42	1.0
Other Expenses	1,855,004	2,096,461	2,292,192	2,301,704	2,301,705	$7.71	19.1
Total Expenses	$3,597,529	$3,695,160	$3,877,660	$3,487,523	$3,609,192	$12.09	27.6%
Net Operating Income	$8,002,547	$6,917,358	$7,129,332	$6,724,721	$8,421,913	$28.21	64.4%
CapEx	0	0	0	0	59,713	$0.20	0.5
TI/LC(6)	0	0	0	0	894,974	$3.00	7.4
Net Cash Flow	8,002,547	$6,917,358	7,129,332	6,724,721	7,467,226	$25.01	57.1%
(1)	Based on the underwritten rent roll dated January 1, 2026.
(2)	The decrease in 2022 Net Operating Income to 2023 Net Operating Income was attributable to a decline in occupancy from 2022 to 2023, causing a decrease of $586,326 in leased rent and $247,363 in reimbursements.
(3)	The increase between TTM NOI and UW NOI can be attributed to 150,668 SF of new and renewal leases commencing (or scheduled to commence) since the start of 2025.
(4)	Underwritten In-Place Base Rent includes $268,849 of contractual rent steps through January 2027 and $72,483 of straight line rent steps for Bank of America, Brown & Brown Insurance Services and Raymond James.
(5)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(6)	TI/LC was underwritten net of a $150,000 annual credit given for the upfront $1,500,000 TI/LC reserve.

The Market. The 300 Four Falls Property is located in Conshohocken, Pennsylvania, approximately 15 miles northwest of Center City Philadelphia. The appraisal describes Conshohocken as mainly built-up with little vacant land for new development available. According to the appraisal, the completion of Interstate 476 in the late eighties, which linked Interstate 95 in Delaware County to Interstate 76 in West Conshohocken and the Pennsylvania Turnpike in Plymouth Meeting helped to revitalize the former mill town and turn it into an important employment center of suburban Philadelphia and a desirable place to live. Due to the highway network and the proximity to desirable housing, the Conshohocken market generates some of the highest rents in the Philadelphia Metro Area. The 300 Four Falls Property overlooks Interstate 76 and sits directly north of the Main Line communities of Gladwyne and Rosemont.

The 300 Four Falls Property is located within the Suburban Philadelphia office market and the Conshohocken office submarket. As of the third quarter of 2025, the Suburban Philadelphia office market had an occupancy rate of approximately 78.5% and overall asking rent of $30.33 per square foot, and the Conshohocken office submarket had an occupancy rate of approximately 81.7% and overall asking rents of $40.34.

According to the appraisal, estimated 2024 population within a one-, three- and five-mile radius from the 300 Four Falls Property was 11,953, 55,999 and 225,768 and the 2024 average estimated household income within the same radii is $160,621, $204,855 and $172,924. According to the appraisal, both population and household income trends in a one-, three- and five-mile radius demonstrate positive short- and long-term prospects for the neighborhood.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 3 – 300 Four Falls

The following table presents certain information relating to comparable sales to the 300 Four Falls Property:

Comparable Sales(1)
Name / Property Location	Sale Date	Total NRA (SF)	Total Occupancy		Sale Price	Sale Price PSF	Adjusted Sales Price PSF	Overall Cap Rate
300 Four Falls Conshohocken, PA 19428	NAP	298,564(2)	91.6%	(2)	NAP	NAP	NAP	8.75%
Eight Tower Bridge, Conshohocken, PA 19428	Sep-25	349,435	95%		$83,100,000	$237.81	$220.64	10.55%
Ballantyne Tower, Charlotte, NC 28277	Jul-25	260,958	100%		$71,500,000	$273.99	$273.99	7.55%
Kemble Plaza I, Morris, NJ 07961	Jan-25	413,260	95%		$118,500,000	$286.74	$286.74	8.68%
Radnor Court, Radnor, PA 19087	Dec-24	126,678	82%		$36,250,000	$286.16	$286.16	9.08%
McEwen Building, Franklin, TN 37067	Jan-24	175,262	95%		$48,750,000	$278.15	$278.15	8.50%
One Tower Bridge, Conshohocken, PA 19428	Mar-23	271,678	90%		$67,750,000	$249.38	$293.11	7.76%
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated January 1, 2026.

The Borrower. The borrowing entity is MH Four Falls, L.P., a Delaware limited partnership and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 300 Four Falls Mortgage Loan.

The Borrower Sponsor. The 300 Four Falls Mortgage Loan borrower sponsor is Maguire Hayden Real Estate Company, L.P. (“Maguire Hayden”) and the non-recourse carveout guarantors are Maguire Hayden and Maguire Hayden Real Estate Company III, L.P. Maguire Hayden is a commercial real estate investment and operating firm that acquires, repositions and manages office, industrial and flex properties within an approximately 200-mile radius of the Philadelphia metropolitan area. Maguire Hayden’s current portfolio includes over 5 million SF of office and industrial assets.

Property Management. The 300 Four Falls Property is managed by Hayden Real Estate Investments, LLC, an affiliate of the borrower and borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited (i) $478,547 into a tax reserve account, (ii) $126,188 into an insurance reserve account, (iii) $1,960,737 into an outstanding TI reserve account for outstanding tenant improvement and leasing commission obligations, (iv) $2,656,505 in a free rent reserve account for outstanding free rent, gap rent and rent abatements and (v) $1,500,000 into a rollover reserve account for general tenant improvements and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
58

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 3 – 300 Four Falls

The following table presents certain information on the disbursement of the outstanding TI reserve from the 300 Four Falls Mortgage Loan agreement.

Outstanding TI’s Reserve Schedule
Tenant	Outstanding TI’s	PSF
ASM (SMG)	$210,000	$14.94
Tandigm	$15,230	$0.42
Center Bridge Group, Inc.	$32,180	$10.00
Raymond James	$518,945	$35.00
Brown & Brown Insurance Services	$17,412	$1.19
Medsurant	$157,920	$23.12
ParkHub	$205,940	$70.00
RBC Capital Markets	$175,000	$27.07
Ex Corde Capital	$528,030	$45.00
Maguire Foundation	$100,080	$15.00
Total	$1,960,737

The following table presents certain information on the disbursement of the free rent reserve from the 300 Four Falls Mortgage Loan agreement:

Free Rent Reserve Schedule
Tenant	Total Free Rent	Total Months
Raymond James	$155,683.50	3
Brown & Brown Insurance Services	$154,891.09	3
Medsurant	$177,554	8
ParkHub	$78,247.84	8
Ex Corde Capital	$837,487.65	19
Maguire Foundation	$24,742	1
BTG International	$332,761.46	3
John Templeton Foundation	$767,471.94	6
Plymouth Law LLC	$127,665.76	4
Total	$2,656,505.24

Tax Escrows – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated real estate taxes, which is currently approximately $68,364.

Insurance Escrows – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated insurance premiums, which is currently approximately $10,516. No reserve of insurance premiums will be required if the 300 Four Falls Property is insured under a blanket insurance policy approved by lender.

Replacement Reserve – On each monthly payment date, the borrower is required to escrow approximately $4,976 for replacement reserves.

TI/LC Reserve – On each monthly payment date, the borrower is required to escrow approximately $87,081 for tenant improvements and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
59

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 3 – 300 Four Falls

Lockbox / Cash Management. The 300 Four Falls Mortgage Loan is structured with a hard lockbox and springing cash management. All revenue of any kind is required to be deposited directly into the lockbox account and, so long as a Trigger Period (as defined below) is not occurring, funds in the lockbox account will be transferred to the borrower’s operating account on each business day. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 300 Four Falls Mortgage Loan documents. During a Trigger Period (other than a Trigger Period caused solely by a DSCR Trigger), revenues remaining after the payment of debt service and required reserve and escrow deposits and monthly disbursements for budgeted operating and capital expenditures and any other amounts due and payable (such revenues “Excess Cash Flow”) will be retained as additional cash collateral for the 300 Four Falls Mortgage Loan. For the avoidance of doubt, Excess Cash Flow will be retained as additional cash collateral for the 300 Four Falls Mortgage Loan during a Low DSCR Period (as defined below).

A “Trigger Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the 300 Four Falls Mortgage Loan documents, (ii) a net operating income debt service coverage ratio of less than 1.20x for one calendar quarter (a “DSCR Trigger”), (iii) a Bankruptcy Event (as defined in the 300 Four Falls Mortgage Loan documents) of a borrower, principal and/or borrower party, (iv) a net operating income service coverage ratio of less than 1.20x for two calendar quarters (a “Low DSCR Period”), (v) the occurrence of a Major Tenant Trigger Event (as defined below) and/or (vi) the payment date in January 2030 unless the borrower delivers cash collateral or a Letter of Credit in an amount equal to the amount of Excess Cash Flow that would have been swept during the final year of the 300 Four Fall Mortgage Loan term and will end with regard to (a) clause (i) above, upon the cure of such event of default, (b) clauses (ii) and (iv) above, upon the net cash flow debt service coverage ratio being equal or greater than 1.30x for two consecutive calendar quarters and (c) clause (v) above, upon the occurrence of a Major Tenant Trigger Event Cure (as defined below).

A “Major Tenant Trigger Event” means the occurrence of any of the following with respect to any tenant demising greater than 25,000 SF of space at the 300 Four Falls Property (each, a “Major Tenant”), (i) the borrower failing to satisfy the Major Tenant Renewal Criteria (as defined in the 300 Four Falls Mortgage Loan documents) on or before the earlier of (x) twelve months prior to the expiration date of the Major Tenant’s lease and (y) the date by which such Major Tenant is required to deliver notice of its lease renewal or extension, (ii) such Major Tenant gives written notice of its intent to terminate or note renew its lease, vacate or materially contract its space by more than 15%, (iii) such major tenant goes dark, vacates or abandons all or a portion of its premises, (iv) Major Tenant or parent company or the guarantor under the Major Tenant’s lease becomes insolvent or a debtor in any bankruptcy or insolvency proceeding or has its assets made subject to the jurisdiction of a bankruptcy court or (v) such Major Tenant defaults under terms of its lease beyond all applicable notice and cure periods.

A “Major Tenant Trigger Event Cure” means (i) with regard to clauses (i) or (ii) of the definition of Major Tenant Trigger Event, either (a) the satisfaction of the Major Tenant Renewal Criteria or (b) the satisfaction of the Major Tenant Replacement Lease Criteria (as defined in the 300 Four Falls Mortgage Loan documents), (ii) with regard clause (iii) of the definition of Major Tenant Trigger Event either (a) the satisfaction of the Major Tenant Replacement Lease Criteria or (b) the Major Tenant resumes occupancy of its premises and provides an acceptable updated estoppel certificate, (iii) with regard to clause (iv) of the definition of Major Tenant Trigger Event, either (a) the satisfaction of the Major Tenant Replacement Lease Criteria or (b) the receipt of reasonably satisfactory evidence that the Major Tenant or its parent company or lease guarantor is no longer subject to the jurisdiction of the bankruptcy court, the Major Tenant lease has been affirmed and a satisfactory tenant estoppel from the Major Tenant and (iv) with regard to clause (v) of the definition of Major Tenant Trigger Event, either (a) the satisfaction of the Major Tenant Replacement Lease Criteria or (b) the borrower provides satisfactory evidence that the Major Tenant has cured such default and provides an acceptable updated estoppel certificate.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
60

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 4 – ActivSpace Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
61

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 4 – ActivSpace Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
62

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 4 – ActivSpace Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type - Subtype:	Self Storage – Self Storage
% of IPB:	6.0%	Net Rentable Area (SF):	249,601
Loan Purpose:	Refinance	Location(5):	Various, Various
Borrowers(2):	Various	Year Built / Renovated(5):	Various / Various
Borrower Sponsor:	Gary Romain	Occupancy:	91.3%
Interest Rate:	5.73800%	Occupancy Date:	10/31/2025
Note Date:	12/9/2025	4th Most Recent NOI (As of):	$7,652,159 (12/31/2022)
Maturity Date:	1/6/2031	3rd Most Recent NOI (As of):	$7,827,767 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$7,596,568 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$7,718,016 (TTM 8/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	90.1%
Amortization Type:	Interest Only	UW Revenues:	$10,724,498
Call Protection(3):	L(25),D(31),O(4)	UW Expenses:	$2,372,328
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$8,352,170
Additional Debt(1):	Yes	UW NCF:	$8,327,210
Additional Debt Balance(1):	$21,000,000	Appraised Value / Per SF(6):	$118,730,000 / $476
Additional Debt Type(1):	Pari Passu	Appraisal Date(6):	10/1/2025

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$284
Taxes:	$164,204	$62,108	N/A	Maturity Date Loan / SF:	$284
Insurance:	$74,037	$14,807	N/A	Cut-off Date LTV:	59.8%
Replacement Reserves:	$0	$2,080	$49,920	Maturity Date LTV:	59.8%
Other:	$0	Springing	N/A	UW NCF DSCR:	2.02x
				UW NOI Debt Yield:	11.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$71,000,000	100.0%	Principal Equity Distribution	$43,630,854	61.5%
			Loan Payoff	24,876,212	35.0
			Closing Costs	2,254,692	3.2
			Upfront Reserves	238,242	0.3
Total Sources	$71,000,000	100.0%	Total Uses	$71,000,000	100.0%
(1)	The ActivSpace Portfolio Mortgage Loan (as defined below) is part of a whole loan that is comprised of three pari passu promissory notes with an aggregate original principal balance and Cut-off Date balance of $71,000,000 (“ActivSpace Portfolio Whole Loan”). The financial information presented above is based on ActivSpace Portfolio Whole Loan.
(2)	The borrowers are Workshops Seattle Ballard, L.L.C., 41st Street Partners Property, LLC, Workshops Seattle Lake City Way, L.L.C., Salmon City, L.L.C., West Seattle Venture Property, LLC, Workshops Portland Lovejoy Property, LLC, Workshops Portland Carson, L.L.C., Quimby Venture Portland, LLC, Workshops Berkeley Carleton Property, LLC and 18th and Treat Venture San Francisco, LLC, each a Delaware or Washington limited liability company.
(3)	Defeasance of ActivSpace Portfolio Whole Loan, in whole but not in part, is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized (ii) December 9, 2028. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2026-5C40 securitization in February 2026. The actual lockout period may be longer.
(4)	See “Escrows and Reserves” below.
(5)	See “Portfolio Summary” below.
(6)	The appraised values of $118,730,000 reflects (i) the portfolio appraised value of the ActivSpace Portfolio Properties (as defined below) of $121,180,000, as of October 1, 2025, which is inclusive of an approximately 5.71% portfolio premium and reflects the “as-is” value of the properties as a whole if sold in their entirety to a single buyer, minus (ii) the freely releasable excess land parcel at the Salmon Main Property (as defined below) valued at $2,450,000. Based on the aggregate “as-is” appraised values of the individual ActivSpace Portfolio Properties (exclusive of the portfolio premium) of $114,630,000, the Cut-off Date LTV and the Maturity Date LTV for the ActivSpace Portfolio Whole Loan are both equal to 61.9%. The individual appraisals were completed on various dates between September 29, 2025 and October 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
63

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 4 – ActivSpace Portfolio

The Loan. The ActivSpace Portfolio mortgage loan (“ActivSpace Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee simple interests in 10 self-storage properties, totaling approximately 249,601 square feet comprising 1,716 storage units across three states (individually, the “Ballard Property”, the “Berkeley Property”, the “Fremont Property”, the “Mission Property”, the “North Seattle Property”, the “Salmon Main Property”, the “Lovejoy Property”, the “West Seattle Property”, the “Quimby Raleigh Property”, “The Zoo Property”, or collectively, as the context may require, the “ActivSpace Portfolio Properties”). The ActivSpace Portfolio Mortgage Loan accrues interest at a fixed rate 5.73800% per annum on an Actual/360 basis with an initial five-year term and is interest-only for the entire term. The ActivSpace Portfolio Mortgage Loan is evidenced by controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $50,000,000. As of the Cut-off Date, the A-2 note has an outstanding principal balance of $11,000,000 and the A-3 note has an outstanding principal balance of $10,000,000, both of which are currently held by GACC and are expected to be contributed to one or more future securitization trust(s).

The ActivSpace Portfolio Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BBCMS 2026-5C40 trust. The relationship between the holders of ActivSpace Portfolio Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise ActivSpace Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	BBCMS 2026-5C40	Yes
A-2(1)	$11,000,000	$11,000,000	GACC	No
A-3(1)	$10,000,000	$10,000,000	GACC	No
Whole Loan	$71,000,000	$71,000,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Properties. The ActivSpace Portfolio Properties comprises 1,716 self-storage units, totaling 249,601 square feet, located across the Seattle, Washington; Portland, Oregon; and San Francisco, California metropolitan statistical areas (“MSA”) . The units include traditional self-storage units and creative/loft rental units, primarily utilized as art, hobby, and business spaces. These units are predominantly "white-box" rooms, each equipped with a window and a sink. While some tenants utilize these spaces for traditional storage, a significant portion of tenants use them for various hobbies, such as photography, woodworking, and painting, or as premises for small businesses and personal services where client interaction occurs within the unit. The portfolio does not differentiate between traditional self-storage and creative tenants, as all units are delivered in the same standard condition at lease commencement. All leases are structured on a month-to-month basis. The tenants are not provided with tenant improvement or leasing commissions allowances and are contractually obligated to restore units to their original "white-box" condition upon vacancy. As of October 31, 2025, the ActivSpace Portfolio Properties were 91.3% occupied with individual property occupancies ranging from 81.5% to 98.1%. All leases are on a month-to-month basis, and the average tenure is over 4 years. Over the last 10 years, the ActivSpace Portfolio had a weighted average occupancy of 94.1%. The breakeven occupancy for the ActivSpace Portfolio Properties is 53.5%.

Ballard Property

The Ballard Property is an individual self-storage property totaling 20,492 rentable square feet (8.2% of total net rentable area) in Seattle, Washington. The Ballard Property was built in 1999 and is situated on a 0.39-acre site. The unit mix consists of 156 creative space units (15,312 square feet), 34 garage units (5,160 square feet), and one storage unit (20 square feet). As of October 31, 2025, the Ballard Property was 96.2% leased by rentable area. Over the last 10 years, the Ballard Property had an average occupancy of 95.3%.

Berkeley Property

The Berkeley Property is an individual self-storage property totaling 34,172 rentable square feet (13.7% of total net rentable area) in Berkeley, California. The Berkeley Property was built in 2002 and is situated on a 0.82-acre site. The unit mix consists of 184 creative space units (26,015 square feet), 35 garage units (8,064 square feet), and seven storage units (93 square feet). As of October 31, 2025, the Berkeley Property was 84.7% occupied by rentable area. Over the last 10 years, the Berkeley Property had an average occupancy of 94.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Fremont Property

The Fremont Property is an individual self-storage property totaling 15,833 rentable square feet (6.3% of total net rentable area) in Seattle, Washington. The Fremont Property was built in 1995 and is situated on a 0.31-acre site. The unit mix consists of 63 creative space units (11,448 square feet), 20 garage units (4,283 square feet), and two storage units (102 square feet). As of October 31, 2025, the Fremont Property was 97.9% leased by rentable area. Over the last 10 years, the Fremont Property had an average occupancy of 96.6%.

Mission Property

The Mission Property is an individual self-storage property totaling approximately 43,914 rentable square feet (17.6% of total net rentable area) in San Francisco, California. The Mission Property was originally built in 1900 and renovated in 2003 and is situated on a 0.60-acre site. The unit mix consists of 290 creative space units (43,173 square feet), six storage units (565 square feet), and 10 vehicle storage spaces in the drive-in garage (176 square feet). As of October 31, 2025, the Mission Property was 81.5% occupied by rentable area. Over the last 10 years, the Mission Property had an average occupancy of 96.2%.

North Seattle Property

The North Seattle Property is an individual self-storage property totaling 23,464 rentable square feet (9.4% of total net rentable area) in Seattle, Washington. The North Seattle Property was built in 2000 and is situated on a 0.47-acre site. The unit mix consists of 173 creative space units (19,864 square feet), 21 garage units (3,195 square feet), and 10 storage units (405 square feet). As of October 31, 2025, the North Seattle Property was 90.8% leased by rentable area. Over the last 10 years, the North Seattle Property had an average occupancy of 93.9%.

Salmon Main Property

The Salmon Main Property is an individual self-storage property totaling approximately 22,391 rentable square feet (9.0% of total net rentable area) in Portland, Oregon. The Salmon Main Property was built in 2003 and is situated on a 0.92-acre site. The unit mix consists of 125 creative space units (18,035 square feet), 15 garage units (4,096 feet), eight storage units (280 square feet) and one vehicle parking space (not calculated in the rentable square feet). As of October 31, 2025, the Salmon Main Property was 96.8% leased by rentable area. Over the last 10 years, the Salmon Main Property had an average occupancy of 97.5%.

Lovejoy Property

The Lovejoy Property is an individual self-storage property totaling 16,671 rentable square feet (6.7% of total net rentable area) in Portland, Oregon. The Lovejoy Property was built in 1999 and is situated on a 0.39-acre site. The unit mix consists of 107 creative space units (13,126 square feet) and 17 garage units (3,545 square feet). As of October 31, 2025, the Lovejoy Property was 91.1% leased by rentable area. Over the last 10 years, the Lovejoy Property had an average occupancy of 95.7%.

West Seattle Property

The West Seattle Property is an individual self-storage property totaling 28,904 rentable square feet (11.6% of total net rentable area) in Seattle, Washington. The West Seattle Property was built in 2004 and is situated on a 0.51-acre site. The unit mix consists of 189 creative space units (26,093 square feet), 12 garage units (2,765 square feet), and four storage units (46 square feet). As of October 31, 2025, the West Seattle Property was 98.1% leased by rentable area. Over the last 10 years, the West Seattle Property had an average occupancy 96.4%.

Quimby Raleigh Property

The Quimby Raleigh Property is an individual self-storage property totaling 28,832 rentable square feet (11.6% of total net rentable area) in Portland, Oregon. The Quimby Raleigh Property was originally built in 1947 and renovated in 2004, and is situated on a 0.92-acre site. The unit mix consists of 108 creative space units (27,182 square feet), seven garage units (1,605 square feet) and one storage unit (45 square feet). As of October 31, 2025, the Quimby Raleigh Property was 95.2% leased by rentable area. Over the last 10 years, the Quimby Raleigh Property had an average occupancy of 83.0%.

The Zoo Property

The Zoo Property is an individual self-storage property totaling 14,928 rentable square feet (6.0% of total net rentable area) in Seattle, Washington. The Zoo Property was built in 2002 and is situated on a 0.27-acre site. The unit mix consists of 103 creative space units (13,492 square feet), six garage units (1,394 square feet), and one storage unit (42 square feet). As of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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October 31, 2025, The Zoo Property was 94.1% leased by rentable area. Over the last 10 years, The Zoo Property had an average occupancy 94.6%.

The following table presents certain information relating to the ActivSpace Portfolio Properties:

Portfolio Summary
Property Name	Location(1)	Allocated Loan Amount (“ALA”)(2)	% of ALA	Occupancy(3)	Year Built/ Renovated(1)	Net Rentable Area (SF)(3)	Units(3)	Appraised Value(1)(4)	% of UW NOI(3)
Mission	San Francisco, CA	$15,660,000	22.1%	81.5%	1900-2003 / 2003	43,914	306	$25,280,000	20.0%
Berkeley	Berkeley, CA	$11,190,000	15.8%	84.7%	2002 / NAP	34,172	226	$18,070,000	16.1%
West Seattle	Seattle, WA	$8,400,000	11.8%	98.1%	2004 / NAP	28,904	205	$13,570,000	12.1%
Quimby Raleigh	Portland, OR	$7,280,000	10.3%	95.2%	1947-2004 / 2004	28,832	116	$11,750,000	9.6%
Ballard	Seattle, WA	$5,770,000	8.1%	96.2%	1999 / NAP	20,492	191	$9,310,000	8.2%
North Seattle	Seattle, WA	$5,710,000	8.0%	90.8%	2000 / NAP	23,464	204	$9,220,000	8.2%
Salmon Main	Portland, OR	$4,790,000	6.7%	96.8%	2003 / NAP	22,391	149	$7,730,000	8.2%
Lovejoy	Portland, OR	$4,610,000	6.5%	91.1%	1999 / NAP	16,671	124	$7,450,000	6.4%
The Zoo	Seattle, WA	$4,030,000	5.7%	94.1%	2002 / NAP	14,928	110	$6,500,000	5.9%
Fremont	Seattle, WA	$3,560,000	5.0%	97.9%	1995 / NAP	15,833	85	$5,750,000	5.1%
Total / Wtd. Average		$71,000,000	100.0%	91.3%		249,601	1,716	$118,730,000	100.0%
(1)	Source: Appraisals.
(2)	Represents the allocated loan amounts for the ActivSpace Portfolio Whole Loan.
(3)	Based on the underwritten rent rolls dated October 31, 2025.
(4)	The appraised values of $118,730,000 reflects (i) the portfolio appraised value of the ActivSpace Portfolio Properties of $121,180,000, as of October 1, 2025, which is inclusive of an approximately 5.71% portfolio premium and reflects the “as-is” value of the properties as a whole if sold in their entirety to a single buyer, minus (ii) the freely releasable excess land parcel at the Salmon Main Property valued at $2,450,000. Based on the aggregate “as-is” appraised values of the individual ActivSpace Portfolio Properties (exclusive of the portfolio premium) of $114,630,000, the Cut-off Date LTV and the Maturity Date LTV for the ActivSpace Portfolio Whole Loan are both equal to 61.9%. The individual appraisals were completed on various dates between September 29, 2025 and October 1, 2025.

The following table presents detailed information with respect to the unit mix of the ActivSpace Portfolio Properties:

ActivSpace Portfolio Unit Mix (1)
Range of Square Feet	Square Feet	% of Total Square Feet	Occupancy (SF)	Units	% of Total Units	Occupancy (Units)	Monthly In-Place Rent PSF(2)	Monthly In-Place Rent Per Unit(2)
10 – 50 SF	1,064	0.4%	95.8%	45	2.6%	86.7%	$4.44	$115.90
51 – 100 SF	35,965	14.4%	96.7%	429	25.0%	96.5%	$3.84	$322.21
101 – 150 SF	101,165	40.5%	88.7%	791	46.1%	89.0%	$4.19	$533.96
151 – 200 SF	37,253	14.9%	90.8%	219	12.8%	90.9%	$3.93	$668.34
201 – 250 SF	20,988	8.4%	93.5%	94	5.5%	93.6%	$3.56	$793.75
251 – 300 SF	13,481	5.4%	96.0%	50	2.9%	96.0%	$3.49	$940.31
301 – 350 SF	13,910	5.6%	95.0%	43	2.5%	95.3%	$3.55	$1,144.15
351 – 400 SF	3,654	1.5%	89.7%	10	0.6%	90.0%	$3.77	$1,372.22
401 – 450 SF	4,606	1.8%	90.2%	11	0.6%	90.9%	$3.04	$1,263.00
451 – 500 SF	1,497	0.6%	66.6%	3	0.2%	66.7%	$3.48	$1,735.00
501+ SF	16,018	6.4%	89.8%	21	1.2%	90.5%	$2.44	$1,844.79
Total / Wtd. Avg.	249,601	100.00%	91.3%	1,716	100.0%	91.7%	$3.83	$554.50
(1)	Based on the underwritten rent rolls dated October 31, 2025.
(2)	Weighted averages for occupied units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents detailed information with respect to the occupancy of the ActivSpace Portfolio Properties:

Historical and Current Occupancy
Property	2007	2008	2009	2010	2011	2016	2017	2018	2019	2020	2021	2022	2023	2024	Current(1)
Ballard	92.4%	96.4%	92.6%	92.7%	97.7%	92.1%	88.3%	93.1%	97.2%	96.0%	97.8%	97.4%	97.4%	97.8%	96.2%
Berkeley	91.0%	93.4%	85.4%	87.1%	90.6%	98.4%	97.9%	99.2%	98.0%	90.3%	94.9%	96.4%	91.2%	90.2%	84.7%
Fremont	97.8%	97.8%	84.8%	88.8%	96.5%	95.3%	93.6%	95.2%	96.5%	95.4%	98.1%	95.7%	98.9%	98.9%	97.9%
Mission	93.6%	92.4%	89.3%	90.3%	89.8%	95.8%	93.7%	98.0%	99.0%	98.4%	98.6%	98.9%	97.7%	100.0%	81.5%
North Seattle	95.3%	94.8%	97.2%	92.3%	97.5%	85.8%	88.1%	97.2%	97.5%	96.6%	98.9%	98.2%	92.7%	93.2%	90.8%
Salmon Main	92.8%	96.0%	88.3%	89.6%	98.3%	97.8%	98.0%	95.6%	98.0%	96.8%	99.1%	97.4%	98.3%	97.1%	96.8%
Lovejoy	92.9%	94.2%	93.4%	91.1%	94.4%	98.2%	95.9%	97.6%	98.3%	92.0%	96.2%	94.1%	94.4%	99.5%	91.1%
West Seattle	97.1%	97.6%	95.5%	98.2%	98.7%	83.1%	91.9%	97.5%	99.1%	96.0%	99.7%	99.6%	99.3%	100.0%	98.1%
Quimby Raleigh	N/A	88.4%	78.8%	81.6%	98.8%	97.5%	98.4%	97.7%	92.6%	77.7%	63.7%	64.8%	68.8%	73.8%	95.2%
The Zoo	92.8%	97.0%	91.7%	88.6%	99.4%	83.8%	92.8%	98.4%	99.5%	92.3%	98.8%	99.1%	95.2%	92.0%	94.1%
Total(2)	94.0%	94.8%	89.7%	90.0%	96.2%	92.8%	93.9%	97.0%	97.6%	93.2%	94.6%	94.2%	93.4%	94.3%	91.3%
(1)	Current Occupancy is based on the underwritten rent rolls as of October 31, 2025 and based on the total square footage at each property.
(2)	Represents a weighted average for current occupancy and straight-line average for historical occupancy.

Environmental. According to the Phase I environmental reports dated between October 3, 2025 and October 6, 2025, controlled recognized environmental conditions were identified at the Ballard Property and the Salmon Main Property as a result of remaining subsurface impacts due to prior site uses. Both properties received “No Further Action” letters with site use restrictions; however, no further investigations are necessary.

The Markets. The ActivSpace Portfolio Properties are comprised of 10 self storage assets divided into three metropolitan groups located in Seattle, Washington; Portland, Oregon; and San Francisco, California.

Seattle, Washington

The Ballard Property, Fremont Property, North Seattle Property, West Seattle Property, and The Zoo Property are located in the Seattle MSA in Washington. According to the appraisal, these properties had weighted average 2025 population by allocated loan amount within a one-, three- and five-mile radius of the respective properties of 27,086, 218,503, and 478,227, respectively, and within the same radii a median household income of $141,797, $133,142, and $133,651, respectively.

Portland, Oregon

The Salmon Main Property, Lovejoy Property, and Quimby Raleigh Property are located in the Portland MSA in Oregon. According to the appraisal, these properties had weighted average 2025 population by allocated loan amount within a one-, three- and five-mile radius of the respective properties of 37,599, 197,016, and 435,843, respectively, and within the same radii a median household income of $80,616, $94,011, and $102,374, respectively.

San Francisco, California

The Berkeley Property and Mission Property are located in the San Francisco MSA in California. According to the appraisal, these properties had weighted average 2025 population by allocated loan amount within a one-, three- and five-mile radius of the respective properties of 64,245, 429,825, and 680,805, respectively, and within the same radii a median household income of $135,406, $129,797, and $129,896, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the ActivSpace Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM 8/31/2025	Underwritten	Per Square Foot	%(1)
Gross Potential Rent	$9,560,453	$9,900,653	$9,913,168	$10,217,647	$11,618,232	$46.55	100.0%
Vacancy	0	0	0	0	(1,151,580)	(4.61)	(9.9%)
Net Rental Income	$9,560,453	$9,900,653	$9,913,168	$10,217,647	$10,466,652	$41.93	90.1%
Other Income	338,009	312,941	306,694	257,846	257,846	1.03	2.2%
Effective Gross Income	$9,898,462	$10,213,594	$10,219,862	$10,475,493	$10,724,498	$42.97	92.3%

Real Estate Taxes	573,282	580,564	637,515	677,375	651,590	2.61	6.1%
Insurance	99,081	116,003	267,084	329,836	172,514	0.69	1.6%
Utilities	521,044	543,475	587,410	598,690	598,690	2.40	5.6%
Repairs and Maintenance	340,325	367,476	374,493	371,236	371,236	1.49	3.5%
Management Fee	495,679	511,983	510,993	523,777	321,735	1.29	3.0%
General and Administrative	216,892	266,326	245,799	256,563	256,563	1.03	2.4%
Total Expenses	$2,246,303	$2,385,827	$2,623,294	$2,757,477	$2,372,328	$9.50	22.1%

Net Operating Income	$7,652,159	$7,827,767	$7,596,568	$7,718,016	$8,352,170	$33.46	77.9%
Replacement Reserves	0	0	0	0	24,960	0.10	0.2%
Net Cash Flow	$7,652,159	$7,827,767	$7,596,568	$7,718,016	$8,327,210	$33.36	77.6%
(1)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Borrowers. The borrowers are Workshops Seattle Ballard, L.L.C., 41st Street Partners Property, LLC, Workshops Seattle Lake City Way, L.L.C., Salmon City, L.L.C., West Seattle Venture Property, LLC, Workshops Portland Lovejoy Property, LLC, Workshops Portland Carson, L.L.C., Quimby Venture Portland, LLC, Workshops Berkeley Carleton Property, LLC and 18th and Treat Venture San Francisco, LLC, each a Delaware or Washington limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the ActivSpace Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Gary Romain. Gary Romain is the Director at ActivSpace LLC (“ActivSpace”), a Seattle-based company specializing in providing affordable, private spaces for artists, creators, and small businesses. He has held this leadership role since approximately 2010, overseeing operations from the firm’s headquarters in Seattle, Washington. ActivSpace started over 30 years ago in Seattle and is a recipient of the City of Seattle Mayor’s Small Business Award for Excellence.

Property Management. The ActivSpace Portfolio Properties are managed by ActivSpace LLC, an affiliated company.

Initial and Ongoing Reserves. At origination of the ActivSpace Portfolio Whole Loan, the borrowers deposited approximately (i) $164,204 into a reserve account for real estate taxes and (ii) $74,037 into a reserve account for insurance.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $62,108).

Insurance Reserve. So long as a blanket policy is not in effect, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by such policies upon the expiration thereof (initially estimated to be $14,807). At origination of the ActivSpace Portfolio Whole Loan, a blanket policy was not in effect.

Replacement Reserve. The borrowers are required to deposit into a replacement reserve, on a monthly basis, approximately $2,080 to be used for replacements at the ActivSpace Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Low DSCR Reserve. In order to avoid the commencement or to end the continuance of a Low DSCR Period (as defined below), the borrowers may deposit a Low DSCR Cure Deposit (as defined below) into a low DSCR reserve, which may be held as additional security for the ActivSpace Portfolio Whole Loan.

“Low DSCR Period” means the period commencing when the debt service coverage ratio (“DSCR”) is less than 1.50x as of the last day of each calendar quarter during the term of the ActivSpace Portfolio Whole Loan (the “Calculation Date”); provided, however, if any tenant becomes subject to an adjustment event, then the underwritten net cash flow as of the most recent Calculation Date may be immediately adjusted downward by the lender and, to the extent such adjustment results in a DSCR that is below 1.50x, a Low DSCR Period will immediately commence. A Low DSCR Period will end once the ActivSpace Portfolio Properties have achieved a DSCR of at least 1.50x for one Calculation Date, as the lender may reasonably determine (provided that if the borrowers’ financial reports are not delivered to the lender within 30 days after the date in which such financial reports are due pursuant to the terms of the ActivSpace Portfolio Whole Loan documents and the lender has given the borrowers at least 15 days prior written notice of such failure, a Low DSCR Period will be deemed to have commenced and be ongoing, unless and until such financial reports are delivered and the financial reports indicate that no Low DSCR Period is ongoing).

“Low DSCR Cure Deposit” means an amount equal to $2,000,000, which deposit will be effective for the succeeding three Calculation Dates following such deposit. If on each of the fourth such Calculation Date thereafter (i.e., the fourth, the eighth, the 12th and/or the 16th Calculation Date, as applicable, following the deposit of the original $2,000,000), the DSCR continues to be less than 1.50x, in order to continue to avoid the commencement of a Low DSCR Period, the borrowers may make additional $2,000,000 deposits (for a total of $4,000,000 on the fourth Calculation Date, $6,000,000 on the eighth Calculation Date, $8,000,000 on the 12th Calculation Date and $10,000,000 on the 16th Calculation Date, as applicable) to be held and disbursed in accordance with the provisions of the ActivSpace Portfolio Whole Loan documents, each of which will be effective for the succeeding three Calculation Dates following such deposit. In lieu of making a Low DSCR Cure Deposit in cash, the borrowers may deliver to the lender a letter of credit with a face amount equal to such Low DSCR Cure Deposit in accordance with the provisions of the ActivSpace Portfolio Whole Loan documents.

Lockbox / Cash Management. The ActivSpace Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. So long as no Trigger Period (as defined below) is continuing, the borrowers will have access to the funds deposited into the lockbox account, and may utilize the lockbox account as an operating account. During the continuance of a Trigger Period, the borrowers will no longer have any further access to the funds in the lockbox account, and such funds in the lockbox account are required to be swept to a lender-controlled cash management account, and applied and disbursed in accordance with the ActivSpace Portfolio Whole Loan documents, with any excess funds to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the ActivSpace Portfolio Whole Loan.

“Trigger Period” means a period (A) commencing upon (i) an event of default under the ActivSpace Portfolio Whole Loan documents, (ii) the commencement of Low DSCR Period, (iii) a bankruptcy action of the manager if the manager is an affiliate of any borrower or the guarantor, or (iv) a bankruptcy action of any borrower, any general partner or managing member of a borrower (each an “SPC Party”) or the guarantor; and the Trigger Period will end, in each case provided no other Trigger Period is then continuing, if, (a) with respect to clause (i), the event of default commencing the Trigger Period has been cured, such cure has been accepted by the lender and no other event of default is then continuing, (b) with respect to a clause (ii), the Low DSCR Period has ended, (c) with respect to clause (iii), if the manager is replaced with a non-affiliated manager approved by the lender under a replacement management agreement approved by the lender, such replacement manager and the borrowers execute and deliver an assignment and subordination agreement satisfactory to the lender, (d) and with respect to clause (iv), such bankruptcy action is discharged or dismissed within 60 days of filing.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine and Subordinate Debt. Not permitted.

Partial Release. Provided that no event of default is continuing under the ActivSpace Portfolio Whole Loan documents, at any time ten business days after the closing date of the securitization that includes the last note to be securitized of the ActivSpace Portfolio Whole Loan, the borrowers may obtain the release (without electing to defease the ActivSpace Portfolio Whole Loan) of a non-income producing portion of the Salmon Main Property provided that, among other conditions, (i) the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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borrowers deliver a REMIC opinion and (ii) after giving effect to the release, the loan-to-value ratio with respect to the remaining ActivSpace Portfolio Properties is no greater than 125.0%.There are no additional property releases associated with the ActivSpace Portfolio Whole Loan.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
70

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 5 – 535 & 545 5th Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
71

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 5 – 535 & 545 5th Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
72

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 5 – 535 & 545 5th Avenue
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	GACC, SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$39,989,247	Property Type – Subtype:	Mixed Use – Retail / Office
% of IPB:	4.8%	Net Rentable Area (SF):	507,207
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	535-545 Fee LLC	Year Built / Renovated:	1897-1927 / 2017
Borrower Sponsor:	Joseph Moinian	Occupancy:	88.8%
Interest Rate:	7.06000%	Occupancy Date:	11/18/2025
Note Date:	1/9/2026	4th Most Recent NOI (As of):	$22,509,933 (12/31/2022)
Maturity Date:	1/9/2031	3rd Most Recent NOI (As of):	$23,594,550 (12/31/2023)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$26,957,312 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$28,391,172 (TTM 10/31/2025)
Original Amortization Term(2):	3,720 months	UW Economic Occupancy:	91.4%
Amortization Type:	Amortizing Balloon	UW Revenues:	$46,570,727
Call Protection(3):	L(23),YM1(2),DorYM1(31),O(4)	UW Expenses:	$16,373,927
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$30,196,800
Additional Debt(1):	Yes	UW NCF:	$30,095,359
Additional Debt Balance(1):	$269,927,419	Appraised Value / Per SF:	$490,000,000 / $966
Additional Debt Type(1):	Pari Passu	Appraisal Date:	11/21/2025

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap		Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$611
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF(2):	$601
Required Repairs Reserve:	$100,750	$0	N/A	Cut-off Date LTV:	63.2%
Replacement Reserve:	$0	$8,453	N/A	Maturity Date LTV(2):	62.2%
Rollover Reserve(5):	$52,000	$0	N/A	UW NCF DSCR(2):	1.30x
Other Reserves:	$2,515,028	$0	N/A	UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$310,000,000	96.9%	Loan Payoff(6)(7)	$314,826,919	98.4%
Equity Contribution	9,981,186	3.1	Upfront Reserves	2,667,778	0.8
			Closing Costs	2,486,489	0.8
Total Sources	$319,981,186	100.0%	Total Uses	$319,981,186	100.0%
(1)	The 535 & 545 5th Avenue Mortgage Loan (as defined below) is part of the 535 & 545 5th Avenue Whole Loan (as defined below), which is comprised of 12 pari passu promissory notes with an aggregate original balance of $310,000,000. The 535 & 545 5th Avenue Whole Loan was originated by DBR Investments Co. Limited (“DBRI”) and Societe Generale Financial Corporation (“SGFC”). For additional information, see “The Loan” below. The information presented under “Financial Information” above is calculated based on the 535 & 545 5th Avenue Whole Loan.
(2)	The 535 & 545 5th Avenue Whole Loan’s monthly debt service payments are equal to a monthly payment of (i) the interest accrued on the outstanding principal balance accrued at the “Interest Rate %” during the interest period immediately preceding such monthly payment date plus (ii) a principal pay-down of $83,333.33. Based on the principal pay-down, the borrower pays the outstanding principal balance of the 535 & 545 5th Avenue Whole Loan by $999,999.96 on an annual basis, therefore, the “Original Amortization Term” reflects an amortizing period of approximately 3720 months.
(3)	On or after January 9, 2028, the borrower will have the right to voluntary prepay the 535 & 545 5th Avenue Whole Loan, in whole, but not in part, with the greater of a yield maintenance premium or 1% of the outstanding principal balance of the Whole Loan, with no prepayment fee being due on and after the October 9, 2030 payment date. In addition, Defeasance of the 535 & 545 5th Avenue Whole Loan in full (but not in part) is permitted at any time after the earlier of (i) January 9, 2029 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed defeasance lockout period of 25 payments is based on the expected BBCMS 2026-5C40 securitization trust closing date in February 2026. The actual defeasance lockout period may be longer.
(4)	For an additional description of Escrows and Reserves, see “Escrows and Reserves” below.
(5)	The 535 & 545 5th Avenue Whole Loan is structured with a day one cash flow sweep which is required to continue until $12.0 million of available cash has been swept into the Rollover Reserve. The $12.0 million is to be used for accretive tenant improvements and leasing commissions (“TI/LCs”) only. On a PSF basis, that represents $81 PSF on all rolling space through the loan term and $46 PSF through the end of 2031.
(6)	The prior securitized mortgage loan secured by the 535 & 545 5th Avenue Property (as defined below) in the original amount of $310,000,000 at a non-default interest rate of 3.86000% matured on March 6, 2025, and was transferred to special servicing on March 20, 2025, due to maturity default. The trustee of the lead securitization filed a foreclosure action against the borrower and the 535 & 545 5th Avenue Property on July 9, 2025, which has been discontinued in connection with the 535 & 545 5th Avenue Whole Loan origination.
(7)	The Loan Payoff is inclusive of approximately $7.13 million in default and liquidation fees, which represents the net owed fees when accounting for the offset of a cash reserve from the prior loan which swept cash flow since maturity default. The Loan Payoff amount includes a waiver of $500,000 in default interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
73

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 5 – 535 & 545 5th Avenue

The Loan. The 5th largest mortgage loan (the “535 & 545 5th Avenue Mortgage Loan”) is part of a whole loan (the “535 & 545 5th Avenue Whole Loan”) evidenced by 12 pari passu notes that is secured by the borrower’s fee interest in a 507,207 square foot mixed-use property in New York, New York (the “535 & 545 5th Avenue Property”).

The 535 & 545 5th Avenue Mortgage Loan, which is evidenced by the non-controlling Notes A-3 (being contributed by GACC) and A-11 (being contributed by SGFC) has an outstanding principal balance as of the Cut-off Date of $39,989,247.31. The 535 & 545 5th Avenue Whole Loan has an aggregate outstanding principal balance as of the Cut-off Date of $309,916,666.67. The 535 & 545 5th Avenue Whole Loan is amortizing at a rate of $83,333.33 per month for an estimated amortizing term of 3,720 months and accrues interest on an Actual/360 basis.

The relationship between the holders of the 535 & 545 5th Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool —The Whole Loans—The Serviced Pari Passu Whole Loans” and “-The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 535 & 545 5th Avenue Whole Loan will initially be serviced under the pooling and servicing agreement for the BBCMS 2026-5C40 securitization trust, provided that upon the securitization of the controlling Note A-1, the 535 & 545 5th Avenue Whole Loan will be serviced under the pooling and servicing agreement for the securitization to which Note A-1 is contributed. See “The Pooling and Servicing Agreement-Servicing of the Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the 535 & 545 5th Avenue Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$75,000,000	$74,979,839	DBRI	Yes
A-2(1)	$50,000,000	$49,986,559	DBRI	No
A-3	$26,000,000	$25,993,011	BBCMS 2026-5C40	No
A-4(1)	$15,000,000	$14,995,968	DBRI	No
A-5(1)	$15,000,000	$14,995,968	DBRI	No
A-6(1)	$10,000,000	$9,997,312	DBRI	No
A-7(1)	$9,000,000	$8,997,581	DBRI	No
A-8(1)	$40,000,000	$39,989,247	SGFC	No
A-9(1)	$25,000,000	$24,993,280	SGFC	No
A-10(1)	$20,000,000	$19,994,624	SGFC	No
A-11	$14,000,000	$13,996,237	BBCMS 2026-5C40	No
A-12(1)	$11,000,000	$10,997,043	SGFC	No
Whole Loan	$310,000,000	$309,916,667
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The 535 & 545 5th Avenue Property consists of two mixed use office/retail buildings (the “535 5th Avenue Property”, and the “545 5th Avenue Property”) totaling 507,207 square feet located on 5th Avenue between 44th and 45th Street in Midtown Manhattan. Both buildings offer ground floor, Class A 5th Avenue retail. The 535 & 545 5th Avenue Property is situated between Times Square and Grand Central station, which draws in foot traffic for the retail portion from Times Square visitors and commuters through Grand Central. The total office portion of the 535 & 545 5th Property equals 418,403 square feet (82.5% of NRA) and accounts for 53.2% of the underwritten base rent. The total retail portion at the 535 & 545 5th Avenue Property equals 88,804 square feet (17.5% of NRA) and accounts for 46.8% of the underwritten base rent. The 535 5th Avenue Property is a 36-story mixed use office/retail building built in 1927 and consists of 327,042 square feet (64.5% of NRA and 58.5% of underwritten base rent) including 277,408 square feet of office and storage space, and 49,643 square feet of retail space. The 545 5th Avenue Property is a 13-story building built in 1897 and consists of 180,165 square feet (35.5% of NRA and 41.5% of underwritten base rent) including 140,995 square feet of office spaces and 39,170 square feet of retail space.

The borrower sponsor acquired the 535 & 545 5th Avenue Property in 2006 and began a comprehensive renovation to modernize the 535 & 545 5th Avenue Property and has continued to commit capital to improve the 535 & 545 5th Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
74

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 5 – 535 & 545 5th Avenue

Property throughout the years. Most recently, between December 2019 and December 2024, the 535 & 545 5th Avenue Property underwent significant capital investments totaling $33.4 million ($66 PSF). During this renovation, the borrower sponsor invested approximately $7.9 million into building improvements and $25.5 million into tenant improvements, including $11.0 million in improvements in the ground floor retail alone. The 535 & 545 5th Avenue Property was comprehensively renovated and modernized to meet the standards of Class-A office assets located in New York City. Recent improvements include storefront replacements, a full sidewalk replacement, lighting upgrades to LED standards, local law 11 upgrades, and 301,000 SF of tenant buildouts.

As of November 18, 2025, the 535 & 545 5th Avenue Property was 88.8% occupied. The 535 & 545 5th Avenue Property features a weighted average lease term remaining of 6.0 years, with top tenants (71.8% of underwritten base rent) presenting a weighted average lease term remaining of 6.7 years. The top tenants include The NBA Store (as defined below) (20.0% of UW base rent; 5.0% NRA), Best Buy (as defined below); (19.5% of underwritten base rent; 7.3% NRA), Empire Offices (as defined below) (6.8% of UW base rent; 9.6% NRA), Laboratory Institute of Merchandising, Inc. (4.7% of underwritten base rent; 5.9% NRA), SPSLC, LLC (Shafer Surgical) (3.8% of underwritten base rent; 4.9% NRA), and Gardiner & Theobald, Inc. (3.9% of underwritten base rent; 5.9% NRA). The ground floor retail is occupied by the NBA Store, Lids, Paris Saint-Germain (PSG), Läderach, and Best Buy. The office tenancy consists of mostly non-traditional office users including tenants in the jewelry, medical and education sectors. No office tenant, including those in non-traditional office sectors, makes up more than 6.8% of underwritten base rent, individually. 29.0% of tenants roll within the loan term. The 535 & 545 5th Avenue Whole Loan is structured with a day one cash flow sweep which is required to continue until the future leasing reserve totals $12.0 million. The $12.0 million is to be used for accretive TILCs only. On a PSF basis, that represents $81 PSF on all rolling space through the loan term and $46 PSF through the end of 2031.

The following table presents certain information relating to the space types that comprise the 535 & 545 5th Avenue Property:

Property Summary(1)
Space Type	Total SF	% Total SF	Occupancy	UW Base Rent	% of UW Base Rent	UW Base Rent PSF(2)
Office(3)	418,403	82.5%	86.5%	$22,497,527	53.2%	$62.20
Retail	88,804	17.5%	100.0%	$19,780,183	46.8%	$222.74
Total / Wtd. Avg.	507,207	100.0%	88.8%	$42,277,710	100.0%	$93.84
(1)	Based on the underwritten rent roll dated November 18, 2025.
(2)	UW Base Rent PSF excludes vacant space and vacant underwritten base rent.
(3)	Office tenants include 58,137 square feet of jeweler tenants, 60,525 square feet of medical tenants, and 31,898 square feet of education tenants.

Major Tenants. The largest tenants by underwritten base rent at the 535 & 545 5th Avenue Property are NBA Media Ventures, LLC (“The NBA Store”), Best Buy Stores, L.P. (“Best Buy”) and Empire Offices 535 Fifth Holdings LLC (“Empire Offices”).

The NBA Store (25,562 square feet; 5.0% of Total NRA; 20.0% of underwritten base rent): The NBA Store was opened in 1998 at 666 5th Avenue. The NBA Store relocated to the 535 & 545 5th Avenue Property, which is its only store in New York City, in December of 2014. The NBA Store offers a variety of official merchandise and apparel. Among its many products, the store sells current NBA & WNBA jerseys, replica jerseys of retired players, footwear, collectibles, photography, and other gifts. The store represents all 30 NBA teams along with exclusive products for star players including LeBron James and Kevin Durant. The NBA Store is building out its space and has also entered into a partnership agreement with Fanatics. Fanatics operates The NBA Store and Hat World Inc. (Official Paris St. Germain Store) at the 535 & 545 5th Avenue Property alongside the leagues online stores, establishing synergy at the 535 & 545 5th Avenue storefronts.

The NBA Store has the one-time right to terminate its lease effective as of December 18, 2030 upon not less than 12 months' prior written notice to the landlord and payment of a termination fee in the amount of $1,142,945 at the time tenant delivers the termination notice. Given it is also a Sweep Lease (as defined below), in the event of a termination by the NBA Store, a lease sweep would commence on the first monthly payment date under the 535 & 545 5th Avenue Whole Loan documents following the earlier to occur of (a) the receipt of notice that the tenant has exercised its termination option and (b) the monthly payment date occurring in November 2029.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
75

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 5 – 535 & 545 5th Avenue

Best Buy (36,787 square feet; 7.3% of Total NRA; 19.5% of underwritten base rent): Best Buy (NYSE: BBY) (Moody’s: A3 / S&P: BBB+) Best Buy is a multinational consumer electronics retailer that sells products and services in the United States and internationally. Best Buy offers an assortment of the latest, name-brand technology, and its service teams help with designs, consultations, delivery, installation, tech support and repair. Additionally, Best Buy is an authorized Apple dealer. The Best Buy store moved to the 535 & 545 5th Avenue Property just prior to the COVID-19 pandemic, increasing its footprint from approximately 25,000 SF at the building across the street to nearly 37,000 SF at the 535 5th Avenue Property through 2031. It is one of only four Best Buy locations in Manhattan. Best Buy has no termination options. Best Buy has two five-year extension options upon providing the landlord with a notice prior to April 1, 2030.

Empire Offices (48,758 square feet; 9.6% of Total NRA; 6.8% of underwritten base rent): Empire Offices is a coworking space operated by Helix Workspace. Helix provides flexible workspace solutions across New York. The offices are furnished with Steelcase desks and Herman Miller Aeron Chairs. Empire Offices features a TouchDown Space, a Strategy Room, a large Board Room, as well as day offices. Communal areas include a lounge area with full kitchen facilities, soft seating and are equipped with an LED TV.

Empire Offices currently occupies approximately 19,100 square feet and has signed a lease for approximately 30,000 SF of additional space at the 535 & 545 5th Avenue Property in December 2025, which it is currently in the process of building out. The tenant plans to combine the two suites. We cannot assure you that Empire Offices will take possession of this additional space. Empire Offices does not have renewal or termination options.

The following table presents certain information relating to the historical occupancy of the 535 & 545 5th Avenue Property:

Historical and Current Occupancy(1)
2022(2)	2023	2024	Current(3)
65.0%	96.0%	95.0%	88.8%
(1)	Historical occupancies are as of December 31 of each respective. year unless otherwise stated.
(2)	The 535 & 545 5th Avenue Property experienced low occupancy due to Covid-19. In 2022, the borrower was able to sign Hat World and Shafer Surgical which has contributed to increased occupancy in the following years.
(3)	Current Occupancy is as of November 18, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 5 – 535 & 545 5th Avenue

The following table presents certain information relating to the tenants at the 535 & 545 5th Avenue Property:

Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
The NBA Store(3)	Retail	NR/NR/NR	25,562	5.0%	330.08	8,437,500	20.0%	1/18/2036
Best Buy Stores, L.P.	Retail	A3/BBB+/NR	36,787	7.3	224.26	8,250,000	19.5%	3/31/2031
Empire Offices 535 Fifth Holdings LLC	Office	NR/NR/NR	48,758	9.6	58.71	2,862,465	6.8%	Various(4)
Laboratory Institute of Merchandising, Inc.(5)	Office	NR/NR/NR	30,160	5.9	65.21	1,966,759	4.7%	11/30/2031
Laderach Fifth Avenue LLC	Retail	NR/NR/NR	7,644	1.5	229.42	1,753,683	4.10%	2/28/2030
SPSLC, LLC (Shafer Surgical)	Office	NR/NR/NR	24,832	4.9	66.86	1,660,235	3.90%	10/31/2032
Gardiner & Theobald, Inc.	Office	NR/NR/NR	30,035	5.9	55.00	1,651,925	3.9%	2/23/2031
L.M. Cohen & Co. LLP Certified Public Accountants	Office	NR/NR/NR	20,159	4.0	68.60	1,382,872	3.3%	12/22/2028
Manhattan Endo, LLC	Office	NR/NR/NR	17,344	3.4	71.77	1,244,835	2.9%	3/31/2029
International Gemological Institute Inc.	Office	NR/NR/NR	20,183	4.0	57.07	1,151,864	2.7%	3/31/2039
Top 10 Tenants			261,464	51.5%	$116.12	$30,362,138	71.8%
Remaining Occupied			189,061	37.3	63.03	11,915,572	28.2%
Total Occupied			450,525	88.8%	$93.84	42,277,710	100.0%
Vacant Space			56,682	11.2
Collateral Total			507,207	100.0%

(1)	Based on the underwritten rent roll dated November 18, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	The NBA Store may elect to terminate its lease at the 535 & 545 5th Avenue Property on December 18, 2030 upon no less than one year’s notice and payment of a termination fee of $1,142,945 to the borrower.
(4)	Empire Offices 535 5th Holdings LLC has multiple leases which expire on August 31, 2031 and June 30, 2036. Empire Offices is building out approximately 30,000 square feet of its space for which it recently signed a lease. We cannot assure you that Empire Offices will take possession of its additional space.
(5)	Laboratory Institute of Merchandising, Inc. has the right to terminate its lease effective May 31, 2029, provided that the landlord receives notice of termination no later than May 31, 2028.

The following table presents certain information relating to the tenant lease expirations at the 535 & 545 5th Avenue Property:

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	56,682	11.2%	NAP	NA	P	56,682	11.2%	NAP	NAP
2026 & MTM	11	38,060	7.5	$2,259,696	5.3%		94,742	18.7%	$2,259,696	5.3%
2027	4	12,855	2.5	$938,148	2.2		107,597	21.2%	$3,197,843	7.6%
2028	5	31,830	6.3	$2,099,586	5.0		139,427	27.5%	$5,297,429	12.5%
2029	7	49,836	9.8	$3,519,332	8.3		189,263	37.3%	$8,816,761	20.9%
2030	3	14,753	2.9	$2,242,087	5.3		204,016	40.2%	$11,058,848	26.2%
2031	4	116,078	22.9	$12,929,889	30.6		320,094	63.1%	$23,988,737	56.7%
2032	6	48,940	9.6	$2,820,077	6.7		369,034	72.8%	$26,808,814	63.4%
2033	1	3,269	0.6	$196,140	0.5		372,303	73.4%	$27,004,954	63.9%
2034	5	45,905	9.1	$3,127,272	7.4		418,208	82.5%	$30,132,226	71.3%
2035	0	0	0.0	$0	0.0		418,208	82.5%	$30,132,226	71.3%
2036	3	60,080	11.8	$10,530,120	24.9		478,288	94.3%	$40,662,346	96.2%
2037 & Thereafter	2	28,919	5.7	$1,615,364	3.8		507,207	100.0%	$42,277,710	100.0%
Total / Wtd. Avg.	51	507,207	100.0%	$42,277,710	100.0%		507,207	100.0%	$42,277,710	100.0%
(1)	Based on the underwritten rent roll dated November 18, 2025.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place. Certain tenants have more than one lease.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
77

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 5 – 535 & 545 5th Avenue

The following table presents certain information relating to the operating history and underwritten net cash flow of the 535 & 545 5th Avenue Property:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	2024	TTM(2)	Underwritten	Per Square Foot	%(3)
Base Rent	$35,410,474	$36,483,584	$39,155,754	$40,831,173	$43,137,711	$42,277,710	$83.35	84.2
Rent Steps	0	0	0	0	0	2,243,923	4.42	4.5
Vacancy Lease-Up	0	0	0	0	0	3,632,914	7.16	7.2
Total Base Rent	$35,410,474	$36,483,584	$39,155,754	$40,831,173	$43,137,711	$48,154,547	$94.94	95.9%
Total Reimbursements	1,873,752	1,743,738	2,817,823	2,437,444	1,358,522	1,358,522	2.68	2.7
Other Income(4)	769,413	778,233	1,533,729	2,599,339	690,573	690,573	1.36	1.4
Gross Potential Rent	$38,053,639	$39,005,554	$43,507,306	$45,867,955	$45,186,806	$50,203,641	$98.98	100.0%
(Vacancy/Credit Loss/Abatements)	0	(1,582,153)	(3,141,786)	(1,760,384)	0	(3,632,914)	(7.16)	(7.2)
Effective Gross Income	$38,053,639	$37,423,401	$40,365,521	$44,107,572	$45,186,806	$46,570,727	$91.82	92.8%
Total Expenses(5)	13,988,520	14,913,468	16,770,970	17,150,259	16,795,633	16,373,927	32.28	35.2
Net Operating Income	$24,065,119	$22,509,933	$23,594,550	$26,957,312	$28,391,172	$30,196,800	$59.54	64.8%
Capital Expenditures	0	9,178	0	0	0	101,441	0.20	0.2
TI/LC	0	0	0	0	0	0	0.00	0.0
Net Cash Flow	$24,065,119	$22,500,755	$23,594,550	$26,957,312	$28,391,172	$30,095,359	$59.34	64.6%
(1)	Based on the underwritten rent roll dated November 18, 2025, with contractual rent steps through December 2026.
(2)	TTM represents the trailing 12-month period ending October 31, 2025.
(3)	% column represents percent of Gross Potential Rent for revenue lines and percent of Effective Gross Income for all remaining fields.
(4)	Other Income is based on the borrower’s 2024 budget and is comprised of percentage rent, parking, direct billing, administrative fees, roof and telecom, late fees and deposit fees bad debt, and miscellaneous income.
(5)	Total Expenses includes management fees, real estate taxes, insurance, common area maintenance, repairs and maintenance, utilities, payroll, general and administrative, security, elevators and escalators, parking expenses, marketing and direct bill expenses.

Environmental. According to the Phase I environmental assessment dated April 24, 2025, there was no evidence of any recognized environmental conditions at the 535 & 545 5th Avenue Property.

Appraisal. According to the appraisal, the 535 & 545 5th Avenue Property had an “as-is” appraised value of $490,000,000 as of November 21, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$490,000,000	6.00%
(1)	Source: Appraisal.

The Market. The 535 & 545 5th Avenue Property is located in New York, New York within the Grand Central Office submarket of Midtown Manhattan and the 5th Avenue retail submarket. The Grand Central Office submarket is the largest and oldest submarket in Manhattan. According to the appraisal, the submarket has an existing inventory of 47.2 million square feet with asking rents of $71.20 per square foot which is a $3.53 PSF increase over the prior year. Additionally, availability ended the third quarter of 2025 at 12.9% which is the lowest availability in five years. The Grand Central Office submarket’s proximity to major forms of public transportation (Grand Central Terminal, Port Authority Bus Terminal and Penn Station) as well as accessibility to multiple subway lines has allowed the submarket to remain one of the strongest with relatively limited spikes in availability and vacancy rates in comparison to the remainder of Manhattan.

According to the appraisal, the 535 & 545 5th Avenue Property is also located in the 5th Avenue Retail submarket. Over the last 12 months, there has been investment activity from luxury brands decreasing availability particularly along the Upper 5th Avenue corridor. Retailers such as Uniqlo, Prada, Kering, Tiffany, Louis Vuitton, Apple, Harry Winston and Gucci have reestablished long-term flagship locations along the corridor. The average asking rent on Lower 5th Avenue where the 535 & 545 5th Avenue Property is located is $650 per square foot. According to the appraisal, there are 111 storefronts as of the third quarter of 2025 with an availability rate of 13.0% which is down 2.3% from the prior year.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 5 – 535 & 545 5th Avenue

The following table presents certain information relating to comparable retail leases for the 535 & 545 5th Avenue Property:

Comparable Retail Rental Summary(1)
Property / Location	Tenant Size (SF)	Tenant Name	Base Rent PSF(2)	Commencement	Lease Term (Months)
535 & 545 5th Avenue	25,562(3)	The NBA Store	$330.08(3)	Q4 2014	253(3)
New York, NY
785 5th Avenue	12,215	Audemars Piguet	$498.66	Q2 2025	144
New York, NY
640 5th Avenue	1,624	This Bowl	$221.67	Q1 2025	120
New York, NY
500 5th Avenue	1,580	Calzedonia	$560.90	Q1 2025	122
New York, NY
511 5th Avenue	27,459	The North Face	$454.67	Q3 2024	120
New York, NY
597 5th Avenue	12,865	Club Monaco	$415.52	Q2 2024	120
New York, NY
510 5th Avenue	19,323	GU	$636.34	Q2 2024	120
New York, NY
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Showing ground floor rent per square foot
(3)	Based on the underwritten rent roll dated November 18, 2025.

The following table presents certain information relating to comparable office leases for the 535 & 545 5th Avenue Property:

Comparable Office Rental Summary(1)
Property Address/Location	Tenant Size (SF)	Tenant Name	Base Rent PSF	Commencement	Lease Term (Months)
535 & 545 5th Avenue	29,662(2)(3)	Empire Offices	$60.73(2)	Dec-25(2)	127(2)
New York, NY
666 Third Avenue	9,907	Graintree Lending	$72.00	Nov-25	60
New York, NY
60 East 42nd Street	16,402	Haver Analytics, Inc.	$80.00	Sep-25	136.7
New York, NY
360 Lexington Avenue	15,214	Citymeals-on-Wheels	$60.00	Aug-25	192
New York, NY
360 Madison Avenue	35,142	EOS Products	$65.00	July-25	133
New York, NY
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated November 18, 2025.
(3)	Empire Offices already occupied 19,096 SF at the 535 & 545 5th Avenue Property since September 1, 2011.

The Borrower. The borrower is 535-545 Fee LLC, a Delaware limited liability company structured as a single purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 535 & 545 5th Avenue Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Joseph Moinian. Joseph Moinian, is the founder and CEO of The Moinian Group, which is a large privately held real estate investment company with a portfolio in excess of 20 million square feet. Founded in 1982 by Joseph Moinian, The Moinian Group develops, owns, and operates properties across every asset category. The firm focuses primarily on its New York City commercial, residential, and hospitality assets. Some of the Moinian Group’s recent projects include Sky, a luxury residential apartment building located

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 5 – 535 & 545 5th Avenue

at 605 W 42nd St, New York, NY, and 3 Hudson Boulevard, a 1.9 million square foot office tower located in New York that is currently under construction.

Property Management. The 535 & 545 5th Avenue Property is managed by Columbus Property Management LLC.

Escrows and Reserves. At origination of the 535 & 545 5th Avenue Whole Loan, the borrower deposited $52,000 into the rollover reserve, $2,515,028 into the rent concessions reserve, and $100,750 into the required repairs reserve.

Tax Escrows – The borrower is not required to escrow any funds on the monthly payment date occurring in February. On each monthly payment date occurring on March, April, May, and June of 2026, the borrower is required to escrow $1,221,406.95 into the tax reserve account. On a monthly basis thereafter, the borrower is required to escrow 1/12th of the estimated annual real estate tax payments (initially, $814,271.30).

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 535 & 545 5th Avenue Whole Loan documents and the borrower provides evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $8,453.45 for the payment or reimbursement of approved capital expenses.

Rollover Reserve – On a monthly basis during a Rollover Sweep Period (as defined below), all excess cash after payments of required reserves, debt service and other amounts due under the 535 & 545 5th Avenue Whole Loan documents and operating expenses, will be deposited into the Rollover Reserve until $12,000,000 has been deposited. A Rollover Sweep Period commenced on the origination date of the 535 & 545 5th Avenue Whole Loan.

Lockbox / Cash Management. The 535 & 545 5th Avenue Whole Loan is structured with a hard lockbox and in place cash management. The borrower is required to cause all rents to be transmitted directly by tenants into a lender-controlled lockbox account, and if the borrower or property manager receives any revenue to deposit it into the lockbox account within two business days of receipt. All sums deposited into the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender to be applied to payment of all monthly amounts due under the 535 & 545 5th Avenue Whole Loan documents (including, without limitation, taxes and insurance, debt service, and required reserves) and approved property operating expenses, with any excess funds (the “Excess Funds”) (i) being returned to borrower, if no Trigger Period (as defined below) is continuing, or (ii) if a Rollover Sweep Period is continuing, being deposited into the Rollover Reserve until the Rollover Sweep Period has ended, or (iii) if a Major Tenant Sweep Event is continuing (and no Rollover Sweep Period is continuing), being deposited into a lease sweep reserve until the Major Tenant Sweep Event has been cured, or (iv) if another Trigger Period is continuing, being held by the lender as additional collateral for the 535 & 545 5th Avenue Whole Loan (provided that upon the occurrence of an event of default under the 535 & 545 Fifth Avenue Whole Loan documents, all sums received from the 535 & 545 5th Avenue Property and all funds reserved with lender may be applied to amounts owed under any of the 535 & 545 Fifth Avenue Whole Loan documents in such amounts, order and manner as the lender elects in its sole discretion).

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the 535 & 545 5th Avenue Whole Loan documents, (ii) the bankruptcy or insolvency of any affiliated property manager unless such affiliated property manager has been replaced with an unaffiliated property manager reasonably acceptable to the lender, (iii) a Low Debt Service Period (as hereinafter defined), (iv) a Major Tenant Sweep Event, (v) a receiver, liquidator or trustee is appointed for the borrower or guarantor, or if the borrower or guarantor is adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to state or federal bankruptcy law or (vi) a Rollover Sweep Period.

A “Major Tenant Sweep Event” will commence on the first monthly payment date following (or in the case of clause (a)(1) below, the monthly payment date preceding) the occurrence of any of the following:

(a)           with respect to each Sweep Lease, the earlier to occur of (1) 12 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Sweep Lease; and (2) upon the date required under a Sweep

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 5 – 535 & 545 5th Avenue

Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised);

(b)           the earlier of (1) the receipt by the borrower or property manager of written notice from any tenant under a Sweep Lease exercising any right to terminate its Sweep Lease or (2) the monthly payment date occurring in November 2029

(c)           the date that a Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated or the receipt by the borrower or property manager of written notice from any tenant under a Sweep Lease of its intent to surrender, cancel or terminate the Sweep Lease (or any material portion thereof);

(d)           the date that any tenant under a Sweep Lease discontinues its business (i.e., “goes dark”) in a substantial portion of its space (or any material portion thereof) or gives written notice that it intends to discontinue its business in a substantial portion of its space at the 535 & 545 5th Avenue Property (or any material portion thereof) for reasons other than the following: (w) such cessation occurs in order to allow the tenant to comply with government restrictions which restrict the use or occupancy of the 535 & 545 5th Avenue Property in connection with a pandemic or epidemic, (x) such discontinuation occurs in connection with a renovation of the applicable space in accordance with the applicable Sweep Lease and the related loan agreement, (y) such discontinuation is required in connection with a restoration of the 535 & 545 5th Avenue Property as a result of a casualty or condemnation or (z) such discontinuation occurs as a result of a qualified sublease in which the subtenant is in occupancy and operating its business in the applicable space;

(e)           upon a monetary default in the payment of base rent under a Sweep Lease by the tenant thereunder that continues for more than 60 consecutive days or a material non-monetary default beyond any applicable notice and cure period;

(f)            the occurrence of a bankruptcy event by a tenant under a Sweep Lease. A Major Tenant Sweep Event will end with respect to the applicable event giving rise to the Major Tenant Sweep Event upon the first to occur of the following with respect to such event (identified by sub-clause reference below):

(A)          in the case of clauses (a), (b)(1), (c), and (d) above, the entirety of the Sweep Lease space (or applicable portion thereof) is leased pursuant to one or more qualified leases and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the lease sweep reserve (during the continuance of the subject Major Tenant Sweep Event) or the borrower has deposited sufficient cash with the lender for deposit in the lease sweep reserve, to cover all anticipated leasing expenses, free rent periods, and/or rent abatement periods set forth in all such qualified leases;

(B)          in the case of clause (a) above, the date on which the subject tenant under the Sweep Lease irrevocably exercises its renewal or extension option with respect to all of its space, and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the Lease Sweep Reserve (during the continuance of the subject Major Tenant Sweep Event) or the borrower has deposited sufficient cash with the lender for deposit in the lease sweep reserve to cover all anticipated leasing expenses, free rent periods, and/or rent abatement periods in connection with such renewal or extension;

(C)          in the case of clause (b) above, if such termination option is not validly exercised by the tenant under the applicable Sweep Lease by the latest exercise date specified in such Sweep Lease or is otherwise validly and irrevocably waived in writing by the related tenant;

(D)          in the case of clause (c) above, if such notice of intention to surrender, cancel or terminate the Sweep Lease is irrevocably withdrawn in writing by the related tenant, the landlord has accepted the withdrawal of the related notice in writing and no action was taken by landlord to dispossess the tenant, and the tenant has continued in occupancy of the lease sweep space without interruption;

(E)          in the case of clause (d) above, the date on which the relevant tenant is operating its business in a substantial portion of its space for at least three consecutive months;

(F)           in the case of clause (e) above, the date on which the subject default has been cured, and no other default under such Sweep Lease occurs for a period of three consecutive months following such cure;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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(G)          in the case of clause (f) above, (a) the applicable bankruptcy event has terminated and the applicable Sweep Lease, and each guaranty of the Sweep Lease (if any), has been affirmed or assumed, without modification of such Sweep Lease or any guaranty thereof, by the tenant under the Sweep Lease and each guarantor (if any) of the Sweep Lease in a manner reasonably satisfactory to the lender pursuant to a final, non-appealable order of the bankruptcy court, and in connection therewith all defaults under the Sweep Lease are cured and the tenant under the Sweep Lease is in occupancy of its premises and paying full, unabated rent under the applicable Sweep Lease and (b) adequate assurance of future performance under the Sweep Lease and, if applicable, each guaranty of the Sweep Lease as reasonably determined by the lender is provided;

(H)          and in the case of clauses (a), (b), (c), (d), (e) and (f) above, the date on which the 535 & 545 5th Avenue Property has achieved a debt service coverage ratio of at least 1.40x for two consecutive calculation date, provided that the amounts in the lease sweep reserve collected with respect to the Sweep Lease in question or the borrower has deposited sufficient cash with the lender for deposit in the lease sweep reserve equal to the Lease Sweep Deposit Amount (as defined below) applicable to all such Sweep Lease space.

“Sweep Lease” means the Best Buy lease, The NBA Store lease and any replacement lease covering a majority of the space currently demised under such lease.

“Sweep Tenant” means any tenant under a Sweep Lease.

“Lease Sweep Deposit Amount” means an amount equal to the sum of (i) with respect to Sweep Lease space that is not tenanted with a qualified lease, the total rentable square feet of the applicable Sweep Lease multiplied by $300, and (ii) with respect to Sweep Lease space that is tenanted with a qualified lease, the amount that, in the lender’s judgement, is sufficient to cover all leasing expenses, free rent periods, and/or rent abatement periods set forth in all such qualified leases

“Rollover Sweep Period” commences at origination of the 535 & 545 5th Avenue Whole Loan and ends on the monthly payment date that the sum of $12,000,000 has been deposited into the Rollover Reserve from Excess Funds.

“Low Debt Service Period” commences 10 business days following any calculation date where the debt service coverage ratio is below 1.25x, and ends upon (i) the 535 & 545 5th Avenue Property achieving a debt service coverage ratio of greater than or equal to 1.25x for two consecutive calculation dates or (ii) delivery by the borrower to the lender either funds or a letter of credit in the amount which, if applied to repay the then outstanding principal balance, would cause the debt service coverage ratio to be equal to above 1.25x.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Collateral Term Sheet	BBCMS 2026-5C40
No. 6 – Embassy Suites San Luis Obispo

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 6 – Embassy Suites San Luis Obispo

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 6 – Embassy Suites San Luis Obispo
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$30,500,000	Title:	Fee
Cut-off Date Principal Balance:	$30,500,000	Property Type - Subtype:	Hospitality - Full Service
% of Pool by IPB:	3.7%	Net Rentable Area (Rooms):	195
Loan Purpose:	Refinance	Location:	San Luis Obispo, CA
Borrowers:	SLO PropCo LLC and SLO OpCo LLC	Year Built / Renovated:	1986 / 2016 - 2017
Borrower Sponsors:	Patrick M. Nesbitt and Patrick M. Nesbitt as trustee of the Patrick M. Nesbitt Family Trust	Occupancy / ADR / RevPAR:	83.4% / $197.11 / $164.43
Interest Rate:	7.19300%	Occupancy / ADR / RevPAR Date:	10/31/2025
Note Date:	12/23/2025	4th Most Recent NOI (As of):	$3,889,040 (12/31/2022)
Maturity Date:	1/6/2031	3rd Most Recent NOI (As of):	$3,346,525 (12/31/2023)
Interest-only Term:	60 months	2nd Most Recent NOI (As of):	$3,979,825 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$4,400,285 (TTM 10/31/2025)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	83.4% / $197.11 / $164.43
Amortization Type:	Interest Only	UW Revenues:	$13,773,892
Call Protection:	L(25),D(30),O(5)	UW Expenses:	$9,571,757
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,202,135
Additional Debt:	No	UW NCF:	$3,651,179
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$48,800,000 / $250,256
Additional Debt Type:	N/A	Appraisal Date:	9/1/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$156,410
Taxes:	$9,503	$15,838	N/A	Maturity Date Loan / Room:	$156,410
Insurance:	$264,257	Springing	N/A	Cut-off Date LTV:	62.5%
FF&E Reserves:	$0	$45,913	N/A	Maturity Date LTV:	62.5%
NFIP Insurance:	$3,306	$501	N/A	UW NCF DSCR:	1.64x
QA Funds:	$0	$11,478	N/A	UW NOI Debt Yield:	13.8%
PIP Funds:	$0	Springing	(2)

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,500,000	100.0%	Loan Payoff	$22,780,154	74.7%
			Return of Equity	6,807,666	22.3
			Closing Costs	635,114	2.1
			Upfront Reserves	277,066	0.9
Total Sources	$30,500,000	100.0%	Total Uses	$30,500,000	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	PIP Funds Initial Cap is equal to the greater of (a) $3,900,000 and (b) from and after issuance of a performance improvement plan (“PIP”), an amount equal to 125% of the cost of completing the related PIP work (the “PIP Funds Cap”).

The Loan. The Embassy Suites San Luis Obispo mortgage loan (the “Embassy Suites San Luis Obispo Mortgage Loan”) is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $30,500,000 and is secured by the borrowers’ fee interest in a 195-room, full-service hotel located in San Luis Obispo, California (the “Embassy Suites San Luis Obispo Property”). The Embassy Suites San Luis Obispo Mortgage Loan has a five-year term, is interest-only for the full term and accrues interest at a fixed rate of 7.19300% per annum on an Actual/360 basis.

The Property. The Embassy Suites San Luis Obispo Property is a 195-room, four-story full-service hotel under a 15-year franchise agreement with Embassy Suites Franchise LLC, a subsidiary of Hilton Worldwide that expires March 2030. The Embassy Suites San Luis Obispo Property was originally built in 1986 and underwent renovations between 2016 and 2017. The Embassy Suites San Luis Obispo Property is situated on an approximately 5.42-acre site with 292 parking spaces (1.50 per room). Several parking spaces on the west side of the Embassy Suites San Luis Obispo Property are leased by Avis

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 6 – Embassy Suites San Luis Obispo

Car Rental. The Embassy Suites San Luis Obispo Property includes six meeting rooms totaling 8,414 square feet of indoor meeting space, including a 5,100 square foot ballroom.

The Embassy Suites San Luis Obispo Property contains 94 king suites, 91 double queen suites, seven king accessible rooms and three junior suites. All guestrooms feature flat screen televisions, a work desk with chair, an armchair, a sofa bed, a wet bar with a microwave and mini-fridge, a hair dryer and an iron and ironing board. Amenities include an indoor pool, a fitness center, a market pantry, a vending area and a leased car rental service. The Embassy Suites San Luis Obispo Property includes a full-service restaurant and lounge, Greenhouse Grill & Café, that offers complimentary breakfast and evening reception daily. The borrower sponsors have owned the Embassy Suites San Luis Obispo Property for over 30 years and has invested approximately $20.5 million on capital improvements, including full guest room renovations, public areas, atrium modernization and fitness center upgrades.

The following table presents certain information relating to the 2024 demand analysis with respect to the Embassy Suites San Luis Obispo Property based on market segmentation as provided by the appraisal:

Demand Segmentation(1)
Property	Rooms	Leisure	Commercial	Meeting & Group
Embassy Suites San Luis Obispo	195	55.0%	28.0%	17.0%
(1)	Source: Appraisal.

The following table presents certain information relating to the performance of the Embassy Suites San Luis Obispo Property:

Historical Occupancy, ADR, RevPAR
	Embassy Suites San Luis Obispo(1)			Competitive Set(2)(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	74.0%	$205.36	$152.05	69.1%	$186.00	$128.44	107.2%	110.4%	118.4%
2023	77.0%	$200.56	$154.36	70.3%	$185.97	$130.72	109.5%	107.8%	118.1%
2024	80.3%	$198.72	$159.47	71.7%	$182.81	$131.01	112.0%	108.7%	121.7%
TTM 10/31/2025	83.4%	$197.11	$164.43	71.0%	$178.35	$126.67	117.5%	110.5%	129.8%
(1)	Occupancy, ADR and RevPAR for the Embassy Suites San Luis Obispo Property are based on the underwriting. Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Embassy Suites San Luis Obispo Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Data obtained from a third-party hospitality research report.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set for years 2022-TTM 10/31/2025 includes The Wayfarer San Luis Obispo, Tapestry Collection by Hilton, Quality Suites Downtown San Luis Obispo, Best Western Plus Royal Oak Hotel, Courtyard San Luis Obispo and Hampton by Hilton Inn & Suites San Luis Obispo.
(4)	Penetration Factor is calculated based on the underwriting and competitive set data provided by a third-party hospitality research report.

Environmental. According to the Phase I environmental site assessment dated August 11, 2025, there was no evidence of a recognized environmental condition at the Embassy Suites San Luis Obispo Property.

Market. The Embassy Suites San Luis Obispo Property is located in San Luis Obispo, California on the Central Cost of California, roughly midway between Los Angeles and San Francisco. The Embassy Suites San Luis Obispo Property is visible from U.S. Highway 101 and is served by the San Luis Obispo County Regional Airport, which is located approximately two miles to the southeast. The neighborhood surrounding the Embassy Suites San Luis Obispo Property is characterized by retail shopping centers, hotels, restaurants, and office buildings. Nearby businesses include the Madonna Plaza Shopping Center, Central Coast Plaza Shopping Center, Sunset Drive-In, and SLO Ranch Farms & Marketplace, hotels such as the Residence Inn by Marriott, SpringHill Suites by Marriott, and Best Western Plus, and restaurants such as Dave's Hot Chicken, McDonald's, and Sushi Kokku. California Polytechnic State University is another demand driver, with over 22,000 students enrolled at its 6,000-acre campus in the foothills of San Luis Obispo.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the primary hotel competition for the Embassy Suites San Luis Obispo Property:

Competitive Set(1)
Property	Year Opened	Number of Rooms	Leisure	Commercial	Group	Occupancy	ADR	RevPAR
Embassy Suites San Luis Obispo(2)	1986	195	55%	28%	17%	83.4%	$197.11	$164.43
Courtyard by Marriott San Luis Obispo	2007	139	50%	35%	15%	75 - 80%	$190 - $200	$150 - $160
The Wayfarer San Luis Obispo, Tapestry Collection	1978	100	60%	25%	15%	75 - 80%	$190 - $200	$140 - $150
Hampton by Hilton San Luis Obispo	2012	84	55%	35%	10%	75 - 80%	$170 - $180	$130 - $140
TownePlace Suites by Marriott San Luis Obispo	2021	112	60%	35%	5%	80 - 85%	$190 - $200	$150 - $160
(1)	Source: Appraisal, unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2024 values.
(2)	The Embassy Suites San Luis Obispo Property metrics are based on the underwriting as of October 31, 2025.

The following table presents certain information relating to the historical operating performance and underwritten net cash flows of the Embassy Suites San Luis Obispo Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM 10/31/2025	Underwritten	Per Room	% of Total Revenue(1)
Occupancy	74.0%	77.0%	80.3%	83.4%	83.4%
ADR	$205.36	$200.56	$198.72	$197.11	$197.11
RevPAR	$152.05	$154.36	$159.47	$164.43	$164.43

Room Revenue	$10,822,418	$10,986,877	$11,381,686	$11,703,130	$11,703,130	$60,016	85.0%
Food & Beverage Revenue	1,132,540	1,251,634	1,555,527	1,453,149	1,453,149	7,452	10.6%
Other Departmental Revenue(2)	227,094	217,319	475,206	617,613	617,613	3,167	4.5%
Total Revenue	$12,182,052	$12,455,830	$13,412,419	$13,773,892	$13,773,892	$70,635	100.0%
Room Expense	2,553,351	2,837,251	3,039,140	3,187,919	3,187,919	16,348	27.2%
Food & Beverage Expense	757,319	873,024	960,549	1,090,364	1,090,364	5,592	75.0%
Other Departmental Expenses	86,688	93,057	97,897	93,874	93,874	481	15.2%
Departmental Expenses	$3,397,358	$3,803,332	$4,097,586	$4,372,157	$4,372,157	$22,421	31.7%
Departmental Profit	$8,784,694	$8,652,498	$9,314,833	$9,401,735	$9,401,735	$48,214	68.3%
Management Fee	365,433	373,675	402,558	411,734	413,217	2,119	3.0%
Marketing and Franchise Fee	1,772,023	1,951,742	2,016,329	1,942,220	1,977,745	10,142	14.4%
Other Undistributed Expenses(3)	2,312,976	2,485,965	2,423,260	2,208,207	2,208,207	11,324	16.0%
Total Undistributed Expenses	$4,450,431	$4,811,382	$4,842,147	$4,562,161	$4,599,169	$23,585	33.4%
Real Estate Taxes	201,386	197,351	205,001	211,561	336,174	1,724	2.4%
Property Insurance	243,837	297,240	287,860	227,728	264,257	1,355	1.9%
Total Fixed Expenses	$445,223	$494,591	$492,861	$439,289	$600,431	$3,079	4.4%
Net Operating Income	$3,889,040	$3,346,525	$3,979,825	$4,400,285	$4,202,135	$21,549	30.5%
FF&E	487,255	498,241	536,540	499,974	550,956	2,825	4.0%
Net Cash Flow	$3,401,785	$2,848,284	$3,443,285	$3,900,311	$3,651,179	$18,724	26.5%
(1)	% of Total Revenue for each expense line item is based on its corresponding revenue line item. All other line items are based on Total Revenue.
(2)	Other Departmental Revenue includes proceeds from telephone, parking, sundries shop income, pet fees, laundry, vending machine, miscellaneous and Avis rental car kiosk ($24,000) income.
(3)	Other Undistributed Expenses includes utilities, repairs and maintenance and general and administrative.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Borrowers. The borrowers are SLO PropCo LLC and SLO OpCo LLC, each a Delaware limited liability company and special purpose entity with at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Embassy Suites San Luis Obispo Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carve out guarantors are Patrick M. Nesbitt and Patrick M. Nesbitt as trustee of the Patrick M. Nesbitt Family Trust. Mr. Nesbitt is the chairman of Windsor Hospitality, with his son, Patrick M. Nesbitt, Jr., serving as president and chief executive officer. Windsor Hospitality is a hotel development and hospitality management company which has owned and operated select and full service, branded and independent hotels throughout the United States over the last four decades.

Property Management. The Embassy Suites San Luis Obispo Property is managed by Windsor Capital Group, Inc., an affiliate of the borrower sponsors.

Escrows and Reserves. At origination of the Embassy Suites San Luis Obispo Mortgage Loan, the borrowers deposited (i) approximately $9,503 into a reserve account for taxes, (ii) $264,257 into a reserve for property insurance and (iii) approximately $3,306 into a reserve for national flood insurance program (“NFIP”) premiums.

Tax Escrows – The borrowers are required to deposit into a tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the ensuing 12-month period (initially estimated to be approximately $15,838).

Insurance Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of the annual estimated insurance premiums; provided, such monthly deposits will be waived so long as the borrowers maintain a blanket insurance policy acceptable to the lender.

NFIP Insurance Reserve – On a monthly basis, the borrowers are required to deposit 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage under the NFIP (initially estimated to be approximately $501).

FF&E Reserve – On a monthly basis, the borrowers are required to deposit an amount equal to the greater of (i) 4% of the gross income during the second calendar month preceding the calendar month in which such monthly payment date occurs and (ii) an amount equal to 1/12th of the aggregate amount, if any, required to be reserved for capital expenditures during the calendar year in which such monthly payment date occurs (initially estimated to be approximately $45,913).

QA Funds – On a monthly basis through and including February 6, 2028, the borrowers are required to deposit an amount equal to 1% of the gross income during the second calendar month preceding the calendar month in which such monthly payment date occurs (initially estimated to be approximately $11,478) for costs of capital expenditure work related to remediation of deficiencies set forth in the franchisor’s “quality assurance” reports and for other capital expenditures related to the Embassy Suites San Luis Obispo Property otherwise approved by the lender.

PIP Funds – On a monthly basis during a Franchise Trigger Event (as defined below), the borrowers will deposit with the lender all Franchise Trigger Event excess cash for costs incurred (or to be incurred) in connection with the PIP work necessary to cure a Franchise Trigger Event. Notwithstanding the foregoing, the borrowers will not be required to make deposits into the PIP account with respect to any PIP work to the extent that the amount of the PIP funds deposited into the PIP account plus the amount of any capital expenditure funds on deposit in the capital expenditures account, net of any pending or completed disbursement requests therefrom for capital expenditures work, exceeds the then-applicable PIP Funds Cap.

Lockbox / Cash Management. The Embassy Suites San Luis Obispo Mortgage Loan is structured with a hard lockbox and springing cash management. Rents from the Embassy Suites San Luis Obispo Property are required to be deposited directly into the lockbox account or, if received by the borrowers or the property manager, deposited within one business day of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Embassy Suites San Luis Obispo Mortgage Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Embassy Suites San Luis Obispo Mortgage Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Franchise Trigger Event has occurred and is continuing, to a PIP reserve, except to the extent that the amounts previously deposited in the PIP account is no less than the then-applicable PIP Funds Cap, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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is continuing, to an excess cash account and (c) if no Cash Management Trigger Event is continuing, to an account designated by the borrowers.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Embassy Suites San Luis Obispo Mortgage Loan documents, (ii) any bankruptcy action involving any of the borrowers, the guarantors or the property manager, (iii) the trailing 12-month period debt service coverage ratio (“DSCR”) falling below 1.20x, (iv) an indictment of the borrowers, the guarantors, an affiliated manager or any director or officer of any such person for fraud or misappropriation of funds or an indictment of a third party manager or any director or officer of a third party manager for fraud or misappropriation of funds related to the Embassy Suites San Luis Obispo Property or (v) a Franchise Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged, stayed or dismissed within 90 days, and the lender’s determination that such filing does not materially affect the borrowers’, the guarantors’ or the property manager’s monetary obligations, (c) with respect to clause (iii) above, the trailing 12-month DSCR being at least 1.20x for a full calendar quarter, (d) with respect to clause (iv) above, (A) the dismissal of the applicable indictment with prejudice, (B) the acquittal of each applicable person with respect to the related charge(s), or (C) the replacement of such affiliated manager or third party manager, as applicable, with a third party qualified manager pursuant to a replacement management agreement in accordance with the Embassy Suites San Luis Obispo Mortgage Loan documents or (e) with respect to clause (v) above, the cure of such Franchise Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Embassy Suites San Luis Obispo Mortgage Loan documents, (ii) any bankruptcy action involving any of the borrowers, the guarantors or the property manager or (iii) the trailing 12-month period DSCR falling below 1.20x, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged, stayed or dismissed within 90 days, and the lender’s determination that such filing does not materially affect the borrowers’, the guarantors’ or the property manager’s monetary obligations or (c) with respect to clause (iii) above, the trailing 12-month DSCR being at least 1.20x for a full calendar quarter.

A “Franchise Trigger Event” means a period commencing upon the occurrence of (i) the Embassy Suites Franchise LLC (the “Franchisor”) giving written notice to the borrowers of its intention to terminate or not extend the franchise agreement, (ii) on or prior to the date that is 24 months prior to the then-applicable expiration date under the franchise agreement, an extension of the franchise agreement upon substantially the same terms and conditions of the existing franchise agreement (and at fees no more than 1% of gross rooms revenue higher than the rates in the existing franchise agreement) or otherwise reasonably acceptable to the lender (a “Franchise Extension Event”) has not occurred, (iii) any event by the borrowers or an affiliate of the borrowers occurs under the franchise agreement that would permit the Franchisor to terminate the franchise agreement, whether or not the Franchisor has exercised such right, (iv) subject to clause (v) below, an event of default by the Franchisor occurs under the franchise agreement, (v) any bankruptcy action of the Franchisor, (vi) the franchise agreement being terminated or no longer in full force and effect or (vii) if the Franchisor requires the borrowers to perform or otherwise satisfy (or cause to be performed or otherwise satisfied) any PIP work and expiring upon (a) with respect to clause (i), (ii) or (vi) above, both (A) either (1) a Franchise Extension Event occurs or (2) a replacement of the Franchisor under the franchise agreement with a qualified franchisor pursuant to a replacement franchise agreement (a “Franchise Replacement Event”) occurs, and (B) the franchisor under the franchise agreement referenced in clause (A) above will have issued a PIP in connection with such franchise agreement, and either (1) the amount of PIP funds is no less than the PIP Funds Cap (as determined after review of such PIP), or (2) the PIP work conditions with respect to the PIP work has been satisfied, (b) with respect to clause (i) above, the unconditional revocation or rescission by the Franchisor of all termination or non-extension notices with respect to the franchise agreement, (c) with respect to clause (iii) above, (A) a cure of the applicable event or condition permitting termination of the franchise agreement, which cure is accepted by the Franchisor, or (B) an unconditional permanent waiver of such event permitting termination of the franchise agreement, in writing, by the Franchisor; provided that the lender will not have exercised any of its rights under the Embassy Suites San Luis Obispo Mortgage Loan documents to accelerate the Embassy Suites San Luis Obispo Mortgage Loan, move to appoint a bankruptcy official or commence a foreclosure action, (d) with respect to clause (iv) above, both (A) either (1) a cure of the applicable event of default under the franchise agreement has occurred, or (2) a Franchise Replacement Event has occurred, and (B) in the case of a Franchise Replacement Event, the franchisor under the franchise agreement referenced in clause (A)(2) above will have issued a PIP in connection with such franchise agreement, and either (1) the amount of PIP funds is no less than the PIP Funds Cap (as determined after review of such PIP), or (2) the PIP work conditions with respect to the PIP work has been satisfied, (e) with respect to clause (v) above, either (A) a Franchise Replacement Event has occurred, and the franchisor under such new franchise agreement has issued a PIP, and either (1) the amount of PIP

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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funds is no less than the PIP Funds Cap (as determined after review of such PIP), or (2) the PIP work conditions associated with such Franchise Replacement Event will have been satisfied, or (B) if such Franchise Trigger Event is solely as a result of an involuntary petition, case or proceeding against the Franchisor with respect to which neither the Franchisor nor any affiliate of the Franchisor solicited or caused to be solicited petitioning creditors or consented or otherwise acquiesced or joined in, upon the same being discharged or dismissed within 90 days of such filing; provided that such filing does not materially and adversely affect the Franchisor’s ability to perform its obligations under the franchise agreement and (f) with respect to clause (ii) or (vii) above, both (A) either (1) a Franchise Extension Event has occurred or (2) a Franchise Replacement Event will have occurred, and (B) the franchisor under the franchise agreement referenced in clause (A) above will have issued a PIP in connection with such franchise agreement, and either (1) the amount of PIP funds is no less than the PIP Funds Cap (as determined after review of such PIP), or (2) the PIP work conditions with respect to the PIP work will have been satisfied.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Subordinate and Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – Northshore Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – Northshore Mall
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$28,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$28,000,000	Property Type – Subtype:	Retail - Super Regional Mall
% of IPB:	3.4%	Net Rentable Area (SF)(4):	1,137,515
Loan Purpose:	Refinance	Location:	Peabody, MA
Borrowers:	Mall at Northshore, LLC	Year Built / Renovated:	1958 / 1978
Borrower Sponsors:	Simon Property Group, L.P. and Canada Pension Plan Investment Board	Occupancy:	95.5%
Interest Rate:	6.35500%	Occupancy Date:	12/10/2025
Note Date:	12/18/2025	4th Most Recent NOI (As of):	$26,342,169 (12/31/2022)
Maturity Date:	1/1/2031	3rd Most Recent NOI (As of):	$26,341,333 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$26,505,101 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$26,581,814 (TTM 9/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	91.6%
Amortization Type:	Interest Only	UW Revenues:	$40,846,182
Call Protection(2):	L(25),D(31),O(4)	UW Expenses:	$13,531,417
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$27,314,765
Additional Debt(1):	Yes	UW NCF:	$25,949,747
Additional Debt Balance(1):	$147,000,000	Appraised Value / Per SF(4):	$294,000,000 / $258
Additional Debt Type(1):	Pari Passu	Appraisal Date:	11/14/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$154
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$154
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.5%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	59.5%
TI/LC Reserves:	$0	Springing	N/A	UW NCF DSCR:	2.30x
Other Reserves:	$3,134,676	$0	N/A	UW NOI Debt Yield:	15.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$175,000,000	99.8%	Loan Payoff	$171,101,035	97.6%
Sponsor Equity	$312,283	0.2	Upfront Reserves	3,134,676	1.8
			Closing Costs	1,076,572	0.6
Total Sources	$175,312,283	100.0%	Total Uses	$175,312,283	100.0%
(1)	The Northshore Mall Mortgage Loan (as defined below) is part of a whole loan evidenced by eight pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $175.0 million (the “Northshore Mall Whole Loan”). The Financial Information in the chart above reflects the Northshore Mall Whole Loan.
(2)	The lockout period will be at least 25 payment dates beginning with and including the first payment date on February 1, 2026. Defeasance of the Northshore Mall Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the Northshore Mall Whole Loan to be securitized (the “Lockout Release Date”) and (ii) January 1, 2029.
(3)	See “Escrows and Reserves” below.
(4)	The Northshore Mall Property (as defined below) is part of a larger retail development (the “Northshore Mall Development”) consisting of a total of 1,591,193 square feet (“SF”). JCPenney occupies 135,624 SF at the Northshore Mall Development, Macy’s occupies 198,148 SF at the Northshore Mall Development, and Macy’s Men’s and Furniture occupies 120,000 SF at the Northshore Mall Development, all three of which are not part of the collateral.

The Loan. The Northshore Mall mortgage loan (the “Northshore Mortgage Loan”) is part of the Northshore Mall Whole Loan secured by the borrower’s fee interests in a super-regional mall totaling 1,137,515 SF located in Peabody, Massachusetts (the “Northshore Mall Property”). The Northshore Mall Whole Loan is evidenced by eight pari passu promissory notes and accrues interest at a rate of 6.35500% per annum on an Actual/360 basis. The Northshore Mall Whole Loan has a 5-year term and is interest-only for the entire term. The Northshore Mall Whole Loan was co-originated on December 18, 2025 by German American Capital Corporation (“GACC”) and JPMorgan Chase Bank, National Association (“JPMCB”). The Northshore Mall Mortgage Loan is evidenced by the non-controlling Note A-2 contributed by GACC with an original principal balance of $28,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – Northshore Mall

The Northshore Mall Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BBCMS 2026-5C40 securitization trust until the securitization of the controlling note A-1, at which point it will be serviced under the pooling and servicing agreement for such securitization. The relationship between the holders of the Northshore Mall Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Northshore Mall Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$50,000,000	$50,000,000	GACC	Yes
A-2	$28,000,000	$28,000,000	BBCMS 2026-5C40	No
A-3(1)	$15,000,000	$15,000,000	GACC	No
A-4(1)	$12,000,000	$12,000,000	GACC	No
A-5(1)	$10,000,000	$10,000,000	GACC	No
A-6(1)	$10,000,000	$10,000,000	GACC	No
A-7(1)	$38,000,000	$38,000,000	JPMCB	No
A-8(1)	$12,000,000	$12,000,000	JPMCB	No
Whole Loan	$175,000,000	$175,000,000
(1)	Expected to be contributed to a future securitization.

The Property. The Northshore Mall Property is a super-regional retail center located at 210 Andover Street in Peabody, Massachusetts, approximately 18 miles north of Boston. The Northshore Mall Property benefits from direct access to major highways (Routes 128 and 114) and is integrated into the Boston Metropolitan Statistical Area via MBTA bus routes, serving a broad trade area that includes the affluent North Shore suburbs and the southern Seacoast of New Hampshire. The Northshore Mall Property comprises 1,137,515 SF and is part of the larger Northshore Mall Development which totals 1,591,193 SF. Originally constructed in 1958, the Northshore Mall Property has undergone multiple renovations to maintain its competitive position and adapt to evolving retail trends.

As of December 10, 2025, the Northshore Mall Property is 95.5% occupied (89.7% occupancy excluding temporary tenants), with 114 unique tenants. The Northshore Mall Property features a mix of national retailers, fitness, furniture, apparel, accessories, and food and beverage tenants. Anchors at the Northshore Mall Development include J.C. Penney (non-collateral), Macy’s (non-collateral), Macy’s Men’s & Furniture (non-collateral), and the future Dick’s House of Sport (ground lease, scheduled to open February 2027). The Northshore Mall Property’s in-line tenants (<10,000 SF) reported trailing 12-month sales of approximately $485 PSF (excludes tenants that have been at the Northshore Mall Property less than two years and/or tenants that do not report sales) as of September 2025, with an occupancy cost of 16.3%. No single tenant accounts for more than 12.1% of NRA or 6.1% of underwritten base rent, reflecting a granular and diversified rent roll.

Since 2018, over $155 million has been invested in the Northshore Mall Property, including the Sears redevelopment and ongoing capital improvements. The borrower sponsor’s cost basis is approximately $556 million, with $381 million of cash equity remaining post-loan closing. Recent redevelopment includes an $86 million transformation of the former Sears parcel into a lifestyle component with approximately 90,000 SF of entertainment, retail, and dining options, plus four multi-use outlots. The Promenade project (restaurant row) added modern dining options such as Amigo’s Mexican Kitchen, Big Chicken, Legal Seafood, Not Your Average Joe’s, Cheesecake Factory, Double Bull Taphouse, Honeygrow, Skinny Pancake, Sweetgreen, and Tony C’s Sports Bar, as well as a nine-unit food court.

The Northshore Mall Property’s area is characterized by strong demographics, with an average household income of $138,109 and a population of 239,474 within a five-mile radius. The average household income within three miles is $131,956, which is above the national average. The area’s workforce is predominantly white-collar, with significant representation in professional, managerial, and executive sectors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Major Tenants.

DICK’S House of Sport (138,000 SF; 12.1% of NRA; 0.0% of underwritten base rent) (NYSE: DKS): DICK’S Sporting Goods (Fitch/Moody's/S&P: NR/Baa2/BBB) was founded in 1948 as a bait-and-tackle shop in Binghamton, New York, and has since grown to become an omnichannel sporting goods retailer, with a primary focus on sports equipment, apparel, footwear and accessories. Headquartered in Coraopolis, Pennsylvania, DICK’S Sporting Goods offers a wide range of products through its main and specialty concept stores, including Dick’s Sporting Goods, Public Lands, Moosejaw and Going Going Gone! DICK’S House of Sport is a specialty concept that combines retail with sports areas, allowing customers to try out sports products in a real-world setting. DICK’S House of Sport is expected to open at the Northshore Mall Property in February 2027. DICK’S House of Sport own’s their box, which was previously occupied by Nordstrom. DICK’s Sporting Goods signed a lease amendment on April 17, 2025 assuming the lease from Nordstrom and is expected to pay percentage rent once the store becomes operational. Anecdotally, DICK’S Sporting Goods is planning to spend a total of approximately $30.0 million to convert their space. DICK’S House of Sport has seven 10-year renewal options and no termination options. We cannot assure you that DICK’S House of Sport takes occupancy at the Northshore Mall Property or begins paying rent.

Lifetime Fitness (125,000 SF; 11.0% of NRA; 6.1% of underwritten base rent) (NYSE: LTH): Lifetime Fitness (Fitch/Moody’s/S&P: BB-/NR/NR) was founded in 1992 and is a national chain of luxury health and athletic clubs known for state-of-the-art fitness equipment, personal training services, pools and saunas, and family friendly programs. Lifetime Fitness at the Northshore Mall Property opened in 2021 and has since reported having nearly 10,000 members. Lifetime Fitness has three five-year renewal options and no termination options.

Shaw’s Supermarket (59,175 SF; 5.2% of NRA; 1.7% of underwritten base rent): Shaw’s Supermarket (Fitch/Moody’s/S&P: NR/Ba2/BB+) was founded in 1860 and is one of the oldest continuously-operated supermarkets in the United States. Shaw’s Supermarket operates over 2,200 stores and employs approximately 265,000 people nationwide. Shaw’s Supermarket is part of the Albertsons stores, which includes Jewel-Osco, ACME Markets, and Star Markets. Shaw’s Supermarket has been at the Northshore Mall Property since January 1, 2019. At the Northshore Mall Property, Shaw’s Supermarket operates under a ground lease and reported trailing-12-months sales of approximately $23.8 million as of September 2025 resulting in an occupancy cost of 2.2%. Shaw’s Supermarket has one five-year renewal option and no termination options.

The following table presents certain information relating to the historical and current occupancy of the Northshore Mall Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
91.2%	91.7%	97.0%	95.5%
(1)	Based on December 31 of each respective year unless otherwise specified. Occupancy figures exclude non-collateral tenants.
(2)	Based on the underwritten rent roll as of December 10, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the largest tenants by net rentable area at the Northshore Mall Property:

Top Tenant Summary(1)
Tenant	Ratings (Fitch/ Moody’s/ S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Sales PSF	Occupancy Cost	Lease Expiration Date
Anchor Tenants
Dick’s House of Sport(3)	NR / Baa2 / BBB	138,000	12.1%	$0.00	$1	0.0%	NAV	NAV	2/28/2035
Anchor Tenants Subtotal / Wtd. Avg.		138,000	12.1%	$0.00	$1	0.0%	NAV	NAV

Major Tenants
Lifetime Fitness(4)	BB- / NR / NR	125,000	11.0%	$12.60	$1,575,000	6.1%	NAV	NAV	1/31/2042
Shaw's Supermarket	NR / Ba2 / BB+	59,175	5.2%	$7.44	$440,279	1.7%	$401.59	2.2%	12/31/2027
Northshore Orthopedic Realty(4)	NR / NR / NR	48,920	4.3%	$5.63	$275,275	1.1%	NAV	NAV	4/30/2085
DSW Shoe Warehouse	NR / NR / NR	45,149	4.0%	$5.76	$260,000	1.0%	$58.30	10.7%	1/31/2027
PGA TOUR Superstore(4)	NR / NR / NR	45,000	4.0%	$2.50	$112,500	0.4%	NAV	NAV	1/31/2028
Gametime Lanes & Entertainment(4)	NR / NR / NR	35,924	3.2%	$16.70	$600,000	2.3%	NAV	NAV	11/30/2034
Barnes & Noble	NR / NR / NR	26,000	2.3%	$21.15	$550,000	2.1%	$219.90	9.6%	1/31/2030
Tesla Motors	NR / Baa3 / BBB	25,693	2.3%	$33.43	$859,006	3.4%	$475.60	7.5%	2/28/2029
The Container Store	NR / NR / NR	24,218	2.1%	$39.97	$968,000	3.8%	$136.59	29.3%	2/29/2028
L.L. Bean(5)	NR / NR / NR	21,049	1.9%	$32.00	$673,568	2.6%	$244.59	16.3%	10/31/2033
Major Tenants Subtotal / Wtd. Avg.		456,128	40.1%	$13.84	$6,313,628	24.6%	$262.26	7.7%
Remaining Occupied		563,674	49.6%	$34.25	$19,303,717	75.4%
Occupied Collateral Total / Wtd. Avg.		1,019,802	89.7%	$25.12	$25,617,344	100.0%

Vacant Space(6)		117,713	10.3%

Collateral Total		1,137,515	100.0%

(1)	Based on the underwritten rent roll dated December 10, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Dick’s House of Sport sales and occupancy cost metrics are not available as the store is expected to open in February of 2027.
(4)	The tenant did not report sales.
(5)	If the gross sales for Lease Year 5 are less than $5.0 million, L.L. Bean may elect to terminate the lease upon 60 days written notice and payment of a fee equal to 50% of the unamortized leasing expenses.
(6)	Temporary tenants are treated as vacant for the purposes of the Top Tenants Summary.

The following table presents certain information relating to the sales history of certain tenants of the Northshore Mall Property:

Tenant Sales(1)
	2023	2024	TTM Sept-2025	TTM Sept-2025 PSF / Occ. Cost)2)(3)
Gross Property Sales	$210,183,501	$217,103,046	$193,099,833	$382.29 / 13.5%
Sales (Inline < 10,000 SF)	$116,834,311	$115,843,206	$111,936,620	$484.71 / 16.3%
Sales (Inline > 10,000 SF)	$27,300,953	$27,365,857	$26,641,102	$340.06 / 14.2%
Freestanding Tenants	$63,144,830	$71,144,620	$51,889,963	$344.37 / 6.5%
Major Tenants	$2,903,406	$2,749,364	$2,632,148	$58.30 / 10.7%
(1)	Excludes tenants which have had less than 24 months of sales history at the Northshore Mall Property at the time of the reported sales. Based on borrower provided tenant sales statements unless indicated otherwise.
(2)	Based on the underwritten rent roll dated December 10, 2025.
(3)	Excludes non-collateral anchors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the sales history of major tenants of the Northshore Mall Property:

Top Tenant Sales(1)(2)
Tenant Name	SF	2023	2024	Sept 2025 TTM	Occupancy Cost(2)
Anchor Tenants
Dick’s House of Sport(3)	138,000	NAV	NAV	NAV	NAV
Major Tenants
Lifetime Fitness	125,000	NAV	NAV	NAV	NAV
Shaw's Supermarket	59,175	$23,849,802	$23,530,201	$23,764,089	2.2%
Northshore Orthopedic Realty	48,920	NAV	NAV	NAV	NAV
DSW Shoe Warehouse	45,149	$2,903,406	$2,749,364	$2,632,148	10.7%
PGA TOUR Superstore	45,000	NAV	NAV	NAV	NAV
Gametime Lanes & Entertainment	35,924	NAV	NAV	NAV	NAV
Barnes & Noble	26,000	$6,737,480	$6,164,549	$5,717,375	9.6%
Tesla Motors	25,693	$18,592,305	$30,970,975	$12,219,593	7.5%
The Container Store	24,218	$6,550,495	$3,968,319	$3,307,939	29.3%
L.L. Bean	21,049	NAV	NAV	$5,148,314	16.3%
(1)	All sales information presented herein with respect to the Northshore Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	Occupancy Cost is calculated from September 2025 TTM sales.
(3)	Dick’s House of Sport sales are not available as the store is expected to open in February 2027.

The following table presents certain information relating to the lease rollover schedule at the Northshore Mall Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	117,713	10.3%	NAP	NAP	117,713	10.3%	NAP	NAP
2026 & MTM	19	68,257	6.0	$2,838,361	11.1%	185,970	16.3%	$2,838,361	11.1%
2027	21	168,998	14.9	$3,771,694	14.7	354,968	31.2%	$6,610,054	25.8%
2028	20	150,727	13.3	$5,514,828	21.5	505,695	44.5%	$12,124,882	47.3%
2029	13	58,131	5.1	$2,471,166	9.6	563,826	49.6%	$14,596,047	57.0%
2030	9	72,937	6.4	$2,222,601	8.7	636,763	56.0%	$16,818,649	65.7%
2031	3	2,460	0.2	$377,707	1.5	639,223	56.2%	$17,196,356	67.1%
2032	2	9,055	0.8	$229,165	0.9	648,278	57.0%	$17,425,521	68.0%
2033	8	66,523	5.8	$2,375,080	9.3	714,801	62.8%	$19,800,601	77.3%
2034	5	50,854	4.5	$1,570,000	6.1	765,655	67.3%	$21,370,601	83.4%
2035	10	189,213	16.6	$1,784,353	7.0	954,868	83.9%	$23,154,954	90.4%
2036	2	3,727	0.3	$449,615	1.8	958,595	84.3%	$23,604,569	92.1%
2037 & Thereafter	3	178,920	15.7	$2,012,775	7.9	1,137,515	100.0%	$25,617,344	100.0%
Total/Wtd. Avg.	115	1,137,515	100.0%	$25,617,344	100.0%	1,137,515	100.0%	$25,617,344	100.0%
(1)	Based on the underwritten rent roll dated December 10, 2025. Temporary tenants are considered as vacant for the purposes of the Lease Rollover Schedule.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Environmental. According to the Phase I environmental site assessment dated November 21, 2025 there were no recognized environmental conditions at the Northshore Mall Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the historical and underwritten cash flows of the Northshore Mall Property:

Operating History and Underwritten Net Cash Flow(1)
	2022	2023	2024	TTM 9/25/2025	Underwritten	Per SF	%(2)
Base Rent	$21,234,967	$22,647,995	$24,419,319	$25,444,414	$25,617,344	$22.52	85.2%
Contractual Rent Steps(3)	0	0	0	0	681,230	$0.60	2.3%
Gross-Up Vacant Rent	0	0	0	0	3,755,730	$3.30	12.5%
Gross Potential Income	$21,234,967	$22,647,995	$24,419,319	$25,444,414	$30,054,304	$26.42	100.0%
Total Recoveries	10,929,650	9,157,410	9,486,845	10,177,586	10,933,581	$9.61	36.4%
Vacancy & Bad Debt	1,286,790	282,883	193,394	(132,025)	(3,755,730)	($3.30)	(12.5%)
Other Income(4)	5,837,528	5,562,779	4,680,455	4,246,767	3,614,028	$3.18	12.0%
Effective Gross Income	$39,288,935	$37,651,067	$38,780,013	$39,736,742	$40,846,182	$35.91	135.9%
Real Estate Taxes	5,961,408	3,674,313	4,697,072	4,860,154	5,150,962	$4.53	12.6%
Insurance	452,971	491,559	577,689	873,738	1,008,221	$0.89	2.5%
Other Expenses(5)	6,532,387	7,143,862	7,000,151	7,421,036	7,372,234	$6.48	18.0%
Total Expenses	$12,946,766	$11,309,734	$12,274,912	$13,154,928	$13,531,417	$11.90	33.1%
Net Operating Income	$26,342,169	$26,341,333	$26,505,101	$26,581,814	$27,314,765	$24.01	66.9%
Capital Expenditures	0	0	0	0	227,503	$0.20	0.6%
TI/LC	0	0	0	0	1,137,515	$1.00	2.8%
Net Cash Flow	$26,342,169	$26,341,333	$26,505,101	$26,581,814	$25,949,747	$22.81	63.5%
(1)	Based on the underwritten rent roll dated December 10, 2025.
(2)	% column represents percentage of Gross Potential Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Contractual Rent Steps were taken through December 18, 2026.
(4)	Other Income includes Temporary Tenant Rents, Payment in Lieu, Overage Rent, and Miscellaneous Income.
(5)	Other Expenses include Management Fee, Utilities, Security, Janitorial / Food Court / Landscape, Administrative Expenses, Repairs and Maintenance, and Advertising and Promotion.

The Market. According to the appraisal, the Northshore Mall Property is located in the Boston retail market and the Peabody/Salem submarket. The Northshore Mall Property sits in the heart of Peabody, Massachusetts along Routes 128 and 114 which provide access to Boston approximately 18 miles away. According to the appraisal, the Boston retail market consists of approximately 347.0 million SF. The Boston retail market saw an occupancy rate of 96.8% and an asking rate of $21.13 per SF as of the third quarter of 2025. The appraisal describes the Peabody/Salem submarket as being considered an upper tier submarket relative to the overall Boston area. The Peabody/Salem submarket saw an occupancy rate of 99.1% and an asking rate of $25.71 per SF as of the third quarter of 2025.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius of the Northshore Mall Property was 10,287, 97,187 and 239,474, respectively. Additionally, for the same period, the average household income within the same radii was $118,545, $131,956 and $138,109, respectively.

Appraisal. The appraisal determined an “as-is” market value of $294,000,000 as of November 14, 2025 for the Northshore Mall Property.

Appraisal Valuation Summary
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization	$294,000,000	9.00%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to comparable retail centers for the Northshore Mall Property:

Competitive Retail Center Summary(1)
Property / Location	Year Built / Renovated or Expanded	Total NRA (SF)	Occupancy	Distance to Subject	Inline Sales PSF	Anchor Tenants
Northshore Mall Peabody, MA	1958 / 1978	1,137,515(2)(3)	95.5%(2)(3)	NAP	$480.00	Macy’s, Dick’s House of Sport, JCPenney, Macy’s Men’s & Furniture
Liberty Tree Mall Danvers, MA	1972 / NAP	861,456	88.0%	0.7 miles	$322	Target, AMC, Kohl’s
Cambridgeside Cambridge, MA	1990 / NAP	900,000	89.0%	17.8 miles	$505	TJMaxx, Apple
Burlington Mall Burlington, MA	1974 / NAP	1,257,403	96.0%	16.9 miles	$810	Macy’s, Nordstrom, Primark
(1)	Based on the appraisal unless indicated otherwise.
(2)	Based on the underwritten rent roll as of December 10, 2025. Occupancy figures include temporary tenants. Occupancy excluding temporary tenants is 89.7%.
(3)	Total NRA (SF) and Occupancy exclude the non-collateral space.

The Borrower. The borrower for the Northshore Mall Whole Loan is Mall at Northshore, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Northshore Mall Whole Loan.

The Borrower Sponsor. The borrower sponsor is Simon Property Group, L.P. (“Simon”) and Canada Pension Plan Investment Board (“CCPIB”). Simon (NYSE: SPG) is a retail focused real estate investment trust. A member of the S&P 100, as of YE2024, Simon has interest in 194 properties and 170.7 million SF in the United States in addition to 35 properties and 11.9 million SF abroad. As of January 5, 2026, Simon has a market cap of approximately $69.1 billion. CCPIB is a Canadian pension fund with an AUM of approximately $777.5 billion as of September 30, 2025.

Property Management. The Northshore Mall Property is managed by Simon Management Associates, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $2,869,704 for outstanding tenant improvements and leasing costs and (ii) $264,972 for a gap rent reserve.

Tax Escrows – On a monthly basis, during the continuance of a Trigger Period (as defined below) or at any time taxes are not paid by the borrower prior to the assessment of any penalty, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrows – During the continuance of a Trigger Period, except if the Northshore Mall Property is insured under an acceptable blanket policy and no event of default for which the lender has commenced or an enforcement action is continuing, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. An acceptable blanket policy was in place at origination.

Replacement Reserves – During the continuance of a Trigger Period, the borrower is required to escrow an amount equal to $18,959 on a monthly basis for ongoing replacement reserves.

Rollover Reserves – During the continuance of a Trigger Period, the borrower is required to escrow an amount equal to $94,793 on a monthly basis for ongoing rollover reserves.

A “Trigger Period” commences upon the occurrence of (i) an event of default, (ii) a Low Debt Yield Period (as defined below), (iii) a bankruptcy action of the borrower or (iv) a bankruptcy action of the manager if the manager is an affiliate of the borrower and will end if, (a) with respect to clause (i), the lender has waived the event of default or the borrower has cured the event of default (and the lender has accepted such cure in its sole discretion) and no other event of default is then continuing, (b) with respect to clause (ii), the Low Debt Yield Period has ended pursuant to the definition thereof, and (c) with respect to clause (iv), the manager is dismissed within 60 days or such bankruptcy action of manager is dismissed within 90 days without adverse consequences to the Northshore Mall Property. The borrower may not cure a trigger period

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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caused by clause (iii), nor may the borrower cure a Trigger Period more than five times over the course of the Northshore Mall Whole Loan.

A “Low Debt Yield Period” commences upon the debt yield calculated for the trailing four calendar quarters being less than 11.5% for two consecutive calendar quarters and will end upon the Northshore Mall Whole Loan achieving a debt yield of at least 11.5% for two consecutive calendar quarters.

Lockbox / Cash Management. The Northshore Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within two business days after receipt. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on a weekly basis to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Northshore Mall Whole Loan or (ii) if no Trigger Period is continuing, disbursed to the borrower.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. The borrower may, without the consent of the lender, make transfers of non-income producing portions of the Northshore Mall Property, subject to satisfying certain conditions related to zoning matters, complete tax lots, legal subdivision, ingress and egress, and REMIC requirements.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – Northwest Marketplace

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – Northwest Marketplace

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – Northwest Marketplace
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,000,000	Title:	Fee
Cut-off Date Principal Balance:	$26,000,000	Property Type - Subtype:	Retail – Anchored
% of IPB:	3.1%	Net Rentable Area (SF):	182,866
Loan Purpose:	Acquisition	Location:	Houston, TX
Borrower:	Commercial Marketplace Holdings LLC	Year Built / Renovated:	2002 / NAP
Borrower Sponsors:	Enrique Agurcia and Vamsi Rasamallu	Occupancy:	95.6%
Interest Rate:	5.08700%	Occupancy Date:	12/10/2025
Note Date:	12/24/2025	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	1/6/2031	3rd Most Recent NOI (As of)(3):	$2,966,474 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	$2,580,381 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(3):	$2,860,026 (TTM 10/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	93.8%
Amortization Type:	Interest Only	UW Revenues:	$4,583,310
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$1,610,259
Lockbox / Cash Management:	Springing	UW NOI:	$2,973,051
Additional Debt(1):	Yes	UW NCF:	$2,802,046
Additional Debt Balance(1):	$5,000,000	Appraised Value / Per SF:	$40,630,000 / $222
Additional Debt Type(1):	Mezzanine	Appraisal Date:	11/20/2025

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap		Mortgage Loan	Total Debt
Taxes:	$71,005	$71,005	N/A	Cut-off Date Loan / SF:	$142	$170
Insurance:	$1,869	$1,869	N/A	Maturity Date Loan / SF:	$142	$170
Replacement Reserves:	$137,150	Springing	$137,150	Cut-off Date LTV:	64.0%	76.3%
TI/LC:	$400,000	Springing	$400,000	Maturity Date LTV:	64.0%	76.3%
Other(6):	$1,189,584	$0	N/A	UW NCF DSCR:	2.09x	1.40x(5)
				UW NOI Debt Yield:	11.4%	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,000,000	60.2%	Purchase Price(7)	$37,799,830	87.5%
Borrower Sponsor Equity	12,179,421	28.2	Closing Costs(8)	3,579,983	8.3
Mezzanine Loan(1)	5,000,000	11.6	Reserves	1,799,608	4.2

Total Sources	$43,179,421	100.0%	Total Uses	$43,179,421	100.0%
(1)	Concurrently with the origination of the Northwest Marketplace Mortgage Loan (as defined below), the mezzanine lender funded a five-year mezzanine loan totaling $5,000,000. For a full description of the mezzanine loan, see “Subordinate and Mezzanine Debt” below.
(2)	4th Most Recent NOI is not available as the borrower sponsor did not provide historical financials prior to 2023.
(3)	2nd Most Recent NOI is less than 3rd Most Recent NOI and Most Recent NOI primarily due to the 2024 P&L statement missing an annual real estate tax reconciliation. The Most Recent NOI was adjusted to capture annual real estate tax collections, which is driving the increase in Most Recent NOI.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	Debt service on the Northwest Marketplace Mezzanine Loan (as defined below) accrues at an interest rate of 13.00000% (the “Mezzanine Applicable Interest Rate”), which consists of a 9.00000% payable interest rate (the “Mezzanine Payable Interest Rate”). So long as no event of default is occurring, the mezzanine borrower will only be obligated to pay the portion of the mezzanine monthly debt service payment consisting of interest accruing at the Mezzanine Payable Interest Rate, and the unpaid remainder of the mezzanine monthly debt service payment will accrue and be due in full on the maturity date.
(6)	Other reserves consist of (i) $540,000 for required repairs, (ii) approximately $465,136 for outstanding tenant improvements and leasing commissions, (iii) approximately $166,475 for free rents and (iv) approximately $17,973 for CAM recoveries.
(7)	Purchase Price is shown net of $1,200,170.38 of seller credits.
(8)	Closing Costs include a rate buydown of $1,560,000.

The Loan. The Northwest Marketplace mortgage loan (the “Northwest Marketplace Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $26,000,000 and is secured by a first mortgage lien on the borrower’s fee interest in a 182,866 square foot anchored retail property located in Houston, Texas (the “Northwest Marketplace Property”). The Northwest Marketplace Mortgage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Collateral Term Sheet	BBCMS 2026-5C40
No. 8 – Northwest Marketplace

Loan has a 5-year term, is interest-only for the entire term and accrues interest at a fixed rate of 5.08700% per annum on an Actual/360 basis. The scheduled maturity date of the Northwest Marketplace Mortgage Loan is January 6, 2031.

The Northwest Marketplace mezzanine loan (the “Northwest Marketplace Mezzanine Loan”) has an outstanding balance of $5,000,000 as of the Cut-off Date and, together with the Northwest Marketplace Mortgage Loan, has an aggregate outstanding principal balance of $31,000,000 (the “Northwest Marketplace Total Debt”). The Northwest Marketplace Mezzanine Loan is coterminous with the Northwest Marketplace Mortgage Loan and accrues interest at the Mezzanine Applicable Interest Rate on an Actual/360 basis. So long as no event of default is occurring, the mezzanine borrower will only be obligated to pay the portion of the mezzanine monthly debt service payment consisting of interest accruing at the Mezzanine Payable Interest Rate, and the unpaid remainder of the mezzanine monthly debt service payment will accrue and be due in full on the maturity date. The Mezzanine Payable Interest Rate is 9.0%.

The Property. The Northwest Marketplace Property consists of a 182,866 square foot anchored retail center situated on approximately 17.1 acres in Houston, Texas. The Northwest Marketplace Property was built in 2002 and as of December 10, 2025, was 95.6% occupied by 25 unique tenants. The Northwest Marketplace Property is anchored by Ross Dress for Less and dd’s Discount Store, and additionally leases to large tenants including Melrose and PetSmart.

Major Tenants.

Ross Dress for Less (30,187 square feet; 16.5% of NRA; 11.0% of underwritten base rent). Ross Dress for Less is the largest off-price apparel and home fashion chain in the United States, and as of November 2025, operated 1,909 locations across 44 states, the District of Columbia, Guam and Puerto Rico. In January 2025, Ross Dress for Less reported T-12 sales of $10.44 million ($346 per square foot). Ross Dress for Less has been a tenant at the Northwest Marketplace Property since 2002 and recently executed a 5-year renewal in February 2023 to bring its lease expiration to January 2028, and has two, five-year renewal options remaining.

dd’s Discount Store (21,532 square feet; 11.8% of NRA; 5.8% of underwritten base rent). dd’s Discount Store is a subsidiary of Ross Stores, Inc., offering moderately-priced assortments of apparel, accessories, footwear and home fashions at savings of 20% to 70% off moderate department and discount store prices. dd’s Discount Store was founded in 2004 and now operates 364 stores across 22 states as of November 2025. dd’s Discount Store has been a tenant at the Northwest Marketplace Property since 2019, has a lease expiration in January 2030 and has four, five-year renewal options remaining.

Melrose (20,012 square feet; 10.9% of NRA; 5.7% of underwritten base rent). Founded in 1976, Melrose is a discount retailer offering a variety of products including shoes, electronics, cosmetics and home goods at affordable prices across its 90 stores in four southwestern states. Melrose recently executed a six-year lease and according to the sponsor, is expected to be open for business Q1 2026. Melrose’s rent will commence upon the earlier to occur of (i) 180 days after the delivery date and (ii) the date the tenant opens for business, and will expire six years following the commencement date.

PetSmart (18,838 square feet; 10.3% of NRA; 8.3% of underwritten base rent). PetSmart is a pet superstore chain offering a wide range of pet products and services across more than 1,660 locations. PetSmart has been a tenant at the Northwest Marketplace Property since 2002, has a lease expiration in September 2027 and has two, five-year renewal options remaining.

Environmental. According to the Phase I environmental assessment dated December 5, 2025, there was no evidence of any recognized environmental conditions at the Northwest Marketplace Property.

Historical and Current Occupancy(1)
2022(2)	2023(2)	2024(3)	Current(3)(4)
96.5%	89.4%	88.6%	95.6%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	The decrease in occupancy from 2022 to 2023 is primarily due to Old Navy vacating the Northwest Marketplace Property in the fourth quarter of 2023. There was a delay re-tenanting this space due to Ross’s co-tenancy requirements, but ultimately this space was leased to Melrose, bringing occupancy back up to historical levels.
(3)	The increase in occupancy from 2024 to Current is due to Melrose executing a six-year lease at the Northwest Marketplace Property, which will make up 10.9% of total net rentable area and 5.7% of total underwritten base rent.
(4)	Current occupancy is as of December 10, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Collateral Term Sheet	BBCMS 2026-5C40
No. 8 – Northwest Marketplace
Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Renewal Options	Lease Exp. Date
Ross Dress for Less	A2/BBB+/NR	30,187	16.5%	$11.50	$347,151	11.0%	2 x 5 yrs	1/31/2028
dd's Discount Store	A2/BBB+/NR	21,532	11.8%	$8.50	$183,022	5.8%	4 x 5 yrs	1/31/2030
Melrose(4)	NR/NR/NR	20,012	10.9%	$9.00	$180,108	5.7%	2 x 6 yrs	1/31/2032
PetSmart	NR/NR/NR	18,838	10.3%	$14.00	$263,732	8.3%	2 x 5 yrs	9/30/2027
Shoe Carnival	NR/NR/NR	11,995	6.6%	$15.50	$185,923	5.9%	2 x 5 yrs	1/31/2032
La Michoacana Meat Market	NR/NR/NR	11,862	6.5%	$16.00	$189,792	6.0%	1 x 5 yrs	11/30/2035
Five Below	NR/NR/NR	9,438	5.2%	$21.18	$199,897	6.3%	1 x 5 yrs	1/31/2029
Comcast/Xfinity	A3/A-/A-	5,451	3.0%	$22.81	$124,361	3.9%	2 x 5 yrs	11/30/2026
Total by Verizon	Baa1/BBB+/A-	5,000	2.7%	$39.14	$195,699	6.2%	2 x 5 yrs	3/31/2029
BreWingZ Sports Bar & Grill	NR/NR/NR	5,000	2.7%	$38.43	$192,164	6.1%	1 x 5 yrs	12/31/2029
Major Tenants		139,315	76.2%	$14.80	$2,061,848	65.1%

Other Tenants		35,440	19.4%	$31.13	$1,103,117	34.9%

Occupied Collateral Total		174,755	95.6%	$18.11	$3,164,965	100.0%

Vacant Space		8,111	4.4%

Collateral Total		182,866	100.0%

(1)	Based on underwritten rent roll dated December 10, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent includes rent steps through February 2027 totaling approximately $32,176.
(4)	Melrose recently executed a six-year lease at the Northwest Marketplace Property, and according to the sponsor, is expected to open for business Q1 2026. Melrose’s rent will commence upon the earlier to occur of (i) 180 days after the delivery date and (ii) the date the tenant opens for business, and will expire six years following the commencement date.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	8,111	4.4%	NAP	NA	P	8,111	4.4%	NAP	NAP
2026 & MTM	1	5,451	3.0%	$124,361	3.9%		13,562	7.4%	$124,361	3.9%
2027	5	28,978	15.8%	577,183	18.2%		42,540	23.3%	$701,544	22.2%
2028(3)	4	34,587	18.9%	454,997	14.4%		77,127	42.2%	$1,156,541	36.5%
2029	6	24,383	13.3%	734,921	23.2%		101,510	55.5%	$1,891,462	59.8%
2030	3	27,132	14.8%	364,462	11.5%		128,642	70.3%	$2,255,923	71.3%
2031	1	3,055	1.7%	80,652	2.5%		131,697	72.0%	$2,336,575	73.8%
2032	3	34,507	18.9%	462,906	14.6%		166,204	90.9%	$2,799,481	88.5%
2033	0	0	0.0%	0	0.0%		166,204	90.9%	$2,799,481	88.5%
2034	0	0	0.0%	0	0.0%		166,204	90.9%	$2,799,481	88.5%
2035	2	16,662	9.1%	365,484	11.5%		182,866	100.0%	$3,164,965	100.0%
2036	0	0	0.0%	0	0.0%		182,866	100.0%	$3,164,965	100.0%
2037 & Beyond	0	0	0.0%	0	0.0%		182,866	100.0%	$3,164,965	100.0%
Total	25	182,866	100.00%	$3,164,965	100.00%
(1)	Based on the underwritten rent roll dated December 10, 2025.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps through February 2027 totaling approximately $32,176.
(3)	The tenant Affordable Dentures originally had a lease expiration in 2028 but has since went dark and is therefore being treated as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Collateral Term Sheet	BBCMS 2026-5C40
No. 8 – Northwest Marketplace
Operating History and Underwritten Net Cash Flow(1)
	2023(2)	2024(2)	TTM(3)	Underwritten	Per Square Foot	%(4)
Total Leased Rent	$3,126,351	$3,088,256	$3,071,333	$3,164,965	$17.31	66.0%
Vacancy Gross Up	0	0	0	210,886	1.15	4.4
Gross Potential Rent	$3,126,351	$3,088,256	$3,071,333	$3,375,851	$18.46	70.4%
Total Reimbursements	1,332,103	1,023,455	1,445,677	1,404,563	7.68	29.3
Other Income	7,420	4,712	13,782	13,782	0.08	0.3
Net Rental Income	$4,465,874	$4,116,423	$4,530,792	$4,794,196	$26.22	100.0%
(Vacancy Gross Up)	0	0	0	(210,886)	(1.15)	(4.4)
Effective Gross Income	$4,465,874	$4,116,423	$4,530,792	$4,583,310	$25.06	95.6%
Real Estate Taxes	803,763	856,023	827,247	827,247	4.52	18.0
Insurance	126,672	121,767	224,944	145,467	0.80	3.2
Management Fee	133,976	123,493	135,460	137,499	0.75	3.0
Other Expenses	434,989	434,760	483,114	500,045	2.73	10.9
Total Expenses	$1,499,400	$1,536,042	$1,670,766	$1,610,259	$8.81	35.1%
Net Operating Income	$2,966,474	$2,580,381	$2,860,026	$2,973,051	$16.26	64.9%
Capital Expenditures	0	0	0	27,430	0.15	0.6
TI/LC	0	0	0	183,575	1.00	4.0
(TI/LC Holdback)	0	0	0	(40,000)	(0.22)	(0.9)
Net Cash Flow	$2,966,474	$2,580,381	$2,860,026	$2,802,046	$15.32	61.1%
(1)	Based on the underwritten rent roll dated December 10, 2025.
(2)	2024 Net Operating Income is less than 2023 Net operating Income and TTM Net Operating Income primarily due to the 2024 P&L statement missing an annual RET reconciliation. The TTM was adjusted to capture annual RET collections, which is driving the increase in TTM Net Operating Income.
(3)	TTM represents the trailing 12-month period ending October 31, 2025.
(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The Northwest Marketplace Property is located in Houston, Texas within the Houston-Pasadena-The Woodlands, TX MSA along the Northwest Freeway, which serves frontage to US Highway 290, the major highway that runs northwest from Houston to the Central Business District. The Northwest Marketplace Property is shadow anchored by Boot Barn located directly to the west, and a Walmart Supercenter located directly to the east via an access road. The area immediately surrounding the Northwest Marketplace Property is primarily characterized by retail properties, residential communities and industrial parks, and is considered to be within the stable stage of its real estate cycle. Per the appraisal, the 2025 estimated population within a one-, three- and five-mile radius totaled 12,581, 120,560 and 313,334, respectively, and average household income for the same radii was $66,919, $87,420 and $103,032, respectively.

According to the appraisal, the Northwest Marketplace Property is located in the Near Northwest Oaks submarket of the Houston market and is considered a retail power center in this market. As of the third quarter of 2025, the total inventory of the Houston market was 446.2 million square feet with a 5.3% vacancy rate and asking rents of $20.78 per square foot. For the same time period, the total inventory of the Near Northwest Oaks submarket was approximately 11.0 million square feet with a 3.6% vacancy rate and asking rents of $15.77 per square foot.

The appraiser identified five comparable retail centers to the Northwest Marketplace Property:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Collateral Term Sheet	BBCMS 2026-5C40
No. 8 – Northwest Marketplace
Comparable Retail Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
Northwest Marketplace Houston, TX	2002	95.6%(2)	182,866(2)	Various(2)	Various(2)	$18.11(2)(3)	Various(2)	Various(2)
Northbrook Shopping Center Houston, TX	2004	57.0%	10,290	Core Personnel	1,050	$30.00	Apr-2022	60
Northbrook Shopping Center Houston, TX	1975	96.0%	174,183	Milagro de Mexico	1,400	$24.00	Jul-2022	60
Rosslyn Cypress Center Houston, TX	2003	100.0%	12,500	Asking Rent	1,000	$18.00	Sep-2025	60
Willowbridge Professional Building Houston, TX	2005	84.0%	15,384	Jameson Dental Tech	1,452	$19.83	Mar-2024	36
Northway Shopping Center Houston, TX	1979	100.0%	143,464	Spec’s	12,927	$22.00	Sep-2024	120
Stomping Grounds Houston, TX	1955	66.0%	28,379	La Mex	3,122	$42.00	Jun-2023	60
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 10, 2025.
(3)	Rent PSF for the Northwest Marketplace Property is inclusive of underwritten rent steps through February 2027 totaling approximately $32,176.

The following table presents certain information relating to comparable sales for the Northwest Marketplace Property:

Comparable Sales(1)
Property Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Northwest Marketplace Houston, TX	NAP	182,866(2)	95.6%(2)	NAP	NAP	NAP
Humblewood Shopping Center Humble, TX	Jul-2025	85,682	90.0%	$18,300,000	$213.58	NAP
Sugar Park Plaza Houston, TX	Sep-2025	95,032	100.0%	$20,850,000	$219.40	NAP
Baybrook Passage Shopping Center Webster, TX	Dec-2024	189,334	97.0%	$62,820,000	$331.79	NAP
First Colony Commons Sugar Land, TX	Sep-2024	379,829	97.0%	$67,000,000	$176.40	NAP
Northwest Crossing Centre Houston, TX	Jan-2023	161,292	79.0%	$35,000,000	$224.02	NAP
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 10, 2025.

The Borrower. The borrower is Commercial Marketplace Holdings LLC, a Delaware limited liability company and single purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Northwest Marketplace Mortgage Loan. The non-recourse carve-out guarantors of the Northwest Marketplace Mortgage Loan are Enrique Agurcia and Vamsi Rasamallu.

The Borrower Sponsors. The borrower sponsors are Enrique Agurcia, the founder and CEO of Otima Investments, and Vamsi Rasamallu, the Vice President of Otima Investments. Otima Investments is a real estate investment first that provides highly vetted, diverse real estate investment opportunities for over 140 trusted members. Otima has completed over 130 projects to date and has over $120 million AUM.

Property Management. The Northwest Marketplace Property is managed by Brokers Commercial, LLC d/b/a NAI Excel, a third-party management company that specializes in commercial brokerage services in assets located in Texas, Utah and Nevada.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $71,005 for real estate taxes, (ii) approximately $1,869 for insurance premiums, (iii) $400,000 for tenant improvements and leasing commissions, (iv) $137,150 for capital expenditures, (v) $540,000 for required repairs, (vi) approximately $17,973 for CAM reconciliations, (vii) approximately $465,136 for outstanding tenant improvements and leasing commission and (viii) $166,475 for free rents.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which is approximately $71,005.

Insurance Escrows – On a monthly basis, the borrower is required to escrow $1,869 for general and excess liability coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Collateral Term Sheet	BBCMS 2026-5C40
No. 8 – Northwest Marketplace

Replacement Reserves – On a monthly basis when the replacement reserve falls under $137,150, the borrower will be required escrow the lesser of (i) $2,285.83 and (ii) the amount necessary to raise the replacement reserve balance to $137,150.

TI/LC Reserves – On a monthly basis when the TI/LC reserve falls under $400,000, the borrower will be required to escrow the lesser of (i) $15,238.83 and (ii) the amount necessary to raise the replacement reserve balance to $400,000.

Lockbox / Cash Management. The Northwest Marketplace Mortgage Loan requires a springing lockbox with springing cash management. Upon the occurrence of a Trigger Period (as defined below), the borrower will establish a lockbox account for the exclusive benefit of the lender into which the tenants will be instructed to pay rents directly. Upon the occurrence of a Trigger Period, all amounts in the lockbox account will be automatically transferred for the payment of, among other things, the debt service, monthly escrows, default interest, late payment charges, and if any amounts remaining to the excess cash flow reserve account.

A “Trigger Period” will occur upon the earliest of (i) an event of default, (ii) the debt service coverage ratio based on the Northwest Marketplace Total Debt being less than 1.10x (which equates to 1.64x on solely the Northwest Marketplace Mortgage Loan) for one calendar quarter, (iii) insolvency of the borrower or manager or (iv) the commencement of a Low DSCR Period (as defined below). A Trigger Period will be cured (a) with respect to clause (i), upon the cure of such event of default, (b) with respect to clause (ii), the debt service coverage ratio based on the Northwest Marketplace Total Debt being equal to or greater than 1.10x (which equates to 1.64x on solely the Northwest Marketplace Mortgage Loan) for two consecutive calendar quarters, (c) with respect to clause (iii), when a qualified manager assumes management of the Northwest Marketplace Property pursuant to a replacement management agreement and (d) with respect to clause (iv), upon the cessation of such Low DSCR Period.

A “Low DSCR Period” means any period (i) commencing on the last day of any two (2) consecutive calendar quarter period during which the debt service coverage ratio for the Northwest Marketplace Property is less than 1.10x and (ii) ending on the last day of any two (2) consecutive calendar quarters thereafter for each of which the debt service coverage ratio for the Northwest Marketplace Property is greater than or equal to 1.20x.

Subordinate and Mezzanine Debt. RHYCF Northwest Freeway, LLC, funded the Northwest Market Place Mezzanine Loan on December 24, 2025, which has an outstanding principal balance of $5,000,000 as of the Cut-off date, accrues interest at a rate of 13.00000% per annum and is coterminous with the Northwest Marketplace Mortgage Loan. So long as no event of default is occurring, the mezzanine borrower will only be obligated to pay the portion of the mezzanine monthly debt service payment consisting of interest accruing at the Mezzanine Payable Interest Rate, and the unpaid remainder of the mezzanine monthly debt service payment will accrue and be due in full on the maturity date. The Mezzanine Payable Interest Rate is 9.0%. The Northwest Marketplace Mezzanine Loan is secured by the borrower sponsors’ direct equity interests in the borrower and is interest-only for the entire term. An intercreditor agreement was executed at origination.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
109

Collateral Term Sheet	BBCMS 2026-5C40
No. 9 – Residence Inn Camarillo

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 9 – Residence Inn Camarillo

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,350,000	Title:	Fee
Cut-off Date Principal Balance:	$25,350,000	Property Type - Subtype:	Hospitality - Extended Stay
% of Pool by IPB:	3.0%	Net Rentable Area (Rooms):	128
Loan Purpose:	Acquisition	Location:	Camarillo, CA
Borrower:	Scotmist, LLC	Year Built / Renovated:	2009 / 2018
Borrower Sponsor:	Bobby B. Saadian	Occupancy / ADR / RevPAR:	90.3% / $206.09 / $186.06
Interest Rate:	6.83100%	Occupancy / ADR / RevPAR Date:	10/31/2025
Note Date:	12/15/2025	4th Most Recent NOI (As of):	$3,582,169 (12/31/2022)
Maturity Date:	1/6/2031	3rd Most Recent NOI (As of):	$3,469,190 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,814,742 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$4,195,156 (TTM 10/31/2025)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	90.3% / $206.09 / $186.06
Amortization Type:	Interest Only	UW Revenues:	$9,163,093
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$5,094,408
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,068,684
Additional Debt:	No	UW NCF:	$3,610,530
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$40,000,000 / $312,500
Additional Debt Type:	N/A	Appraisal Date:	10/15/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$198,047
Taxes:	$141,635	$28,327	N/A	Maturity Date Loan / Room:	$198,047
Insurance:	$34,922	$11,641	N/A	Cut-off Date LTV:	63.4%
FF&E Reserve(2):	$0	Springing	N/A	Maturity Date LTV:	63.4%
PIP Reserve:	$0	Springing	N/A	UW NCF DSCR:	2.06x
				UW NOI Debt Yield:	16.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,350,000	63.2%	Purchase Price	$39,000,000	97.2%
Sponsor Equity	14,767,794	36.8	Closing Costs	941,237	2.3
			Upfront Reserves	176,557	0.4
Total Sources	$40,117,794	100.0%	Total Uses	$40,117,794	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	The borrower maintains an FF&E reserve with Marriott (as defined below) which has a balance of approximately $2.4 million as of the origination date of the Residence Inn Camarillo Mortgage Loan (as defined below).

The Loan. The Residence Inn Camarillo mortgage loan (the “Residence Inn Camarillo Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $25,350,000 and is secured by a first mortgage lien on the borrower’s fee interest in a 128-room, extended-stay hotel located in Camarillo, California (the “Residence Inn Camarillo Property”). The Residence Inn Camarillo Mortgage Loan has a 5-year term and is interest-only for the entire term and accrues interest at a rate of 6.83100% per annum on an Actual/360 basis.

The Property. The Residence Inn Camarillo Property is a 128-room, extended-stay hotel in Camarillo, California, approximately 51 miles northwest of downtown Los Angeles. The Residence Inn Camarillo Property was constructed in 2009, most recently renovated in 2018 and consists of a three-story building situated on a 3.55-acre site. The Residence Inn Camarillo Property underwent renovations to both guestrooms and common areas in 2018 totaling approximately $1.5 million ($11,779 per room). The Residence Inn Camarillo Property is comprised of 95 king studio suites, 14 king one-bedroom suites, five queen one-bedroom suites and 14 king/queen two-bedroom suites. Amenities and facilities at the Residence Inn Camarillo Property include a complimentary breakfast area, outdoor pool, business center, fitness center, guest self-laundry, sundry shop, and 500 square feet of meeting space. Additionally, the Residence Inn Camarillo Property has a large outdoor space with sports courts, firepits, and BBQ patio space, and offers complimentary high-speed internet

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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access in the guestrooms and public spaces. Guestrooms feature fully equipped kitchens with a stove, dishwasher, microwave, full-size refrigerator, and utensils, and offer standard amenities such as a work area, nightstand, dresser, sofa chair, flat screen television, internet, coffee maker, iron and an ironing board. The Residence Inn Camarillo Property has 135 on-site parking spaces (1.05 spaces per room).

The Residence Inn Camarillo Property is subject to a hotel management agreement between the borrower and Residence Inn by Marriott, LLC, (“Marriott”) expiring December 29, 2034, with two successive automatic 10-year renewal terms unless either party waives renewal by providing 12 months’ prior notice before the end of the then-current term. Management fees include a base management fee of 7% of gross revenues and an incentive management fee equal to 20% of available operating profit above $2,538,844 plus 12% of the amount of capital expenditures funded by the borrower sponsor. Additionally, Marriott collects an ongoing FF&E reserve equal to 5.0% of gross revenues. As of origination, the balance in the FF&E reserve held by Marriott was approximately $2.4 million.

Environmental. According to the Phase I environmental report dated November 4, 2025, there was no evidence of any recognized environmental conditions at the Residence Inn Camarillo Property.

The following table presents certain information relating to the operating history and underwritten cash flows of the Residence Inn Camarillo Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue
Occupancy	82.1%	82.9%	89.0%	90.3%	90.3%
ADR	$190.27	$191.45	$198.31	$206.09	$206.09
RevPAR	$156.12	$158.77	$176.40	$186.06	$186.06
Room Revenue	$7,338,668	$7,448,426	$8,290,143	$8,692,776	$8,692,776	$67,912	94.9%
Food & Beverage Revenue	16,026	15,635	5,596	7,183	7,183	56	0.1
Other Departmental Revenue(3)	415,884	515,894	481,767	463,134	463,134	3,618	5.1
Total Revenue	$7,770,578	$7,979,956	$8,777,506	$9,163,093	$9,163,093	$71,587	100.0%
Room Expense	1,388,297	1,604,368	1,728,298	1,738,623	1,738,623	13,583	19.0
Food & Beverage Expense	3,959	6,031	6,344	355	355	3	0.0
Other Departmental Expenses	25,381	24,828	21,509	20,252	20,252	158	0.2
Departmental Expenses	$1,417,637	$1,635,227	$1,756,150	$1,759,230	$1,759,230	$13,744	19.2%
Gross Operating Income	$6,352,941	$6,344,729	$7,021,355	$7,403,862	$7,403,862	$57,843	80.8%
Undistributed Expenses	2,298,002	2,355,297	2,612,459	2,749,074	2,727,492	21,309	29.8
Gross Operating Profit	$4,054,938	$3,989,431	$4,408,897	$4,654,789	$4,676,371	$36,534	51.0%
Total Fixed Expenses	472,770	520,241	594,155	459,632	607,686	4,748	6.6
Net Operating Income	$3,582,169	$3,469,190	$3,814,742	$4,195,156	$4,068,684	$31,787	44.4%
FF&E	388,529	399,109	438,875	458,155	458,155	3,579	5.0
Net Cash Flow	$3,193,640	$3,070,081	$3,375,866	$3,737,002	$3,610,530	$28,207	39.4%
(1)	TTM column reflects the trailing 12 months ending October 31, 2025.
(2)	Per Room is based on 128 rooms.
(3)	Other Departmental Revenue consists of parking, pet fees, bottled beverage sales, guest room cancellations and other miscellaneous fees.

The Market. The Residence Inn Camarillo Property is located in Camarillo, California, approximately 51 miles northwest of downtown Los Angeles. Primary access to the Residence Inn Camarillo Property is provided by Route 101, a major north/south highway that runs from Los Angeles to Seattle. The Residence Inn Camarillo Property is also located 0.2 miles from the Camarillo train station, which provides access to Ventura County and Los Angeles. The greater Los Angeles area features a dynamic economy, including the technology industry, the creative industry, aerospace and advanced transportation, manufacturing, international trade and venture capital firms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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As of 2024, demand segmentation for the Residence Inn Camarillo Property consisted of 50.0% leisure, 30.0% commercial and 20.0% meeting and group. Leisure demand generators include Camarillo Premium Outlets, Channel Islands National Parks, Ventura Beach, Naval Base Ventura County (NBVC) and California State University Channel Islands. Commercial demand generators include various regional offices and businesses in the surrounding area, such as Semtech, PBS Biotech, Sandvik, Mitsubishi and Northrop Grumman Corporation. Meeting and group demand is primarily generated by the SMERF (Social, Military, Educational, Religious, and Fraternal) segment, while additional demand is generated from meetings and groups associated with nearby corporations and youth/collegiate sports.

There are three proposed hotels that are considered competitive within the market, which include the Embassy Suites Camarillo (approximately 3.5 miles away), Home2 Suites by Hilton Camarillo (approximately 3.8 miles away) and Residence Inn by Marriott Ventura Beach (approximately 16.5 miles away). The three proposed hotels are expected to feature approximately 400 total rooms and are expected to open in 2026.

The following table presents certain information relating to the historical performance and the competitive set of the Residence Inn Camarillo Property:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Residence Inn Camarillo(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	75.0%	$160.96	$120.72	82.1%	$190.27	$156.12	109.4%	118.2%	129.3%
2023	75.5%	$166.09	$125.43	82.9%	$191.45	$158.77	109.8%	115.3%	126.6%
2024	73.0%	$165.77	$121.02	89.0%	$198.31	$176.40	121.8%	119.6%	145.8%
TTM(3)	72.4%	$165.71	$119.96	90.3%	$206.09	$186.06	124.7%	124.4%	155.1%
(1)	Data obtained from third-party market research reports, dated as of December 31 of each respective year unless otherwise stated. Data is representative of the running 12 months as of the report date. The competitive set includes La Quinta Inn & Suites by Wyndham Thousand Oaks-Newbury Park, Staybridge Suites Oxnard - River Ridge, Quality Inn & Suites Camarillo – Oxnard, Hampton by Hilton Inn & Suites Camarillo, Hilton Garden Inn Oxnard Camarillo, TownePlace Suites Thousand Oaks Ventura County and Hampton Inn Channel Islands Harbor.
(2)	Occupancy, ADR and RevPAR for the Residence Inn Camarillo Property are based on the underwritten cash flow.
(3)	Data for the competitive set was obtained from a third-party market research report dated October 31, 2025. TTM data is representative of the running 12 months as of the report date.

The following table presents certain information relating to comparable hotel sales for the Residence Inn Camarillo Property:

Comparable Hotel Sales(1)
Property / Location	Rooms	Year Built / Renovated	Sale Date	Sale Price	Price Per Room	Cap Rate
Residence Inn Camarillo Camarillo, CA	128	2009 / 2018
Residence Inn by Marriott San Diego Sorrento San Diego, CA	150	1999 / N/A	Oct-25	$42,000,000	$280,000	7.9%
Hampton Inn Santa Barbara Goleta, CA	101	2007 / N/A	Mar-24	$29,250,000	$290,000	7.8%
Residence Inn Sacramento Cal Expo Sacramento, CA	176	1986 / N/A	Nov-24	$20,000,000	$113,636	7.0%
Extended Stay America - Camarillo Camarillo, CA	84	N/A / N/A	Jan-22	$8,625,000	$102,679	7.7%
(1)	Information obtained from the appraisal.

The Borrower. The borrower is Scotmist, LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity with at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Residence Inn Camarillo Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Bobby B. Saadian. Bobby Saadian is the founding partner of Wilshire Law Firm, PLC, a law firm based in California. Bobby Saadian’s real estate portfolio is comprised of 12 properties (inclusive of one non-stabilized property that has an estimated date of stabilization in January

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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2028) with a total estimated market value of approximately $284.0 million, comprised of eight multifamily properties in the Los Angeles area, one office in downtown Los Angeles, a hotel in the Los Angeles area and two multifamily properties in North Carolina. Bobby Saadian’s real estate portfolio is operated by a separate family office known as Legacy Strata.

Property Management. The Residence Inn Camarillo Property is managed by Marriott.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately (i) $141,635 for real estate taxes and (ii) $34,922 for insurance premiums.

Tax Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $28,327 a month).

Insurance Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount that would be sufficient to pay insurance premiums for the next ensuing 12 months (currently equivalent to approximately $11,641 a month).

FF&E Reserves – On a monthly basis, the borrower is required to escrow an amount equal to 1/12th of the greater of (i) 4.0% of gross revenues or (ii) the monthly amount required to be reserved pursuant to the related hotel management agreement for the replacement of FF&E. The ongoing FF&E reserve is currently waived so long as Marriott continues to hold a reserve for the payment of FF&E pursuant to the terms of the hotel management agreement.

PIP Reserve – If Marriott or any replacement franchisor (the “Residence Inn Camarillo Franchisor”) requires a property improvement plan (“PIP”) under the existing hotel management agreement or any replacement franchise agreement, the borrower is required to, on each payment date, deposit an amount equal to 110% of the estimated PIP cost (less amounts made available from the FF&E reserve held by the Residence Inn Camarillo Franchisor) (the “PIP Deposit Amount”), divided by the number of months remaining until the PIP completion deadline set under the hotel management agreement (the “Monthly PIP Deposit Amount”). The borrower must complete each repair and remediation item within the period stated in the PIP or, if not stated, within 12 months after delivery of such PIP. At origination, the guarantor executed and delivered a completion guaranty covering payment and performance of the borrower’s PIP obligations.

Lockbox / Cash Management. The Residence Inn Camarillo Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all funds payable to the borrower by the Residence Inn Camarillo Franchisor under the existing hotel management agreement or any replacement franchise agreement to be transmitted directly by the Residence Inn Camarillo Franchisor into a lender-controlled lockbox account. The borrower is also required to cause all revenues and taxes received to be transmitted directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all revenues and taxes received in connection with the Residence Inn Camarillo Property to be deposited into such lockbox account within two business days of receipt. All amounts in the lockbox account will be remitted on a daily basis to the borrower at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts will be required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Residence Inn Camarillo Mortgage Loan documents.

A “Cash Management Period” means a period commencing upon the occurrence of any of the following: (i) a default or an event of default, (ii) if, as of the last day of any calendar quarter, the debt service coverage ratio (“NCF DSCR”) is less than 1.20x, (iii) 12 months prior to the expiration of the existing hotel management agreement or any replacement franchise agreement, (iv) a Franchise Trigger Event (as defined below) or (v) a PIP is required by the existing hotel management agreement or any replacement franchise agreement and the borrower fails to timely deposit the Monthly PIP Deposit Amount; and ends upon the lender giving notice to the clearing bank that the sweeping of funds into the cash management account may cease, which notice the lender will only be required to give if the Residence Inn Camarillo Mortgage Loan and all other obligations under the Residence Inn Camarillo Mortgage Loan documents have been repaid in full or (1) with respect to the matter described in clause (i) above, such default or event of default is no longer continuing and no other default or event of default has occurred and is continuing, (2) with respect to the matter described in clause (ii) above, the lender has determined that the Residence Inn Camarillo Properties have achieved a NCF DSCR of at least 1.20x as of the last day of any calendar quarter for two consecutive calendar quarters, (3) with respect to the matter described in clause (iii) above, the borrower either (A) extends the existing hotel management agreement to a date that is not less than five years after the stated maturity date or (B) delivers (a) a replacement franchise agreement, along with other required documentation, with an expiration date that is at least five years beyond the stated maturity date, (b) a tri-party agreement or comfort letter in a form approved by the lender and which relates to the extension of the existing hotel management

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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agreement or any replacement franchise agreement and (c) the satisfaction and payment in full of all repairs and renovations required in connection with a PIP required by the Residence Inn Camarillo Franchisor or the deposit of the PIP Deposit Amount with the lender (the “New License Conditions”), (4) with respect to the matter described in clause (iv) above, the borrower has satisfied the New License Conditions, and (5) with respect to the matter described in clause (v) above, the borrower timely deposits each Monthly PIP Deposit Amount or has provided evidence that all required renovations or other items required by the PIP have been completed and paid in full.

A “Franchise Trigger Event” will occur (i) if the Residence Inn Camarillo Franchisor gives notice of its intention to terminate or cancel or not extend or renew the existing hotel management agreement or any replacement franchise agreement, (ii) if an event of default occurs under the existing hotel management agreement or any replacement franchise agreement or (iii) upon the bankruptcy or insolvency of the Residence Inn Camarillo Franchisor.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – 9911 Belward

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC, Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$24,740,000	Title:	Fee
Cut-off Date Principal Balance(1):	$24,740,000	Property Type – Subtype:	Office – Lab / R&D
% of IPB:	3.0%	Net Rentable Area (SF):	289,912
Loan Purpose:	Refinance	Location:	Rockville, MD
Borrower:	GI TC Rockville, LLC	Year Built / Renovated:	2005 / NAP
Borrower Sponsor:	TechCore, LLC	Occupancy:	100.0%
Interest Rate:	5.00000%	Occupancy Date:	9/30/2025
Note Date:	9/30/2025	4th Most Recent NOI (As of):	$26,884,242 (12/31/2022)
Maturity Date:	10/6/2030	3rd Most Recent NOI (As of):	$27,431,087 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$24,654,063 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$22,745,063 (TTM 6/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	99.0%
Amortization Type:	Interest Only	UW Revenues:	$27,852,899
Call Protection:	L(24),YM1(29),O(7)	UW Expenses:	$5,570,580
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$22,282,319
Additional Debt(1):	Yes	UW NCF:	$22,282,319
Additional Debt Balance(1):	$104,000,000	Appraised Value / Per SF(3):	$317,000,000 / $1,093
Additional Debt Type(1):	Pari Passu	Appraisal Date(3):	8/25/2025

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$444
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$444
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	40.6%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	40.6%
TI/LC Reserves:	$19,292,063	Springing	N/A	UW NCF DSCR:	3.41x
				UW NOI Debt Yield:	17.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$128,740,000	100.0%	Loan Payoff	$101,634,203	78.9%
			Upfront Reserves	19,292,063	15.0
			Closing Costs	4,514,149	3.5
			Principal Equity Distribution	3,299,585	2.6
Total Sources	$128,740,000	100.0%	Total Uses	$128,740,000	100.0%
(1)	The 9911 Belward Mortgage Loan (as defined below) is part of the 9911 Belward Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $128,740,000. The Financial Information in the chart above is based on the 9911 Belward Whole Loan. See “—The Loan” below.
(2)	See “Escrows and Reserves” section below.
(3)	The Appraised Value set forth above is the Market Value - Assuming Outstanding TIs Funded, which assumes that $21,743,000 of outstanding tenant improvement allowances was reserved. At origination, the then tenant improvement allowances outstanding amount of $19,292,063 was reserved, as certain of the allowances were already funded between the appraisal date and origination date. The appraisal also provided an “As Is” appraised value of the 9911 Belward Property (as defined below) of $297,000,000, which results in an Appraised Value Per SF of $1,024.45, and a Cut-off Date LTV and Maturity Date LTV of 43.3% each.

The Loan. The 9911 Belward mortgage loan (the “9911 Belward Mortgage Loan”) is part of a whole loan (the “9911 Belward Whole Loan”) which is comprised of six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $128,740,000. The 9911 Belward Whole Loan is secured by the borrower’s fee simple interest in a 289,912 square foot lab/R&D office complex located in Rockville, Maryland (the “9911 Belward Property”). The 9911 Belward Mortgage Loan is evidenced by the non-controlling Note A-3 and the non-controlling Note A-6 with an aggregate outstanding principal balance as of the Cut-off Date of $24,740,000. The 9911 Belward Whole Loan was originated by German American Capital Corporation (“GACC”) and Barclays Capital Real Estate Inc. (“BCREI”). GACC is contributing Note A-3 and BCREI is contributing Note A-6 to the BBCMS 2026-5C40 securitization.

The relationship between the holders of the 9911 Belward Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Preliminary Prospectus. The 9911 Belward Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2025-V18 securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Whole Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the 9911 Belward Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$55,000,000	$55,000,000	Benchmark 2025-V18	Yes
A-2	$16,500,000	$16,500,000	Benchmark 2025-V19	No
A-3	$17,240,000	$17,240,000	BBCMS 2026-5C40	No
A-4	$25,000,000	$25,000,000	Benchmark 2025-V18	No
A-5	$7,500,000	$7,500,000	Benchmark 2025-V19	No
A-6	$7,500,000	$7,500,000	BBCMS 2026-5C40	No
Total	$128,740,000	$128,740,000

The Property. The 9911 Belward Property is a 289,912 square foot lab/R&D office building that was originally constructed as a build-to-suit for Human Genome Sciences, Inc. (“HGSI”) in 2005 for approximately $233.4 million ($805 per square foot). In 2006, BioMed Realty Trust completed a sale leaseback transaction in which it purchased the 9911 Belward Property and leased it back to HGSI on a 20-year, absolute triple net lease expiring in May 2026. In 2012, GlaxoSmithKline plc (“GSK”) (S&P / Moody’s: A / A2) acquired HGSI for $3.6 billion and spent approximately $139 million ($480 per square foot) substantially redeveloping the 9911 Belward Property in 2017. Additionally, from 2023 to 2024, GSK invested approximately an additional $20 million ($69 per square foot) in safety improvements and equipment upgrades. The 9911 Belward Property is 100% leased to HGSI, which lease is fully guaranteed by its investment-grade parent company, GSK. HGSI extended its lease for 10 years in May 2024, two years prior to its original lease expiration in May 2026, resulting in a current lease expiration date in May 2034, approximately 3.7 years beyond the maturity date of the 9911 Belward Whole Loan. HGSI currently has one additional 10-year renewal option and no termination or contraction options. The 9911 Belward Property serves as a production point for HGSI’s FDA-approved drugs, BENLYSTA and NUCALA, two of GSK’s best-selling pharmaceuticals. NUCALA’s patent does not expire until after the loan term in 2033. BENLYSTA’s patent is set to expire in 2027.

Sole Tenant.

HGSI (289,912 SF, 100.0% of net rentable area, 100.0% of UW base rent). HGSI researches and develops proprietary pharmaceutical and diagnostic products. HGSI products predict, prevent, detect, treat, and cure disease based on the discovery of human and microbial genes. In 2012, HGSI was purchased by GSK (ADR NYSE: GSK) for $3.6 billion or $14.25 per share. GSK is a global biopharmaceutical company headquartered in the United Kingdom with a legacy dating back to the 18th century and officially formed through a merger of Glaxo Wellcome and SmithKline Beecham in 2000. The company focuses on the research, development, and manufacturing of innovative medicines and vaccines. GSK’s top-selling biopharmaceutical products include Shingrix (a shingles vaccine), Arexvy (the first approved respiratory syncytial virus (RSV) vaccine for adults), and Dovato (a leading human immunodeficiency virus (HIV) treatment). As of 2024, GSK had approximately 70,000 employees globally (approximately 12,000 in the U.S.) and an expanding pipeline of vaccines and specialty medicines. The 9911 Belward Property functions as the primary manufacturing point for BENLYSTA and NUCALA, two key prescription medications for adults with active systemic lupus erythematosus (BENLYSTA) and COPD/asthma (NUCALA). HGSI’s lease is fully guaranteed by GSK.

The following table presents certain information relating to historical and current occupancy at the 9911 Belward Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Based on December 31 of each respective year unless indicated otherwise.
(2)	Based on the underwritten rent roll as of September 30, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the sole tenant at the 9911 Belward Property:

Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
HGSI	A2 / A / NR	289,912	100.0%	$81.37	$23,590,139	100.0%	5/31/2034
Occupied Collateral Total / Wtd. Avg.		289,912	100.0%	$81.37	$23,590,139	100.0%
Vacant Space		0	0.0%
Collateral Total		289,912	100.0%

(1)	Based on the underwritten rent roll as of September 30, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

The following table presents certain information relating to the tenant lease expiration of the 9911 Belward Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2026 & MTM	0	0	0.0	$0	0.0%		0	0.0	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0	0	0.0
2028	0	0	0.0	0	0.0		0	0.0	0	0.0
2029	0	0	0.0	0	0.0		0	0.0	0	0.0
2030	0	0	0.0	0	0.0		0	0.0	0	0.0
2031	0	0	0.0	0	0.0		0	0.0	0	0.0
2032	0	0	0.0	0	0.0		0	0.0	0	0.0
2033	0	0	0.0	0	0.0		0	0.0	0	0.0
2034	1	289,912	100.0	23,590,139	100.0		289,912	100.0	23,590,139	100.0
2035	0	0	0.0	0	0.0		289,912	100.0	23,590,139	100.0
2036	0	0	0.0	0	0.0		289,912	100.0	23,590,139	100.0
2037 & Beyond	0	0	0.0	0	0.0		289,912	100.0	23,590,139	100.0
Total	1	289,912	100.0%	$23,590,139	100.0%
(1)	Information is based on the underwritten rent roll as of September 30, 2025. Certain tenants may have termination options which are not considered for the purposes of the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – 9911 Belward

The following table presents certain information relating to the operating history and underwritten cash flows of the 9911 Belward Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM 6/30/2025	Underwritten(1)	Per SF	%(2)
Base Rent	$26,891,010	$27,428,830	$24,882,931	$22,960,306	$23,590,139	$81.37	93.6%
Credit Tenant Rent Steps(3)	0	0	0	0	1,619,386	$5.59	6.4
Gross Potential Rent	$26,891,010	$27,428,830	$24,882,931	$22,960,306	$25,209,526	$86.96	100.0%
Total Reimbursements	1,824,757	1,981,820	2,173,385	2,240,644	4,790,109	$16.52	17.2
Other Rental Income	0	0	0	95,844	0	$0.00	0.0
Vacancy / Credit Loss	0	0	0	0	(2,146,736)	($7.40)	(7.7)
Effective Gross Income	$28,715,767	$29,410,650	$27,056,316	$25,296,793	$27,852,899	$96.07	100.0%
Real Estate Tax	1,761,955	1,904,155	2,095,699	2,116,949	2,381,011	$8.21	8.5
Insurance	13,633	13,823	19,548	20,333	16,884	$0.06	0.1
Other Expenses(4)	55,937	61,585	287,006	414,448	3,172,685	$10.94	11.4
Total Expenses	$1,831,526	$1,979,563	$2,402,254	$2,551,730	$5,570,580	$19.21	20.0%
Net Operating Income	$26,884,242	$27,431,087	$24,654,063	$22,745,063	$22,282,319	$76.86	80.0%
Capital Expenditures	0	0	0	0	0	$0.00	0.0
TI/LC	0	0	0	0	0	$0.00	0.0
Net Cash Flow	$26,884,242	$27,431,087	$24,654,063	$22,745,063	$22,282,319	$76.86	80.0%
(1)	Based on the underwritten rent roll dated as of September 30, 2025.
(2)	% column represents percent of Gross Potential Rent for Base Rent, Credit Tenant Rent Steps, and Gross Potential Rent lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Credit Tenant Rent Steps are equal to the straight-line average of the loan term.
(4)	Lender is underwriting to a 3% management fee and 20% R&M expense plug and then recovering the R&M plug and management fees up to $72,000 per the tenants lease.

Environmental. According to the Phase I environmental site assessment dated September 11, 2025, there was no evidence of any recognized environmental conditions at the 9911 Belward Property.

The Market. The 9911 Belward Property is located in the I-270 corridor market in the greater market of suburban Maryland within Montgomery County. Montgomery County is the state of Maryland’s most populous and affluent jurisdiction, main economic engine, and most stable office market. It is next door to the nation’s capital and home to more than 300 biotech companies such as GSK and MedImmune.

The 9911 Belward Property is located in the life sciences cluster known as “DNA Alley” in Montgomery County, Maryland, a nationally recognized center for biotechnology and biomedical companies. Stretching along the I-270 corridor from Bethesda through Rockville, Gaithersburg, Germantown, and up to Frederick, the area earned its nickname from a news magazine in 2000 due to its high concentration of genomic and biotech firms. The cluster’s growth has been fueled by its proximity to major federal agencies such as the National Institutes of Health (NIH) in Bethesda, the Food and Drug Administration in White Oak and the National Institute of Standards and Technology in Gaithersburg.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – 9911 Belward

The table below presents certain information relating to office leases comparable to those at the 9911 Belward Property identified by the appraisal:

Comparable Life Science Leases(1)
Property Name	Year Built/Renovated	Total NRA	Tenant	Rent PSF	Lease Term (Years)
9911 Belward(2)	2005 / NAP	289,912	HGSI	$81.37	8.7
4MLK	2024 / NAP	255,830	UMD – Flex Labs	$47.40	10.0
9605 Medical Center Drive – Building III	2004 / NAP	115,000	AbelZeta	$43.50	8.6
Cloverleaf Center IV	1995 / NAP	82,728	UBriGene Biosciences	$45.00	5.6
7495 New Horizon	2021 / NAP	75,000	Cartesian	$47.00	7.3
45 West Watkins Mill Road	1989 / NAP	54,737	AstraZeneca	$41.00	5.0
(1)	Source: Appraisal.
(2)	Based on underwritten rent roll as of September 30, 2025.

The Borrower. The borrower is GI TC Rockville, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 9911 Belward Whole Loan.

The Borrower Sponsor. The borrower sponsor and the non-recourse carveout guarantor is TechCore, LLC. TechCore, LLC is a core investment vehicle actively investing in or owning technology-advantaged real estate in the United States, including data centers, carrier hotels, specialized technology corporate campuses, “Always On” facilities, and life sciences properties located in primary markets and leased to industry leading tenants. TechCore, LLC is a real estate fund formed by GI Partners, a private investment firm, and the California Public Employees Retirement System (“CalPERS”) which seeks to acquire technology-advantaged properties, capitalizing on the themes of growing data and connectivity usage, the increase in importance of complex treatments for human health challenges and the growth of other forms of technology and research in everyday life.

Property Management. The 9911 Belward Property is currently managed by GI Property Manager LP, a third party property manager.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $19,292,063 for outstanding tenant improvements and/or leasing commissions for the sole tenant at the 9911 Belward Property.

Tax Escrows – During a Cash Sweep Period (as defined below), the borrower is required to deposit into a real estate tax reserve on each Monthly Payment Date, an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next ensuing twelve months.

Insurance Escrows – The borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof; provided, however, that the insurance reserve will be conditionally waived for so long as the borrower maintains a blanket policy acceptable to the lender.

Replacement Reserve – During a Cash Sweep Period, the borrower is required to deposit approximately $4,832 monthly into a replacement reserve.

TI/LC Reserve – During a Cash Sweep Period, the borrower is required to deposit approximately $36,239 monthly into a replacement reserve

Lockbox / Cash Management. The 9911 Belward Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager, as applicable, are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. So long as no Cash Sweep Period (as defined below) is continuing, the amounts on deposit in the lockbox account will be

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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swept to the borrower’s operating account. During the continuance of a no Cash Sweep Period, transfers to the borrower’s operating account are required to cease and such sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender, at a financial institution selected by the lender (and the borrower is required to cooperate with the lender and the cash management bank in the establishment of such account). Funds swept to the cash management account are required to be applied to payment of all monthly amounts due under the 9911 Belward Whole Loan documents, including deposits to the tax and insurance reserves, payments of monthly debt service, deposits to the replacement reserve, payment of monthly operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses.

A “Cash Sweep Period” (A) will commence upon (i) the occurrence of an event of default under the 9911 Belward Whole Loan documents, (ii) a Specified Tenant Sweep Event and borrower fails to timely make any cash deposit or to provide a letter of credit as described in the 9911 Belward Whole Loan Documents, and (B) will expire upon (v) with regard to any Cash Sweep Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (w) with regard to any Cash Sweep Period commenced in connection with clause (ii) the expiration of all Specified Tenant Sweep Periods or borrower makes the cash deposit or provides a letter of credit.

“Lease Sweep Reserve Deposit Amount” means an amount equal to the total rentable square feet of the applicable (portion of the) space leased pursuant to a Specified Tenant (as defined below) lease multiplied by $75.00.

“Specified Tenant” means (i) HGSI, (ii) any successor-in-interest to the tenant under the HGSI lease, or (iii) any other tenant or its affiliates under a lease (or combination of leases) covering more than 50% of the premises demised under the HGSI lease.

A “Specified Tenant Sweep Event” will commence (a) in the event that, unless the Specified Tenant or its lease guarantor has an IG Rating (as defined below), a Specified Tenant goes dark or ceases operations in all or substantially all of its space at the 9911 Belward Property for more than 30 consecutive days excluding (i) the temporary closure of building amenity space such as cafeterias and gyms pursuant to applicable legal requirements, (ii) a temporary closure as a result of repairs, alterations, or restoration being performed diligently and in accordance with the 9911 Belward Whole Loan documents, (iii) a temporary closure effectuated in order to comply with governmental restrictions which restrict use or occupancy or (iv) a temporary closure caused by force majeure; provided that with respect to clauses (iii) and (iv) the Specified Tenant occupies the applicable space and recommences operations within 60 days following the termination of the event that caused the closure, (b) upon a bankruptcy or insolvency proceeding of a Specified Tenant or the guarantor of its lease (or its parent company to the extent there is no lease guarantor), (c) in the event that a Specified Tenant fails to renew its lease by the later of (i) the date that is 12 months prior to the expiration date or (ii) the latest date the Specified Tenant is required under its lease to give notice of its exercise of a renewal option, in each case, unless such event is cured within 5 business days as described below; (d) upon the early termination, surrender or cancellation of a Specified Tenant’s lease or Specified Tenant gives notice of its intention to do so, or its intention not to renew its lease; or (e) upon a default by a Specified Tenant under its lease beyond any applicable notice and cure period which such default is (x) a material monetary or non-monetary default that would reasonably be anticipated to have a material adverse effect on the value or condition of the 9911 Belward Property and/or the borrower’s ability to perform its material obligations under the 9911 Belward Whole Loan documents, and/or (y) a failure (beyond applicable notice and cure periods) to pay base rent.

“IG Rating” means (A) with respect to the Specified Tenant lease in place as of the origination date, a long-term unsecured debt rating of at least “BBB-“ from Moody’s and S&P, and (B) with respect to any other entity, such entity has a long-term unsecured debt rating of at least “BBB-“ from Moody’s and S&P and an equivalent rating from each of the other rating agencies which rate such entity.

A Specified Tenant Sweep Event will end once (i) with respect to clause (a) above, the applicable Specified Tenant resumes occupancy and operations in substantially all its space, or with respect to clauses (b) through (e), at least 70% of the space demised under the Specified Tenant’s lease has been re-tenanted pursuant to one or more “qualified leases” as defined in the 9911 Belward Whole Loan documents, (ii) with respect to clause (b) above, the applicable Specified Tenant, lease guarantor or parent entity is no longer deemed insolvent or subject to bankruptcy or insolvency proceedings and has affirmed in bankruptcy the applicable lease and any lease guaranty pursuant to final non-appealable order of the bankruptcy court, (iii) in the case of clause (c), the applicable Specified Tenant (A) renews its lease pursuant to its terms, or (B) otherwise extends its lease at the fair market rental rate or otherwise on terms reasonably approved by the lender, with respect to at least 70% of such Specified Tenant’s space, together with other qualified leases, (iv) in the case of clause (d), any such

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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notice is rescinded or waived, (v) in the case of clause (e), the subject default has been cured or is otherwise no longer reasonably anticipated to have a material adverse effect, and (vi) in the case of any Specified Tenant Sweep Event, the 9911 Belward Property has achieved a debt yield of at least 10% as the result of re-tenanting all or any portion of the applicable space pursuant to one or more “qualified leases” (calculated to include the replacement “qualified leases” in question), and, in connection with any of the events described in the foregoing clauses(i), (iii) or (vi), in the lender’s reasonable judgment, sufficient funds (including any termination payments from any Specified Tenants that have been delivered to the lender in accordance with the terms of the 9911 Belward Whole Loan documents) have been accumulated in the Lease Sweep Reserve to cover all anticipated tenant improvement and leasing commissions and free, gap and/or abated rent in connection therewith (which such free, gap and/or abated rent reserve may not exceed an amount that would be sufficient to cause the debt service coverage ratio to be equal to 1.50x until the commencement of full rent payments) (the “Lease Sweep Re-tenanting Costs”), whereupon (i) any funds remaining in the Lease Sweep Reserve in excess of the amount required to cover all such Lease Sweep Re-tenanting Costs are required to be released to the borrower and (ii) the funds retained in the Lease Sweep Reserve to cover all such Lease Sweep Re-tenanting Costs are required to be disbursed to the borrower to fund such Lease Sweep Re-tenanting Costs. A Specified Tenant Sweep Event will also cease on the date on which the following amounts have accumulated in the Lease Sweep Reserve: (x) the Lease Sweep Reserve Deposit Amount with respect to any portion of the space demised under the applicable lease that has not been re-tenanted and (y) to the extent a portion of the space demised under the applicable Specified Tenant lease has been re-tenanted pursuant to one or more qualified leases, in the lender’s judgment, sufficient funds have also been accumulated in the Lease Sweep Reserve, subject to the cap described above, to cover all anticipated Lease Sweep Re-tenanting Costs related to the space that has been re-tenanted.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 11 – 2000 Corporate Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,400,000	Title:	Fee
Cut-off Date Principal Balance:	$23,400,000	Property Type – Subtype:	Industrial – Flex
% of IPB:	2.8%	Net Rentable Area (SF):	105,215
Loan Purpose:	Acquisition	Location:	Thousand Oaks, CA
Borrower:	MP Corporate Center Owner, LLC	Year Built / Renovated:	1986 / 2023
Borrower Sponsors:	SAK Irrevocable Trust Dated June 7, 2012 and Christopher Russell	Occupancy:	100.0%
Interest Rate:	6.23200%	Occupancy Date:	12/1/2025
Note Date:	12/29/2025	4th Most Recent NOI (As of)(1):	$299,449 (12/31/2022)
Maturity Date:	1/6/2031	3rd Most Recent NOI (As of)(1):	$864,264 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(1):	$2,595,333 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$2,736,237 (TTM 11/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,305,840
Call Protection:	L(24),YM1(32),O(4)	UW Expenses:	$641,903
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,663,937
Additional Debt:	No	UW NCF:	$2,533,470
Additional Debt Balance:	N/A	Appraised Value / Per SF(2):	$36,250,000 / $345
Additional Debt Type:	N/A	Appraisal Date:	11/24/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$222
Taxes:	$160,765	$32,153	N/A	Maturity Date Loan / SF:	$222
Insurance:	$43,754	$3,646	N/A	Cut-off Date LTV(2):	64.6%
Replacement Reserves:	$0	$2,104	N/A	Maturity Date LTV(2):	64.6%
TI / LC Reserves:	$0	Springing	N/A	UW NCF DSCR:	1.71x
Immediate Repairs:	$16,375	$0	N/A	UW NOI Debt Yield:	11.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,400,000	62.3%	Purchase Price	$36,250,000	96.5%
Sponsor Equity	14,161,905	37.7	Closing Costs(3)	1,091,011	2.9
			Upfront Reserves	220,894	0.6

Total Sources	$37,561,905	100.0%	Total Uses	$37,561,905	100.0%
(1)	The increase from 2022 to 2023 to 2024 Net Operating Income is due to the borrower sponsor executing both the ALE USA and Tesla leases in 2022 and 2023.
(2)	The appraisal also concluded to a “hypothetical market value as dark” of $25.9 million for the 2000 Corporate Center Property (as defined below).
(3)	Closing costs include a $331,500 rate buydown fee.

The Loan. The 2000 Corporate Center mortgage loan (the “2000 Corporate Center Mortgage Loan”) has an original principal balance and Cut-off Date principal balance of $23,400,000 and is secured by the borrower’s fee interest in an industrial flex property totaling 105,215 square feet located in Thousand Oaks, California (the “2000 Corporate Center Property”). The 2000 Corporate Center Mortgage Loan has a 5-year term, is interest-only for the full term and accrues interest at a rate of 6.23200% per annum on an Actual/360 basis.

The Property. The 2000 Corporate Center Property is a 105,215 square foot industrial flex facility located in Thousand Oaks, California. Situated on a 6.74-acre site, the 2000 Corporate Center Property was built in 1986 and renovated in 2023. The renovations included exterior and interior upgrades, landscaping, repaving of the parking lot, and the construction of two outdoor patios totaling approximately $3.5 million. The 2000 Corporate Center Property is built out with 26% office space and features a 30’ clear height, two dock high doors and five ground level roll-up doors. The 2000 Corporate Center Property contains two suites and includes 27,313 square feet (approximately 26% of net rentable area) of enclosed

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 11 – 2000 Corporate Center

mezzanine office space. The 2000 Corporate Center Property has a total of 359 parking spaces resulting in a 3.41 per 1,000 square feet parking ratio. As of December 1, 2025, the 2000 Corporate Center Property was 100% leased to two tenants on a triple net basis with a weighted average remaining lease term of approximately 7.4 years and as such both leases expire after the maturity date of the 2000 Corporate Center Mortgage Loan. Neither of the tenants have any termination options in their leases. The 2000 Corporate Center Property was formerly fully occupied by Blue Cross California which vacated at the end of 2022 prior to the two current tenants executing their leases.

Major Tenants.

Alcatel-Lucent Enterprise USA (55,215 square feet; 52.5% of NRA; 54.5% of underwritten rent): Alcatel-Lucent Enterprise (“ALE”) is a global technology provider headquartered in Colombes, France, delivering secure networking, communications, and cloud solutions for businesses across industries such as healthcare, education, hospitality, and government. Founded in 2014 after the enterprise division of Alcatel-Lucent was acquired by China Huaxin, ALE serves over one million customers in over 50 countries through 3,400 partners. Its portfolio includes digital-age networking, unified communications, IoT connectivity, and cloud-based collaboration tools like Rainbow. ALE has been in occupancy at the 2000 Corporate Center Property since November 2022 and leases 55,215 SF through April 30, 2033. The tenant is currently paying $27.54 per square foot on a triple net basis. The tenant has one, 5-year option to extend the lease at market rent. ALE reportedly invested $10 million into its space, $3 million of which was tenant improvement allowance and $7 million of its own funds.

Tesla (50,000 square feet; 47.5% of NRA; 45.5% of underwritten rent, rated Baa3/BBB by Moody’s/S&P): Tesla Inc. is an American multinational company headquartered in Austin, TX, specializing in electric vehicles, clean energy, and AI-driven technologies. It operates global manufacturing facilities and a worldwide network of showrooms, delivery hubs, and service centers, and also sells directly to consumers through its online platform. As of 2021, Tesla has a network of 438 stores and galleries, 100 service centers, and more than 30,000 superchargers in over 3,100 locations. As of late 2025, this infrastructure included over 7,900 Supercharger stations featuring more than 75,000 connectors worldwide. Tesla has been in occupancy at the 2000 Corporate Center Property since September 2023 and leases 50,000 square feet through September 30, 2033. The tenant is currently paying $24.40 per square foot per year on a triple net basis. The tenant has two, five-year options to extend the lease at 95% of market rent.

Environmental. According to the Phase I environmental assessment dated December 4, 2025, there was evidence of a recognized environmental condition in connection with chlorinated-solvent impacts to groundwater beneath the 2000 Corporate Center Property. See “Description of the Mortgage Pool—Environmental Considerations” in the preliminary prospectus.

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
8.7%	68.3%	100.0%	100.0%
(1)	Historical Occupancies represent the average occupancy over the course of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of December 1, 2025.

Top Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
ALE USA	NR / NR / NR	55,215	52.5%	$28.36	$1,566,053	54.5%	4/30/2033
Tesla	Baa3 / BBB / NR	50,000	47.5%	$26.17	$1,308,421	45.5%	9/30/2033

Total Occupied		105,215	100.0%	$27.32	$2,874,474	100.0%

Vacant Space		0	0.0

Total / Wtd. Avg.		105,215	100.0%

(1)	Based on the underwritten rent roll dated December 1, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include contractual rent steps totaling $133,999 through November 2026 for ALE USA and average rent for the next five years for Tesla.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 11 – 2000 Corporate Center

The following table presents certain information relating to the tenant lease expirations of the 2000 Corporate Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
MTM & 2026	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2033	2	105,215	100.0	2,874,474	100.0		105,215	100.0%	$2,874,474	100.0%
2034	0	0	0.0	0	0.0		105,215	100.0%	$2,874,474	100.0%
2035	0	0	0.0	0	0.0		105,215	100.0%	$2,874,474	100.0%
2036	0	0	0.0	0	0.0		105,215	100.0%	$2,874,474	100.0%
2037 & Beyond	0	0	0.0	0	0.0		105,215	100.0%	$2,874,474	100.0%
Total	2	105,215	100.0%	$2,874,474	100.0%
(1)	Based on the underwritten rent roll dated December 1, 2025.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps totaling $133,999 through November 2026 for ALE USA and average rent for the next five years for Tesla.

The following table presents certain information relating to the operating history and underwritten cash flows of the 2000 Corporate Center Property:

Operating History and Underwritten Net Cash Flow
	2022(1)	2023(1)	2024(1)	TTM(2)	Underwritten	Per Square Foot	%(3)
Base Rent	$704,479	$1,460,203	$2,598,951	$2,670,268	$2,740,475	$26.05	78.8%
Rent Steps	0	0	0	0	133,999	1.27	3.9
Recovery Income	102,996	369,306	597,243	644,134	605,357	5.75	17.4
Gross Potential Rent	$807,475	$1,829,509	$3,196,194	$3,314,402	$3,479,831	$33.07	100.0%
Vacancy and Concessions	(231,903)	(463,806)	0	0	(173,992)	(1.65)	(5.0)
Effective Gross Income	$575,572	$1,365,703	$3,196,194	$3,314,402	$3,305,840	$31.42	95.0%
Total Expenses	276,123	501,439	600,861	578,165	641,903	6.10	19.4
Net Operating Income	$299,449	$864,264	$2,595,333	$2,736,237	$2,663,937	$25.32	80.6%
Capital Expenditures	0	0	0	0	25,252	0.24	0.8
TI / LC	0	0	0	0	105,215	1.00	3.2
Net Cash Flow	$299,449	$864,264	$2,595,333	$2,736,237	$2,533,470	$24.08	76.6%
(1)	The increase from 2022 to 2023 to 2024 Net Operating Income is due to the borrower sponsor executing both the ALE USA and Tesla leases in 2022 and 2023.
(2)	TTM represents the trailing 12-month period ending November 30, 2025.
(3)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The 2000 Corporate Center Property is located in the city of Thousand Oaks in the southern portion of Ventura County, California. The 2000 Corporate Center Property is located in an industrial district 0.9 miles north of the 101 Freeway and 3.7 miles west of the 23 Freeway, specifically on the southwest corner of Corporate Center Drive and Rancho Conejo Boulevard. Access to the 101 Freeway is approximately 1.1 miles of driving distance from the 2000 Corporate Center Property. Furthermore, the closest local rail facility is Camarillo Station which is approximately 8.3 miles northwest from the 2000 Corporate Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
128

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 11 – 2000 Corporate Center

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius of the 2000 Corporate Center Property was 8,531, 56,269 and 127,118, respectively. According to the appraisal, the estimated 2025 median household income within the same radii was $120,901, $138,782 and $139,388, respectively.

According to the appraisal, the 2000 Corporate Center Property is situated in the Thousand Oaks industrial submarket. The Thousand Oaks industrial market contained approximately 6.75 million of industrial space with vacancy rate of 7.5% as of the trailing four quarters ended third quarter of 2025, respectively. Rents for flex properties in the Thousand Oaks submarket averaged $21.00 per square foot. Based on rental comparables, the appraisal concluded to a market rent of $22.80 per square foot triple net for the 2000 Corporate Center Property.

The following table presents recent leasing data at comparable properties to the 2000 Corporate Center Property:

Competitive Industrial Rental Summary(1)
Property Name	Year Built / Renovated	Size (SF)	% Office	Clear Height	Tenant	Tenant Size (SF)	Rent PSF	Reimb.	Lease Date	Lease Term (Yrs.)
2000 Corporate Center Thousand Oaks, CA	1986 / 2023	105,215(2)	26.0%	30'	ALE USA(2)	55,215(2)	$27.54(2)	Triple Net(2)	Nov-22(2)	10.5(2)
3120 West Empire Avenue Burbank, CA	2002 / NAP	31,535	18.0%	21'	Rivian LLC	28,650	$27.00	Triple Net	Mar-24	5.0
LongPoint Van Nuys Industrial Park Van Nuys, CA	2027 / NAP	53,865	11.0%	32'	Stratus Surfaces	53,865	$27.00	Triple Net	Apr-25	7.6
4301 Lost Hills Road Calabasas, CA	1990 / NAP	35,064	50.0%	25'	Laboratory Corporation	35,064	$24.96	Triple Net	Jun-24	3.0
San Fernando Business Center San Fernando, CA	1988 / NAP	146,718	NAV	21'	Pharmavite, LLC	146,718	$24.60	Triple Net	Apr-24	5.0
Glendale Gateway Center – Building E Los Angeles, CA	1966 / 1994	58,860	NAV	24'	Prime Now LLC	43,313	$23.28	Triple Net	Feb-25	3.0
7701 Haskell Avenue Van Nuys, CA	1997 / NAP	33,400	19.0%	24'	Rivian	33,400	$22.80	Triple Net	May-24	5.1
405 Science Drive Moorpark, CA	1985 / 2024	75,538	40.0%	30'	Taft Electric Company	75,538	$22.20	Triple Net	Nov-24	12.0
7100-7102 Tujunga Avenue North Hollywood, CA	1970 / NAP	112,325	7.6%	20'	ABC	78,826	$21.60	Triple Net	Mar-24	5.0
(1)	Source: Appraisal, unless otherwise stated.
(2)	Information is based on the underwritten rent roll dated December 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
129

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 12 – 1700 South Santa Fe
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,150,000	Title:	Fee
Cut-off Date Principal Balance:	$23,150,000	Property Type – Subtype:	Mixed Use – Office / Industrial
% of IPB:	2.7%	Net Rentable Area (SF):	182,005
Loan Purpose:	Refinance	Location:	Los Angeles, CA
Borrower:	1700 South Santa Fe Avenue LLC	Year Built / Renovated:	1923 / 2019
Borrower Sponsors:	Daryoush Dayan	Occupancy:	76.9%
Interest Rate:	6.55000%	Occupancy Date:	10/1/2025
Note Date:	10/31/2025	4th Most Recent NOI (As of):	$2,288,517 (12/31/2022)
Maturity Date:	11/6/2030	3rd Most Recent NOI (As of):	$2,496,574 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,756,717 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$2,845,742 (TTM 9/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	78.6%
Amortization Type:	Interest Only	UW Revenues:	$3,842,569
Call Protection:	L(27),D(26),O(7)	UW Expenses:	$904,492
Lockbox / Cash Management:	Springing	UW NOI:	$2,938,078
Additional Debt:	No	UW NCF:	$2,810,674
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$37,700,000 / $207
Additional Debt Type:	N/A	Appraisal Date:	9/29/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$127
Taxes(1):	$0	$58,000	N/A	Maturity Date Loan / SF:	$127
Insurance:	$44,616	$11,154	N/A	Cut-off Date LTV:	61.4%
Deferred Maintenance:	$16,330	$0	N/A	Maturity Date LTV:	61.4%
Replacement Reserve:	$0	$3,033	$109,203	UW NCF DSCR:	1.83x
Rollover Reserve:	$0	$7,584	$273,007	UW NOI Debt Yield:	12.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,150,000	99.8%	Loan Payoff	$22,188,353	95.6%
Borrower Sponsor Equity	50,000	0.2	Closing Costs(2)	950,701	4.1
			Upfront Reserves	60,946	0.3
Total Sources	$23,200,000	100.0%	Total Uses	$23,200,000	100.0%
(1)	The monthly deposit is $58,000 for the payment dates occurring in December 2025 and January, February and March 2026, and thereafter approximately $37,946 per month.
(2)	Closing Costs include a rate buydown of $173,625.

The Loan. The 1700 South Santa Fe mortgage loan (the “1700 South Santa Fe Mortgage Loan”) has an original principal balance and Cut-off Date balance of $23,150,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 182,005 square foot mixed use creative office and industrial property located in Los Angeles, California (the “1700 South Santa Fe Property”). The 1700 South Santa Fe Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest at a rate of 6.55000% per annum on an Actual/360 basis.

The Property. The 1700 South Santa Fe Property is a 182,005 square foot creative office / industrial property located in Los Angeles, California, approximately 3 miles south of downtown Los Angeles. The 1700 South Santa Fe Property consists of one four-story creative office building and single-story storage building originally constructed in 1923. The 1700 South Santa Fe Property is situated on an approximately 2.41-acre site with 98 surface parking spaces (approximately 0.5 spaces per 1,000 square feet). The borrower sponsor acquired the 1700 South Santa Fe Property in 2016 when it was primarily occupied by small fashion tenants. Since acquisition, the borrower sponsor has invested approximately $10.4 million ($57 per square foot) to convert the suites into creative offices that cater primarily to artists and designers. The conversion expenditures included suite upgrades and reconfigurations, interior/exterior improvements and painting, and adding

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 12 – 1700 South Santa Fe

restrooms to each suite. Following the conversion, the 1700 South Santa Fe Property is now primarily occupied by fashion designers, artists, art galleries and clothing companies.

The 1700 South Santa Fe Property contains 144,604 square feet of office space and 37,401 square feet of storage/static space. The borrower sponsor began leasing up the 1700 South Santa Fe Property in 2019 when it was fully vacant following the extensive renovations and as of October 1, 2025, the 1700 South Santa Fe Property was 76.9% leased by 22 tenants. Excluding storage/static space, the occupancy was 81.4%. Lease terms at the 1700 South Santa Fe Property typically range from 3-5 years and the borrower sponsor has historically not provided tenant improvement allowances due to the creative nature of the tenancy.

Major Tenants.

Susanne Vielmetter (32,100 square feet; 17.6% of net rentable area; 25.5% of underwritten base rent): The largest tenant, Susanne Vielmetter, is a prominent contemporary art gallery founded in 2000. The gallery showcases artists from diverse cultural backgrounds with a program that emphasizes international scope, gender parity and museum-level exhibitions. Susanne Vielmetter signed its initial lease in January 2019 for 12,925 square feet and has expanded its space multiple times. Susanne Vielmetter currently leases 24,302 square feet of creative office space and 7,798 square feet of storage space. In July 2023, Susanne Vielmetter extended its lease by five years to April 2029 and has no renewal or termination options.

Warren Lotas, LLC (18,324 square feet; 10.1% of net rentable area; 13.6% of underwritten base rent): The second largest tenant, Warren Lotas, LLC, is a Los Angeles based streetwear company founded in 2014 that primarily sells graphic tee shirts and hoodies. Warren Lotas, LLC has been a tenant at the 1700 South Santa Fe Property since July 2019 and has expanded multiple times. The tenant currently leases 13,854 square feet of creative office space and 4,470 square feet of storage space. Warren Lotas, LLC most recently extended its lease in August 2023 through its current expiration in August 2026 and has no renewal or termination options.

Kontainer Gallery d/b/a Nicodim Gallery (15,755 square feet; 8.7% of net rentable area; 13.3% of underwritten base rent): The third largest tenant, Kontainer Gallery d/b/a Nicodim Gallery (“Nicodim Gallery”), is a contemporary art gallery founded in 2006 in Los Angeles that features work from emerging artists from the United States, Africa, Asia, and Europe. Nicodim Gallery has been a tenant at the 1700 South Santa Fe Property since June 2019 and has expanded multiple times. The tenant currently leases 14,126 square feet of creative office space and 1,629 square feet of storage space. Nicodim Gallery most recently extended its lease in August 2024 through its current expiration in July 2029 and has no renewal or termination options.

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
67.3%	87.1%	82.3%	76.9%
(1)	Historical Occupancies represent the average occupancy over the course of each respective year.
(2)	Current Occupancy is as of October 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 12 – 1700 South Santa Fe

The following table presents certain information relating to the largest tenants based on net rentable area at the 1700 South Santa Fe Property:

Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Exp. Date
Susanne Vielmetter	NR/NR/NR	32,100	17.6%	$29.57	$949,311	25.5%	4/20/2029
Warren Lotas, LLC	NR/NR/NR	18,324	10.1%	$27.58	$505,405	13.6%	8/14/2026
Kontainer Gallery, Inc d/b/a Nicodim Gallery	NR/NR/NR	15,755	8.7%	$31.46	$495,586	13.3%	7/31/2029
Elwood Clothing	NR/NR/NR	9,471	5.2%	$22.36	$211,787	5.7%	3/31/2027
House of CB	NR/NR/NR	5,384	3.0%	$29.05	$156,384	4.2%	3/16/2028
NSF Clothing	NR/NR/NR	4,674	2.6%	$23.03	$107,627	2.9%	6/11/2027
Dairy Boy	NR/NR/NR	4,659	2.6%	$29.05	$135,325	3.6%	2/14/2026
Tolo Architecture	NR/NR/NR	4,383	2.4%	$21.01	$92,096	2.5%	10/31/2027
Revenge Official	NR/NR/NR	4,111	2.3%	$30.81	$126,680	3.4%	4/30/2027
SuperTexUs	NR/NR/NR	4,086	2.2%	$22.96	$93,816	2.5%	8/26/2027
Ten Largest Tenants		102,947	56.6%	$27.92	$2,874,017	77.3%
Remaining Occupied		36,975	20.3%	$22.84	$844,388	22.7%
Total Occupied		139,922	76.9%	$26.57	$3,718,405	100.0%
Vacant Space		42,083	23.1%
Collateral Total		182,005	100.0%

(1)	Based on the underwritten rent roll dated October 1, 2025.
(2)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include contractual rent steps totaling $87,723 through September 2026.

The following table presents certain information relating to tenant lease expirations at the 1700 South Santa Fe Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	42,083	23.1%	NAP	NA	P	42,083	23.1%	NAP	NAP
MTM & 2026	4	28,164	15.5	$755,813	20.3%		70,247	38.6%	$755,813	20.3%
2027	13	51,470	28.3	1,161,605	31.2		121,717	66.9%	$1,917,418	51.6%
2028	1	5,384	3.0	156,384	4.2		127,101	69.8%	$2,073,801	55.8%
2029	4	54,904	30.2	1,644,604	44.2		182,005	100.0%	$3,718,405	100.0%
2030	0	0	0.0	0	0.0		182,005	100.0%	$3,718,405	100.0%
2031	0	0	0.0	0	0.0		182,005	100.0%	$3,718,405	100.0%
2032	0	0	0.0	0	0.0		182,005	100.0%	$3,718,405	100.0%
2033	0	0	0.0	0	0.0		182,005	100.0%	$3,718,405	100.0%
2034	0	0	0.0	0	0.0		182,005	100.0%	$3,718,405	100.0%
2035	0	0	0.0	0	0.0		182,005	100.0%	$3,718,405	100.0%
2036 & Beyond	0	0	0.0	0	0.0		182,005	100.0%	$3,718,405	100.0%
Total / Wtd. Avg.	22	182,005	100.0%	$3,718,405	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2025.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps totaling $87,723 through September 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
132

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 12 – 1700 South Santa Fe

The following table presents certain information relating to operating history and underwritten cash flows at the 1700 South Santa Fe Property:

Cash Flow Analysis
	2022	2023	2024	TTM(1)	UW	UW PSF	%(2)
Base Rent	$2,830,236	$3,389,882	$3,733,293	$3,770,452	$3,630,682	$19.95	74.8%
Rent Steps(3)	0	0	0	0	87,723	0.48	1.8
Recovery Income	21,667	55	40,885	121,320	97,910	0.54	2.0
Vacancy Gross Up	0	0	0	0	1,036,650	5.70	21.4
Gross Potential Rent	$2,851,903	$3,389,937	$3,774,178	$3,891,772	$4,852,965	$26.66	100.0%
(Vacancy/Abatements)	0	0	0	0	(1,036,650)	(5.70)	(21.4)
Other Income(4)	3,503	21,099	13,808	26,524	26,254	0.14	0.5
Effective Gross Income	$2,855,406	$3,411,036	$3,787,986	$3,918,296	$3,842,569	$21.11	79.2%
Total Expenses	566,889	914,462	1,031,269	1,072,553	904,492	4.97	23.5
Net Operating Income	$2,288,517	$2,496,574	$2,756,717	$2,845,742	$2,938,078	$16.14	76.5%
Capital Expenditures	0	0	0	0	36,401	0.20	0.9
TI/LC	0	0	0	0	91,003	0.50	2.4
Net Cash Flow	$2,288,517	$2,496,574	$2,756,717	$2,845,742	$2,810,674	$15.44	73.1%
(1)	Represents the trailing 12-months ended September 30, 2025.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Represents contractual rent steps through September 2026.
(4)	Other Income includes parking income and miscellaneous fees.

Environmental. According to the Phase I environmental site assessment dated October 6, 2025, there was no evidence of any recognized environmental conditions at the 1700 South Santa Fe Property.

The Market. The 1700 South Santa Fe Property is located in Los Angeles, California, approximately 3 miles south of downtown Los Angeles. Primary freeway access is provided by Interstate 10 and Interstate 5 while rail access is provided by the Washington Street metro station (1.5 miles away). The 1700 South Santa Fe Property is located just south of Los Angeles’ Arts District, which is home to over 1.2 million square feet of creative office space and is home to companies such as Spotify, Warner Music Group, and Shein. Cultural and entertainment venues near the 1700 South Santa Fe Property include the Los Angeles Convention Center (2.7 miles), L.A. Live (2.4 miles), Crypto.com Arena (2.5 miles) and the Grammy Museum (2.4 miles).

According to the appraisal, the 2025 estimated population within a one-, three- and five-mile radius of the 1700 South Santa Fe Property was 8,620, 357,921 and 1,162,655, respectively. The 2025 estimated median household income within the same radii was $64,715, $61,234 and $62,278, respectively.

According to the appraisal, the 1700 South Santa Fe Property is situated in the Downtown Los Angeles office submarket, which contained approximately 70.8 million square feet of office space as of the second quarter of 2025. The Downtown Los Angeles office submarket reported a vacancy rate of 22.0%, with an average rental rate of $34.26 per square foot. The appraiser concluded to a market rent of $28.20 per square foot for office space, $18.60 per square foot for average storage space and $12.00 per square foot for the low-end storage space at the 1700 South Santa Fe Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
133

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 12 – 1700 South Santa Fe

The following table presents certain information relating to comparable office leases for the 1700 South Santa Fe Property:

Comparable Industrial Rental Summary(1)
Property Address/Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Name	Tenant Size (SF)	Annual Base Rent PSF	Lease Type	Lease Date	Lease Term (Years)
1700 South Santa Fe Los Angeles, CA	1923 / 2019	182,005	Susanne Vielmetter(2)	24,302(2)	$33.53(2)	MG(2)	Apr-24(2)	5.0(2)
Box Yard Los Angeles, CA	NAV	261,528	Confidential	22,381	$18.00	NNN(3)	Dec-24	5.0
1330 South Santa Fe Avenue Los Angeles, CA	NAV	19,105	Reported Lease Terms	6,942	$28.20	MG	Mar-22	3.0
ROW DTLA Los Angeles, CA	NAV	1,102,148	Percival and Associates	4,525	$41.40	NNN(3)	Jun-25	10.9
710 East Pico Boulevard Los Angeles, CA	NAV	26,710	Confidential	3,239	$26.00	MG	Feb-24	3.0
California Market Center Los Angeles, CA	NAV	1,879,468	ASX Group	41,197	$48.00	NNN(3)	Jul-24	10.0
(1)	Information obtained from the appraisal, unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated October 1, 2025. Storage space and the rent associated with such space were excluded from Tenant Size (SF) and Annual Base Rent PSF.
(3)	Confidential tenant, Percival and Associates and ASX Group are subject to NNN leases. The tenants’ Annual Base Rent PSF on a modified gross equivalent basis would be $24.00, $50.40 and $57.00 according to the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
134

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 13 – 2730 Wilshire
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,150,000	Title:	Fee
Cut-off Date Principal Balance:	$22,150,000	Property Type – Subtype:	Office – Medical
% of IPB:	2.7%	Net Rentable Area (SF):	60,517
Loan Purpose:	Refinance	Location:	Santa Monica, CA
Borrower:	Wilshire Capital Ventures, LLC	Year Built / Renovated:	1985 / 2024
Borrower Sponsor:	Albert Taban	Occupancy:	78.8%
Interest Rate:	6.40000%	Occupancy Date:	11/1/2025
Note Date:	12/30/2025	4th Most Recent NOI (As of):	$1,899,200 (12/31/2022)
Maturity Date:	1/6/2031	3rd Most Recent NOI (As of):	$1,893,763 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,753,354 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(1):	$2,174,940 (TTM 11/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	79.6%
Amortization Type:	Interest Only	UW Revenues:	$3,947,945
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$1,466,814
Lockbox / Cash Management:	Springing	UW NOI(1):	$2,481,131
Additional Debt:	No	UW NCF:	$2,408,510
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$40,500,000 / $669
Additional Debt Type:	N/A	Appraisal Date:	10/31/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$366
Taxes:	$211,329	$42,266	N/A	Maturity Date Loan / SF:	$366
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.7%
Replacement Reserve:	$0	$1,009	$36,310	Maturity Date LTV:	54.7%
Rollover Reserve:	$62,417	$5,043	$181,551	UW NCF DSCR:	1.68x
Rent Abatement Reserve:	$375,916	$0	N/A	UW NOI Debt Yield:	11.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,150,000	98.9%	Loan Payoff	$21,468,930	95.8%
Borrower Sponsor Equity	248,830	1.1	Upfront Reserves	649,662	2.9
			Closing Costs	280,237	1.3
Total Sources	$22,398,830	100.0%	Total Uses	$22,398,830	100.0%
(1)	The increase in Most Recent NOI to UW NOI is primarily due to increase in occupancy from newly executed leases.

The Loan. The 2730 Wilshire mortgage loan (the “2730 Wilshire Mortgage Loan”) has an original principal balance and Cut-off Date balance of $22,150,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 60,517 square foot medical office building located in Santa Monica, California (the “2730 Wilshire Property”). The 2730 Wilshire Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest at a rate of 6.40000% per annum on an Actual/360 basis.

The Property. The 2730 Wilshire Property is a 60,517 square foot medical office building located in Santa Monica, California, approximately 16 miles west of downtown Los Angeles. Situated on an approximately 0.86-acre site, the 2730 Wilshire Property consists of one, six-story building originally constructed in 1985 and most recently renovated in 2024. The borrower sponsor acquired the 2730 Wilshire Property in 2015 for approximately $35.0 million ($578 per square foot). Since acquiring the 2730 Wilshire Property, the borrower sponsor has invested approximately $2.8 million ($46 per square foot) in capital expenditures, tenant improvements and common area renovations to reposition the 2730 Wilshire Property from a traditional office to a medical office. The 2730 Wilshire Property features 205 total parking spaces (approximately 3.4 spaces per 1,000 square feet) in a surface valet lot and a two-level subterranean garage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
135

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 13 – 2730 Wilshire

The 2730 Wilshire Property had an average occupancy of 87.6% in the three years prior to losing its largest tenant (8,500 square feet) in 2023, which caused occupancy to drop to 65.1%. Occupancy at the 2730 Wilshire Property has since been leased back up to 78.8% and the borrower sponsor is in the process of dividing the 8,500 square foot vacant suite into three suites to attract speculative tenants, with completion expected in early 2026.

As of November 1, 2025, the 2730 Wilshire Property was 78.8% leased by 27 tenants. The 2730 Wilshire Property features a granular tenant mix with no tenant accounting for more than 6.7% of the net rentable area or 9.2% of underwritten rent, with lease terms typically ranging from five to 10 years. Since the beginning of 2024, 11 leases have been executed, including three renewals and eight new leases, totaling 16,727 square feet (27.6% of net rentable area).

Major Tenants.

Matrix Physical Therapy (4,050 square feet; 6.7% of net rentable area; 9.2% of underwritten base rent): The largest tenant, Matrix Physical Therapy, is a licensed outpatient rehabilitation provider offering individualized physical therapy and wellness services. Matrix Physical Therapy has been a tenant at the 2730 Wilshire Property since 2016 when it executed a 63-month lease for 2,357 square feet. In January 2022, the tenant extended its lease term to its current expiration in May 2027 and expanded its premises by an additional 1,693 square feet. Matrix Physical Therapy has no renewal or termination options.

Imagen Santa Monica Bay Dental Support Services, LLC (3,916 square feet; 6.5% of net rentable area; 8.6% of underwritten base rent): The second largest tenant, Imagen Santa Monica Bay Dental Support Services, LLC (“Imagen”), provides administrative and operational support to affiliated dental practices within the Santa Monica Bay area, with a focus on streamlining clinical operations, enhancing patient experiences and optimizing practice efficiency through centralized management services. Imagen has been a tenant at the 2730 Wilshire Property since 2013, with a current lease expiration in May 2028. Imagen has no renewal or termination options.

Joseph Lebovic M.D.(LSG Imaging) (3,016 square feet; 5.0% of net rentable area; 5.7% of underwritten base rent): The third largest tenant, Joseph Lebovic M.D. (LSG Imaging) (“LSG Imaging”) is a physician-led medical practice providing specialized clinical care and diagnostic services. LSG Imaging has been a tenant at the 2730 Wilshire Property since August 2015, when it executed a 90-month lease for 2,854 square feet. The most recent amendment, executed in February 2023, extended the lease term through September 2028 and expanded the premises to 3,016 square feet. LSG Imaging has one, five-year renewal option and no termination options.

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
84.8%	80.4%	71.6%	78.8%
(1)	Historical Occupancies represent the average occupancy over the course of each respective year.
(2)	Current Occupancy is as of November 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
136

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 13 – 2730 Wilshire

The following table presents certain information relating to the largest tenants based on net rentable area at the 2730 Wilshire Property:

Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Exp. Date
Matrix Physical Therapy	NR/NR/NR	4,050	6.7%	$75.24	$304,722	9.2%	5/31/2027
Imagen Santa Monica Bay Dental Support Services, LLC	NR/NR/NR	3,916	6.5%	$72.12	$282,422	8.6%	5/31/2028
Joseph Lebovic M.D.(LSG Imaging)	NR/NR/NR	3,016	5.0%	$62.29	$187,853	5.7%	9/30/2028
Eric A. Videgain, DDS dba Santa Monica Dentists	NR/NR/NR	2,986	4.9%	$69.56	$207,696	6.3%	3/31/2032
Rehab Specialists Inc	NR/NR/NR	2,521	4.2%	$72.26	$182,162	5.5%	6/30/2027
Pablo Pazmino MD Inc	NR/NR/NR	2,332	3.9%	$73.61	$171,654	5.2%	9/30/2026
Inspire Health Alliance, LLC dba Kure Management	NR/NR/NR	2,220	3.7%	$70.23	$155,914	4.7%	12/31/2027
Fogelson, Wexler, Levin & Taylor	NR/NR/NR	2,158	3.6%	$65.91	$142,237	4.3%	4/30/2028
Julian Chen DDS	NR/NR/NR	2,014	3.3%	$66.86	$134,646	4.1%	10/31/2032
Marisa Chang, M.D.	NR/NR/NR	1,937	3.2%	$66.84	$129,469	3.9%	2/28/2030
Ten Largest Tenants		27,150	44.9%	$69.94	$1,898,776	57.6%
Remaining Occupied		20,534	33.9%	$68.14	$1,399,229	42.4%
Total Occupied		47,684	78.8%	$69.16	$3,298,005	100.0%
Vacant Space		12,834	21.2%
Collateral Total		60,517	100.0%

(1)	Based on the underwritten rent roll dated November 1, 2025.
(2)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes contractual rent steps totaling $92,539 through January 2027.

The following table presents certain information relating to tenant lease expirations at the 2730 Wilshire Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	12,834	21.2%	NAP	NA	P	12,834	21.2%	NAP	NAP
MTM & 2026	4	3,560	5.9	$245,348	7.4%		16,393	27.1%	$245,348	7.4%
2027	3	8,791	14.5	642,798	19.5		25,184	41.6%	$888,146	26.9%
2028	6	12,259	20.3	829,323	25.1		37,443	61.9%	$1,717,469	52.1%
2029	3	4,058	6.7	279,688	8.5		41,501	68.6%	$1,997,157	60.6%
2030	2	3,832	6.3	259,879	7.9		45,333	74.9%	$2,257,037	68.4%
2031	1	1,912	3.2	128,257	3.9		47,245	78.1%	$2,385,294	72.3%
2032	3	6,277	10.4	430,148	13.0		53,522	88.4%	$2,815,442	85.4%
2033	1	1,594	2.6	109,734	3.3		55,116	91.1%	$2,925,176	88.7%
2034	1	1,032	1.7	69,598	2.1		56,148	92.8%	$2,994,774	90.8%
2035	3	4,369	7.2	303,231	9.2		60,517	100.0%	$3,298,005	100.0%
2036	0	0	0.0	0	0.0		60,517	100.0%	$3,298,005	100.0%
2037 & Beyond	0	0	0.0	0	0.0		60,517	100.0%	$3,298,005	100.0%
Total / Wtd. Avg.	27	60,517	100.0%	$3,298,005	100.0%
(1)	Based on the underwritten rent roll dated November 1, 2025.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps totaling $92,539 through January 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
137

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 13 – 2730 Wilshire

The following table presents certain information relating to operating history and underwritten cash flows at the 2730 Wilshire Property:

Cash Flow Analysis(1)
	2022	2023	2024	TTM(1)	UW	UW PSF	%(2)
Base Rent	$2,707,508	$2,618,143	$2,815,868	$2,975,839	$3,205,466	$52.97	74.4%
Rent Steps(3)	0	0	0	0	92,539	1.53	2.1
Recovery Income	$235,104	312,891	139,132	185,310	133,404	2.20	3.1
Vacancy Gross Up	$0	0	0	0	879,095	14.53	20.4
Gross Potential Rent	$2,942,611	$2,931,034	$2,955,000	$3,161,149	$4,310,503	$71.23	100.0%
(Vacancy/Abatements)	(164,813)	(71,453)	(195,997)	(82,871)	(879,095)	(14.53)	-20.4
Other Income(4)	404,612	410,576	432,842	516,536	516,536	8.54	12.0
Effective Gross Income	$3,182,410	$3,270,156	$3,191,845	$3,594,814	$3,947,945	$65.24	91.6%
Total Expenses	1,283,210	1,376,393	1,438,492	1,419,873	1,466,814	24.24	37.2
Net Operating Income(5)	$1,899,200	$1,893,763	$1,753,354	$2,174,940	$2,481,131	$41.00	62.8%
Capital Expenditures	0	0	$0	$0	12,103	0.20	0.3
TI/LC	0	0	$0	$0	60,517	1.00	1.5
Net Cash Flow	$1,899,200	$1,893,763	$1,753,354	$2,174,940	$2,408,510	$39.80	61.0%
(1)	TTM represents the trailing 12-months ended November 30, 2025.
(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Represents contractual rent steps through January 2027.
(4)	Other Income includes parking income and miscellaneous fees.
(5)	The increase in TTM NOI to UW NOI is primarily due to increase in occupancy from newly executed leases

Environmental. According to the Phase I environmental site assessment dated November 11, 2025, there was no evidence of any recognized environmental conditions at the 2730 Wilshire Property.

The Market. The 2730 Wilshire Property is located in Santa Monica, California, approximately 16 miles west of downtown Los Angeles. The 2730 Wilshire Property is situated on the corner of Harvard Street and Wilshire Boulevard, with primary access provided by Interstate 10 and rail access provided by the 26th Street / Bergamot metro station (1.0 mile away). The 2730 Wilshire Property is located 0.6 miles from Providence Saint John’s Health Center and 0.9 miles from UCLA Santa Monica Medical Center.

According to the appraisal, the 2025 estimated population within a one-, three- and five-mile radius of the 2730 Wilshire Property was 37,515, 254,377 and 469,738, respectively. The 2025 estimated median household income within the same radii was $191,501, $194,209 and $195,674, respectively.

According to the appraisal, the 2730 Wilshire Property is situated in the Santa Monica office submarket, which contained approximately 1.7 million square feet of office space as of the third quarter of 2025. The Santa Monica office submarket reported a vacancy rate of 16.3%, with an average rental rate of $69.41 per square foot. The appraiser concluded to a market rent of $67.83 per square foot at the 2730 Wilshire Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
138

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 13 – 2730 Wilshire

The following table presents certain information relating to comparable office leases for the 2730 Wilshire Property:

Comparable Office Rental Summary(1)
Property Address/Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Name	Tenant Size (SF)	Annual Base Rent PSF	Lease Type	Lease Date	Lease Term (Years)
2730 Wilshire Santa Monica, CA	1985 / 2024	60,517	Matrix Physical Therapy(2)	4,050(2)	$75.24(2)	FSG(2)	Jan-22(2)	5.4(2)
Santa Monica Medical Plaza Santa Monica, CA	1973 / NAP	88,000	UCLA	8,067	$74.40	FSG	Jan-24	5.0
Medical Centre of Santa Monica Santa Monica, CA	1965 / 1976	204,414	David M. Butler, M.D.	1,597	$67.80	FSG	Jul-24	7.0
2825 Santa Monica Santa Monica, CA	1984 / NAP	54,930	Medical	1,562	$74.40	FSG	Oct-25	10.0
2001 Wilshire Boulevard Santa Monica, CA	1980 / NAP	106,813	Dermatologist	2,492	$54.60	FSG	Aug-23	7.0
435 Bedford Beverly Hills, CA	1957 / 2008	58,884	Ali Goshan, M.D.	1,471	$90.00	FSG	Feb-25	10.3
Beverly Hills Medical Plaza Beverly Hills, CA	1989 / NAP	67,510	GH Imaging	2,116	$86.40	MG	Mar-25	10.6
(1)	Information obtained from the appraisal, unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated November 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
139

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 14 – Cleveland Dual Brand Hotels
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio(1):	Portfolio
Original Principal Balance:	$21,000,000	Title:	Fee
Cut-off Date Principal Balance:	$20,991,620	Property Type - Subtype:	Hospitality – Full Service / Extended Stay
% of Pool by IPB:	2.5%	Net Rentable Area (Rooms):	345
Loan Purpose:	Acquisition	Location:	Independence, OH
Borrower:	Rockside 77 Hospitality, LLC	Year Built / Renovated:	1974, 2020 / 2024
Borrower Sponsors:	Sanjay R. Patel, Kawaljit S. Goraya, Ashish H. Patel, Nikunj G. Patel, Maheshbhai A. Patel and Girishkumar J. Patel	Occupancy / ADR / RevPAR:	57.1% / $125.76 / $72.70
Interest Rate:	8.31000%	Occupancy / ADR / RevPAR Date:	10/31/2025
Note Date:	12/23/2025	4th Most Recent NOI (As of):	$3,110,225 (12/31/2022)
Maturity Date:	1/6/2031	3rd Most Recent NOI (As of)(2):	$3,155,557 (12/31/2023)
Interest-only Period:	None	2nd Most Recent NOI (As of)(2):	$3,765,490 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(2)(3):	$3,023,375 (TTM 10/31/2025)
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	57.1% / $125.76 / $71.86
Amortization Type:	Amortizing Balloon	UW Revenues:	$12,485,247
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$9,133,361
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$3,351,886
Additional Debt:	No	UW NCF:	$2,852,476
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$31,000,000 / $89,855
Additional Debt Type:	N/A	Appraisal Date:	10/17/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$60,845
Taxes:	$338,560	$48,366	N/A	Maturity Date Loan / Room:	$58,467
Insurance:	$3,009	$1,504	N/A	Cut-off Date LTV:	67.7%
FF&E Reserves(4):	$0	$41,617	N/A	Maturity Date LTV:	65.1%
Required Repairs:	$19,090	$0	N/A	UW NCF DSCR:	1.50x
PIP Reserve(5):	$2,884,050	Springing	N/A	UW NOI Debt Yield:	16.0%
Static Insurance:	$58,686	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,000,000	65.1%	Purchase Price	$28,000,000	86.8%
Borrower Sponsor Equity	11,253,924	34.9	Reserves	3,303,395	10.2
			Closing Costs	950,530	2.9
Total Sources	$32,253,924	100.0%	Total Uses	$32,253,924	100.0%
(1)	The Cleveland Dual Brand Hotels Property (as defined below) is composed of two adjoining properties consisting of 91 rooms under the Candlewood Suites brand (the “Cleveland Candlewood Suites”) and 254 rooms under the Holiday Inn brand (the “Cleveland Holiday Inn”).
(2)	2nd Most Recent NOI is higher than 3rd Most Recent NOI and Most Recent NOI as the Cleveland Dual Brand Hotels Property (as defined below) experienced outsized demand from events drawing travelers to the Cleveland area in 2024. The most notable demand increase was seen in April 2024 due to the total solar eclipse and the women’s NCAA Final Four. TTM RevPAR has since normalized since 2024.
(3)	UW NOI is higher than Most Recent NOI primarily due to UW insurance expense of $363,979 which is based on the actual insurance premium compared to Most Recent Insurance expense of $694,256 which was based on the sellers blanket policy which included properties in Florida.
(4)	On each payment date, the borrower will deposit into the FF&E reserve account an amount equal to 1/12th of the greater of (i) 4% of projected annual gross revenue and (ii) the amount required under the franchise agreement, which is initially $41,617. At no time will the FF&E reserve monthly deposit be less than $41,617.
(5)	On the closing date the borrower deposited $2,884,050 representing 100% of required PIP work at the Cleveland Holiday Inn. On the payment date in March 2027 and on each payment date thereafter, the borrower will deposit an amount approved by the lender for anticipated PIP expenses at the Cleveland Candlewood Suites which is expected to commence April 2028.

The Loan. The Cleveland Dual Brand Hotels mortgage loan (the “Cleveland Dual Brand Hotels Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $20,991,620 and is secured by a first lien mortgage on the borrower’s fee interest in a full service / extended stay hospitality property located in Independence, Ohio (the “Cleveland Dual Brand

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
140

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 14 – Cleveland Dual Brand Hotels

Hotels Property”). The Cleveland Dual Brand Hotels Mortgage Loan has a five-year term, amortizes on a 360-month schedule and accrues interest at a fixed rate of 8.31000% per annum on an Actual/360 basis.

The Property. The Cleveland Dual Brand Hotels Property is a five-story, 345-room full-service / extended stay hotel located in Independence, Ohio. The Cleveland Dual Brand Hotels Property is dual branded, with 91 rooms at the Cleveland Candlewood Suites and 254 rooms at the Cleveland Holiday Inn. The Cleveland Holiday Inn first opened in 1974, and the Cleveland Candlewood Suites later opened as an addition in 2020. The Cleveland Dual Brand Hotels Property is situated on 8.12 acres and offers 750 surface parking spaces.

The Cleveland Candlewood Suites is a five-story, 91-room extended-stay lodging facility comprised of 67 single king bed, 20 double queen bed, and 4 king corner suite guestrooms. Amenities at the Cleveland Candlewood Suites include a sundries shop, a business center, and a lending locker where guests can borrow cookware and games. The Cleveland Candlewood Suites and the Cleveland Holiday Inn share a bulk of amenities including guest laundry, an indoor pool and a fitness center. The next PIP for the Cleveland Candlewood Suites is due by April 2028, and is expected to cover soft goods upgrades at an estimated cost of $467,400 ($5,136 per key). A monthly PIP reserve will commence March 2027 that is approved by lender.

The Cleveland Candlewood Suites is subject to a 20-year franchise agreement with Holiday Hospitality Franchising, LLC that is scheduled to expire on December 23, 2045. The following table presents certain information relating to the performance of Cleveland Candlewood Suites:

Historical Occupancy, ADR, RevPAR(1)
	Cleveland Candlewood Suites(2)			Competitive Set(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	70.6%	$114.50	$77.85	62.7%	$119.13	$74.66	112.6%	96.1%	104.3%
2024	67.5%	$125.46	$84.70	61.8%	$125.19	$77.43	109.2%	100.2%	109.4%
TTM(4)	66.1%	$120.89	$79.87	67.9%	$115.61	$78.52	97.3%	104.6%	101.7%
(1)	Data obtained from a third-party hospitality research report, unless stated otherwise.
(2)	Based on operating statements provided by the borrower sponsor.
(3)	The Competitive Set includes Candlewood Suites Cleveland South – Independence, Courtyard Cleveland Independence, Residence Inn Cleveland Independence, Hampton by Hilton Inn & Suites Cleveland/Independence, Comfort Inn Independence, OH, Extended Stay America Premier Suites Cleveland – Independence and Home2 Suites by Hilton Cleveland Independence.
(4)	TTM is as of October 31, 2025.

The Cleveland Holiday Inn is a five-story, 254-room full-service lodging facility comprised of 119 single king suite, 65 double/double bed, 44 double queen, 18 single queen and 8 suite guestrooms. Amenities at the Cleveland Holiday Inn include a gift shop, a business center, a lounge and night club offering live entertainment Monday through Sunday, and a full-service restaurant offering breakfast and dinner. The Cleveland Holiday Inn has been undergoing a comprehensive renovation pursuant to a previous PIP, including improvements to approximately 140 guestrooms, bathrooms, the lobby, front desk areas, the business center as well as amenity upgrades. Since 2019, the seller has spent approximately $4.99 million ($19,685 per key) on upgrades to the Cleveland Holiday Inn, and an additional $2,884,050 PIP reserve was escrowed at closing for remaining renovation costs for the Cleveland Holiday Inn.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
141

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 14 – Cleveland Dual Brand Hotels

The Cleveland Holiday Inn is subject to a 20-year franchise agreement with Holiday Hospitality Franchising, LLC that is scheduled to expire December 23, 2045. The following table presents certain information relating to the performance of Cleveland Holiday Inn:

Historical Occupancy, ADR, RevPAR(1)
	Cleveland Holiday Inn(2)			Competitive Set(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	55.6%	$119.74	$62.77	57.8%	$122.83	$71.01	96.2%	97.5%	88.4%
2024	58.7%	$128.52	$75.47	56.5%	$128.95	$72.87	103.9%	99.7%	103.6%
TTM(4)	54.1%	$127.51	$70.10	56.7%	$115.66	$65.57	95.4%	110.2%	106.9%
(1)	Data obtained from a third-party hospitality research report, unless stated otherwise.
(2)	Based on operating statement provided by the borrower sponsor.
(3)	The Competitive Set includes Holiday Inn Cleveland – S Independence, Courtyard Cleveland Independence, Residence Inn Cleveland Independence, Ramada by Wyndham Cleveland Independence, Wyndham Independence, Embassy Suites by Hilton Cleveland Rockside and Extended Stay America Premier Suites Cleveland.
(4)	TTM is as of October 31, 2025.

Environmental. According to the Phase I environmental site assessment dated October 24, 2025, there was no evidence of any recognized environmental conditions at the Cleveland Dual Brand Hotels Property.

The Market. The Cleveland Dual Brand Hotels Property is located in Independence, Ohio within the Cleveland CBD/Independence hospitality submarket. The Cleveland Dual Brand Hotels Property is situated at the crossroads of I-77 and I-480, creating accessible regional connectivity, with downtown Cleveland an approximate 10-minute drive and Cleveland Hopkins International Airport an approximate 20-minute drive from the Cleveland Dual Brand Hotels Property. Independence has a strong corporate and professional services base, with top accounts including Cleveland Clinic, Cleveland Cliffs and General Motors corporation. The Cleveland Dual Brand Hotels Property offers 18,695 square feet of meeting space, making it an attractive lodging facility for traveling business professionals. According to the appraisal, Independence exhibits high demand for extended-stay accommodations from construction companies, relocating individuals and other sources, indicating that the Cleveland Dual Brand Hotels will continue to capitalize on this steady lodging demand.

According to the appraisal, the estimated 2024 population and average household income within a two-, five- and ten-mile radii of the Cleveland Dual Brand Hotels Property were 12,541, 204,488 and 817,883 and $110,278, $69,097 and $73,298, respectively.

The following table presents certain information relating to the primary hotel competition for the Cleveland Candlewood Suites.

Competitive Set(1)
		Estimated Segmentation					2024 Operating Statistics
Property	Year Opened	Number of Rooms	Commercial	Group	Leisure	Extended-Stay	Occupancy	ADR	RevPAR
Cleveland Candlewood Suites	2020	91	20%	5%	25%	50%	66.1%(2)	$120.89(2)	$79.87(2)
Comfort Inn Independence, OH	1990	89	40%	5%	50%	5%	60%-65%	$125-$130	$75-$80
Residence Inn Cleveland Independence	1995	118	25%	5%	25%	45%	55%-60%	$125-$130	$75-$80
Extended Stay America Premier Independence	1996	128	20%	5%	20%	55%	55%-60%	$110-$115	$65-$70
Hampton Inn & Suites Cleveland/Independence	1997	114	45%	8%	42%	5%	60%-65%	$130-$135	$80-$85
Courtyard Cleveland Independence	1998	154	41%	11%	45%	3%	55%-60%	$130-$135	$75-$80
Home2 Suites by Hilton Cleveland Independence	2016	105	9%	2%	18%	71%	70%-75%	$120-$125	$85-$90
(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2024 values.
(2)	Occupancy, ADR and RevPAR for Cleveland Dual Brand Hotels Property are based on the aggregate operating statement provided by the borrower sponsor as of October 31, 2025.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
142

Structural and Collateral Term Sheet	BBCMS 2026-5C40
No. 14 – Cleveland Dual Brand Hotels

The following table presents certain information relating to the primary hotel competition for the Cleveland Holiday Inn.

Competitive Set(1)
		Estimated Segmentation					2024 Operating Statistics
Property	Year Opened	Number of Rooms	Commercial	Group	Leisure	Extended-Stay	Occupancy	ADR	RevPAR
Cleveland Holiday Inn	1974	254	35%	30%	32%	3%	54.1%(2)	$127.51(2)	$70.10(2)
Wyndham Independence	1980	192	32%	28%	36%	4%	65%-70%	$125-$130	$85-$90
Ramada Cleveland Independence	1974	178	32%	28%	36%	4%	40%-45%	$125-$130	$50-$55
Courtyard Cleveland Independence	1998	154	42%	10%	45%	3%	50%-55%	$140-$145	$70-$75
Embassy Suites by Hilton Cleveland Rockside	2001	271	35%	32%	30%	3%	60%-65%	$150-$155	$95-$100
SpringHill Suites Cleveland Independence	2016	121	42%	15%	40%	3%	60%-65%	$150-$155	$95-$100
(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2024 values.
(2)	Occupancy, ADR and RevPAR for Cleveland Dual Brand Hotels Property are based on the aggregate operating statement provided by the borrower sponsor as of October 31, 2025.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Cleveland Dual Brand Hotels Property:

Operating History and Underwritten Net Cash Flow
	2023(1)	2024(1)	TTM(1)(2)(3)	Underwritten(3)	Per Room(4)	% of Total Revenue(5)
Room Revenue	$8,761,025	$9,726,161	$9,049,217	$9,049,217	$26,230	72.5%
Food and Beverage Revenue	3,450,283	3,847,048	3,374,973	3,374,973	9,783	27.0
Miscellaneous Income	75,852	63,071	61,057	61,057	177	0.5
Total Revenue	$12,287,160	$13,636,280	$12,485,247	$12,485,247	$36,189	100.0%
Room Expense	1,880,182	2,015,928	1,882,034	1,882,034	5,455	20.8
Food and Beverage Expense	2,160,396	2,233,285	2,097,209	2,097,209	6,079	62.1
Miscellaneous Expenses	40,331	33,325	28,841	28,841	83.596087	47.2
Total Departmental Expenses	$4,080,908	$4,282,538	$4,008,084	$4,008,084	$11,618	32.1%
Gross Operating Profit	$8,206,252	$9,353,742	$8,477,163	$8,477,163	$24,571	67.9%
Management Fees	368,615	409,088	374,557	374,557	1,086	3.0
Real Estate Taxes	545,389	591,888	591,888	580,388	1,682	4.6
Property Insurance	687,191	683,825	694,256	363,979	1,055	2.9
Other Expenses	3,449,500	3,903,452	3,793,088	3,806,353	11,033	30.5
Total Other Expenses	$5,050,695	$5,588,252	$5,453,788	$5,125,277	$14,856	41.1%
Net Operating Income	$3,155,557	$3,765,490	$3,023,375	$3,351,886	$9,716	26.8%
FF&E	491,486.41	545,451.21	499,409.83	499,410.00	1,448	4.0
Net Cash Flow	$2,664,070	$3,220,039	$2,523,965	$2,852,476	$8,268	22.8%
(1)	Net Operating Incomes is higher than 2023 and TTM as the Cleveland Dual Brand Hotels experienced outsized demand from events drawing travelers to the Cleveland area in 2024. The most notable demand increase was seen in April 2024 due to the total solar eclipse and the women’s NCAA Final Four. TTM RevPAR has normalized since 2024.
(2)	TTM is as of October 31, 2025.
(3)	Underwritten Net Operating Income is higher than TTM Net Operating Income primarily due to underwritten insurance expense of $363,979 which is based on the actual insurance premium compared to TTM Insurance expense of $694,256 which was based on the sellers blanket policy which included properties in Florida.
(4)	Per Room values are based on 345 rooms.
(5)	% of Total Revenue for Room Expense, Food & Beverage Expense and Miscellaneous Expenses are based on their corresponding revenue line item. All other line items are based on Total Revenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
143

Collateral Term Sheet	BBCMS 2026-5C40
No. 15 – Amazon LAX
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$20,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$20,000,000	Property Type – Subtype:	Industrial - Warehouse/Distribution
% of IPB:	2.4%	Net Rentable Area (SF):	703,728
Loan Purpose:	Acquisition	Location:	Los Angeles, CA
Borrower:	NHNR Hold Co 26, LLC	Year Built / Renovated:	2025 / NAP
Borrower Sponsor:	NH Net REIT Operating Partnership LP	Occupancy:	100.0%
Interest Rate:	5.50900%	Occupancy Date:	11/7/2025
Note Date:	11/7/2025	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	12/6/2030	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	NAV
Original Term:	60 months	Most Recent NOI (As of)(3):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only	UW Revenues:	$15,128,260
Call Protection(2):	L(26),D(27),O(7)	UW Expenses:	$3,025,652
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$12,102,608
Additional Debt(1):	Yes	UW NCF:	$12,020,354
Additional Debt Balance(1):	$96,266,961	Appraised Value / Per SF:	$216,200,000 / $307
Additional Debt Type(1):	Pari Passu	Appraisal Date:	9/10/2025

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$165
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$165
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	53.8%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	53.8%
TI / LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.85x
				UW NOI Debt Yield:	10.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$116,266,961	54.4%	Purchase Price	$211,394,474	98.9%
Principal Cash Contribution	97,461,447	45.6	Closing Costs	2,333,934	1.1
Total Sources	$213,728,408	100.0%	Total Uses	$213,728,408	100.0%
(1)	The Amazon LAX Mortgage Loan (as defined below) is part of the Amazon LAX Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate original principal balance of $116,266,961. The Financial Information in the chart above is based on the Amazon LAX Whole Loan. See “—The Loan” below.
(2)	The defeasance lockout period will be at least 26 payment dates beginning with and including the first payment date on January 6, 2026. Defeasance of the Amazon LAX Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) November 7, 2028. The assumed lockout period of 26 payments is based on the closing date of the BBCMS 2026-5C40 securitization trust in February 2026. The actual lockout period may be longer.
(3)	Historical financial information is not presented as the Amazon LAX Property (as defined below) was built in 2025.

The Loan. The Amazon LAX mortgage loan (the “Amazon LAX Mortgage Loan”) is part of a whole loan (the “Amazon LAX Whole Loan”) evidenced by four pari passu promissory notes that are secured by the borrower’s fee interest in a 19.4-acre, 845,088 land square foot industrial facility in Los Angeles, California (the “Amazon LAX Property”). The scheduled maturity date of the Amazon LAX Whole Loan is December 6, 2030.

The Amazon LAX Mortgage Loan, which is evidenced by the non-controlling note A-2, has an outstanding principal balance as of the Cut-off Date of $20,000,000. The Amazon LAX Whole Loan was originated by Goldman Sachs Bank USA (“GSBI”) on November 7, 2025 and has an aggregate outstanding principal balance as of the Cut-off Date of $116,266,961. The Amazon LAX Whole Loan has a 5-year interest-only term and accrues interest at the rate of 5.50900% per annum on an Actual/360 basis. The proceeds of the Amazon LAX Whole Loan, along with sponsor equity, were used by the borrower to acquire the Amazon LAX Property and pay closing costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
144

Collateral Term Sheet	BBCMS 2026-5C40
No. 15 – Amazon LAX

The Amazon LAX Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2025-V19 securitization trust. The relationship between the holders of the Amazon LAX Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$58,500,000	$58,500,000	Benchmark 2025-V19	Yes
A-2	20,000,000	20,000,000	BBCMS 2026-5C40	No
A-3(1)	31,500,000	31,500,000	GSBI	No
A-4(1)	6,266,961	6,266,961	GSBI	No
Whole Loan	$116,266,961	$116,266,961
(1)	Expected to be contributed to one or more future securitization trusts.

The Property. The Amazon LAX Property is a 19.4-acre, 845,088 land square feet, built-to-suit facility completed in 2025 for Amazon, and consists of two distinct parcels: one with a 141,360 SF Amazon distribution facility and a 562,368 SF industrial outdoor storage (“IOS”) parking site. The distribution facility has 24 foot clear heights, 11 dock doors, a rear-docked facility, and rooftop employee parking. The rooftop parking totals 218 spaces comprised of 192 standard, three handicap, and 23 electric spaces. The facility serves as Amazon’s only last-mile distribution facility in West Los Angeles, a region with a 2024 5-mile population of 630,164. The IOS site is a 562,368 SF excess parking area designated for Amazon delivery vans. The IOS site has 1,003 total parking spaces comprised of 966 standard, three handicap, 23 electric-vehicle, and 11 truck spaces. Combined with the rooftop parking, the Amazon LAX Property has 1,221 parking spaces.

The following information presents certain information relating to the historical and current occupancy of the Amazon LAX Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
NAV	NAV	NAV	100.0%
(1)	Historical occupancy is not presented as the Amazon LAX Property was built in 2025.
(2)	Current Occupancy is as of November 7, 2025.

Appraisal. According to the appraisal, the Amazon LAX Property had an “as-is” appraised value of $216,200,000 as of September 10, 2025.

Appraisal Valuation Summary(1)
Property Name	Appraised Value	Capitalization Rate
Amazon LAX	$216,200,000	5.25%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report dated August 22, 2025, there were recognized environmental conditions at the Amazon LAX Property related to historical uses for manufacturing and commercial / industrial purposes and historical recognized environmental conditions at the Amazon LAX Property related to former underground storage tanks. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Sole Tenant. The sole tenant at the Amazon LAX Property is Amazon.com Services LLC (the “Tenant”). The Tenant’s lease is guaranteed by Amazon.com, Inc. (“Amazon”). The Tenant lease has an initial lease expiration date of May 2039 (which results in a remaining term of 13.3 years) with two 7-year extension options through May 2053 for a potentially fully extended term of 27.3 years. The current in-place rent is $16.63 PSF and includes annual rent bumps at 2.5%. The rent will reset at extension based on the fair market value (exclusive of the power upgrade). The lease has no termination options for the Tenant, except in connection with certain casualty or condemnation events.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
145

Collateral Term Sheet	BBCMS 2026-5C40
No. 15 – Amazon LAX

The following table presents certain information relating to the sole tenant at the Amazon LAX Property:

Major Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Amazon.com Services LLC	NR/AA/AA-	703,728	100.0%	$16.63	$11,702,704	100.0%	5/31/2039
Occupied Total Collateral		703,728	100.0%	$16.63	$11,702,704	100.0%
Vacant Space (Owned)		0	0.0%
Totals/ Wtd. Avg. All Owned Tenants		703,728	100.0%
(1)	Based on the underwritten rent roll dated November 7, 2025, inclusive of contractual rent steps through June 1, 2026.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Amazon LAX Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2026 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2030	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2031	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2032	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2033	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2034	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2035	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2036	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2037 & Beyond	1	703,728	100.0%	$11,702,704	100.0%	703,728	100.0%	$11,702,704	100.0%
Total	1	703,728	100.0%	$11,702,704	100.0%
(1)	Based on the underwritten rent roll dated November 7, 2025, inclusive of contractual rent steps through June 1, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
146

Collateral Term Sheet	BBCMS 2026-5C40
No. 15 – Amazon LAX

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at Amazon LAX Property:

Underwritten Net Cash Flow(1)
	Underwritten	PSF	%(2)
Base Rent	$11,702,704	$16.63	77.4%
Contractual Rent Steps	399,904	$0.57	2.6%
Gross Potential Rent	$12,102,608	$17.20	80.0%
Total Reimbursements	3,025,652	$4.30	20.0%
Potential Gross Revenue	$15,128,260	$21.50	100.0%
(Vacancy & Credit Loss)	0	$0.00	0.0%
Effective Gross Income	$15,128,260	$21.50	100.0%

Real Estate Taxes	$0	$0.00	0.0%
Insurance	0	$0.00	0.0%
Management Fee	302,565	$0.43	2.0%
Utilities	0	$0.00	0.0%
Other Operating Expenses	2,723,087	$3.87	18.0%
Total Expenses	$3,025,652	$4.30	20.0%

Net Operating Income	$12,102,608	$17.20	80.0%
Replacement Reserves	82,254	$0.12	0.5%
TI/LC	0	$0.00	0.0%
Net Cash Flow	$12,020,354	$17.08	79.5%
(1)	Based on the underwritten rent roll as of November 7, 2025, inclusive of contractual rent steps through June 1, 2026.
(2)	% column represents percentage of Potential Gross Revenue for all revenue lines and represents percentage of Effective Gross Revenue for the remaining fields.

The Market. The Amazon LAX Property is located in the Westside warehouse submarket of Los Angeles, California. The Amazon LAX Property benefits from its central infill location within the Los Angeles industrial landscape, benefiting from logistical advantages due to its direct adjacency to Los Angeles International Airport (LAX) and convenient access to major thoroughfares (Interstates 110, 105, 710, and 5).

According to the appraisal, as of the second quarter of 2025, the Westside warehouse submarket had inventory of 25,910,809 square feet, a vacancy rate of 8.3%, average asking rent of $34.02 per square foot, and negative net absorption as of the second quarter of 2025 of 247,898 square feet.

The following table presents information relating to comparable industrial leases for the Amazon LAX Property:

Comparable Industrial & Office Leases(1)
Property Name/Location	Distance from Subject	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Rent PSF
Amazon LAX(2) Los Angeles, CA	-	2025 / NAP	703,728	Amazon.com Services LLC	703,728	Jun-24	15.0	$16.63
Bridge Point Vernon III Vernon, CA	8.8 mi	2024 / NAP	185,089	Reformation USA	185,089	Sep-24	5.3	$27.60
Torrance Industrial Exchange Torrance, CA	6.6 mi	2023 / NAP	108,320	SHMA	108,320	Aug-24	7.0	$27.00
Bridge Industrial Development Torrance, CA	10.0 mi	2023 / NAP	174,211	K2 Space Corporation	174,211	Jun-24	5.0	$28.20
Confidential Redondo Beach, CA	4.0 mi	1962 / NAP	51,340	LA Slots	51,340	Apr-24	2.0	$24.60
2501 W. Rosecrans Avenue Los Angeles, CA	4.6 mi	1987 / 2012	300,217	Forward Air	300,217	Apr-24	7.0	$22.20

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated November 7, 2025. Annual Rent (PSF) includes rent steps through June 1, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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